   As filed with the Securities and Exchange Commission on July ____, 1997.

                                                   Registration No. 33-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                                  ABC BANCORP
              (Exact name of registrant as specified in charter)
   Georgia                         6022                         58-1456434
(State or other             (Primary Standard            (I.R.S. Employer I.D.
jurisdiction of                 Industrial                        No.)
incorporation or          Classification Code Number)
 registration)

                            310 First Street, S.E.
                           Moultrie, Georgia  31768
                                (912) 890-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                        Kenneth J. Hunnicutt, President
                            310 First Street, S.E.
                           Moultrie, Georgia  31768
                                (912) 890-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                   Copy to:

    Steven E. Fox, Esq.                          John T. McGoldrick, Jr., Esq.
    Rogers & Hardin LLP                          Martin, Snow, Grant & Napier
 229 Peachtree Street, N.E.                              240 Third Street
  2700 International Tower                        Macon, Georgia  31202-1606
  Atlanta, Georgia  30303                                 (912) 743-7051
       (404) 522-4700

                              -------------------

          Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein and after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=================================================================================
                                           Proposed       Proposed
                                           Maximum         Maximum
Title of Each Class of                     Offering       Aggregate  Amount of
 Securities to be          Amount to be   Price Per       Offering   Registration
 Registered(1)             Registered(2)     Unit         Price(3)      Fee(3)
---------------------------------------------------------------------------------
Common Stock $1.00 par          506,809     Not          $5,485,507     $1,662.28
 Value                                      Applicable
=================================================================================

(1) This Registration Statement relates to the shares of Common Stock of the Registrant to be issued to holders of shares of common stock of Irwin Bankcorp, Inc. ("Irwin") in connection with the Merger (as described herein).
(2) Represents the maximum number of shares of the Registrant's Common Stock issuable upon consummation of the Merger.
(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is based on the book value of Irwin's common stock as of March 31, 1997. At such date and assuming the exercise of all then-outstanding options to acquire Irwin common stock, there were 29,982 shares of Irwin common stock issued and outstanding having an aggregate book value of $5,485,507.

                         ----------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             IRWIN BANKCORP, INC.
                              IRWIN & 2ND STREET
                          OCILLA, GEORGIA 31774-0165

                                                                  July 31, 1997

To the Shareholders of Irwin Bankcorp, Inc.:

  You are cordially invited to attend a Special Meeting of Shareholders of Irwin Bankcorp, Inc. ("Irwin") to be held at the main office lobby of The Bank of Ocilla, Georgia, Irwin & 2nd Street, Ocilla, Georgia on August 29, 1997 at 10:00 a.m. (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger dated as of May 15, 1997, between ABC Bancorp ("ABC") and Irwin (the "Merger Agreement"), which provides for the merger (the "Merger") of Irwin with and into ABC. A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

  Upon consummation of the Merger (the "Effective Time"), each share (other than treasury shares) of the common stock of Irwin outstanding immediately prior thereto (the "Irwin Shares") will be converted into the right to receive that number of whole shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") equal to (i) 500,000, divided by (ii) the aggregate number of then-outstanding Irwin Shares (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment (i) in the event of certain changes in the number of outstanding shares of ABC Common Stock or (ii) upon the exercise, prior to the Effective Time, of certain options to purchase Irwin Shares. Cash will be paid in lieu of issuing fractional shares of ABC Common Stock.

  Each shareholder who does not dissent from the Merger will receive the number of shares of ABC Common Stock equal to the Exchange Ratio multiplied by the aggregate number of Irwin Shares owned by such shareholder as of the Effective Time, plus cash in lieu of a fractional share. Assuming that both Irwin and ABC have the same number of shares of capital stock outstanding at the Effective Time as they do currently, each Irwin Share would be converted at such time into the right to receive 17.105713 shares of ABC Common Stock, plus cash in lieu of a fractional share. (If all currently outstanding options to purchase Irwin Shares are exercised prior to the Effective Time and if there are no other changes to the outstanding capital stock of Irwin and ABC between the date of this Proxy Statement/Prospectus and the Effective Time, then each Irwin Share would be converted at the Effective Time into the right to receive 16.903776 shares of ABC Common Stock, plus cash in lieu of a fractional share.)

  Also accompanying this letter are a Notice of Special Meeting and form of Proxy for voting your Irwin Shares. Please sign, date and return to Irwin as soon as possible the form of Proxy in the enclosed self-addressed, stamped envelope. Before executing and returning the Proxy, you should carefully read the accompanying Proxy Statement/Prospectus. It is important that your Irwin Shares be voted whether or not you attend the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

  Irwin's Board of Directors has fixed the close of business on July 24, 1997 as the record date for the Special Meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Approval of the Merger requires the affirmative vote of holders of two-thirds of the outstanding Irwin Shares entitled to vote at the Special Meeting. Holders of 16,997 Irwin Shares, representing approximately 58% of the shares currently entitled to vote, have granted to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger.

  The Board of Directors of Irwin believes that the proposed Merger, on the terms and conditions set forth in the accompanying Proxy Statement/Prospectus, is in the best interests of Irwin and its shareholders and, therefore, unanimously recommends that you vote in favor of the Merger and the Merger Agreement.

  We look forward to your attendance at the Special Meeting.

  If you have any questions, please feel free to contact the undersigned at
(912) 468-9411.

                                      Very truly yours,

                                      C. LARRY YOUNG
                                      Vice President

                             IRWIN BANKCORP, INC.
                              IRWIN & 2ND STREET
                          OCILLA, GEORGIA 31774-0165
                           TELEPHONE: (912) 468-9411

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 29, 1997

To The Shareholders of Irwin Bankcorp, Inc.:

  Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Irwin Bankcorp, Inc., Ocilla, Georgia ("Irwin"), will be held at the main office lobby of The Bank of Ocilla, Georgia, Irwin & 2nd Street, Ocilla, Georgia on August 29, 1997, at 10:00 a.m. local time, for the following purposes:

  1. To consider and vote upon the Agreement and Plan of Merger, dated as of May 15, 1997, between ABC Bancorp ("ABC") and Irwin in the form set forth in Appendix A to the accompanying Proxy Statement/Prospectus (the "Merger Agreement"), and the transactions contemplated thereby, including the merger of Irwin with and into ABC (the "Merger").

  2. To transact such other business as may properly come before the Special Meeting.

  Notice is also given that Irwin's shareholders have the right to dissent and demand an appraisal of the value of their shares in the event that the Merger is approved and consummated. The rights of any dissenting shareholder to receive the value of his or her shares through statutory appraisal process is contingent upon strict compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B to the accompanying Proxy Statement/Prospectus.

  Irwin's Board of Directors has fixed the close of business on July 24, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

  IRWIN'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          RUBY NELL COURSON
                                          Secretary

July 31, 1997

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY AND, IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

    PROSPECTUS OF ABC                             PROXY STATEMENT OF IRWIN
         BANCORP                                       BANKCORP, INC.

                             IRWIN BANKCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                                AUGUST 29, 1997

  This Proxy Statement/Prospectus is being furnished to shareholders of record at July 24, 1997 of Irwin Bankcorp, Inc. ("Irwin") in connection with the solicitation of proxies by Irwin for use at the Special Meeting of Shareholders of Irwin to be held at the main office lobby of The Bank of Ocilla, Georgia, Irwin & 2nd Street, Ocilla, Georgia on August 29, 1997, at 10:00 a.m. local time, and at any postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement/Prospectus and the form of proxy are being first mailed on or about July 31, 1997.

  At the Special Meeting, Irwin's shareholders will be asked to approve the Agreement and Plan of Merger, dated as of May 15, 1997 (the "Merger Agreement"), between Irwin and ABC Bancorp ("ABC"), and the transactions contemplated thereby, including the merger of Irwin with and into ABC (the "Merger" or the "Merger Proposal"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

  Upon consummation of the Merger (the "Effective Time"), each share (other than treasury shares) of common stock of Irwin outstanding immediately prior thereto (the "Irwin Shares") will be converted into the right to receive that number of whole shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") equal to (i) 500,000, divided by (ii) the aggregate number of then-outstanding Irwin Shares (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment (i) in the event of certain changes in the number of outstanding shares of ABC Common Stock or (ii) upon the exercise, prior to the Effective Time, of certain options to purchase Irwin Shares. Cash will be paid in lieu of issuing fractional shares of ABC Common Stock.

  Each Irwin shareholder who does not dissent from the Merger will receive the number of shares of ABC Common Stock equal to the Exchange Ratio multiplied by the aggregate number of Irwin Shares owned by such shareholder as of the Effective Time, plus cash in lieu of a fractional share. Assuming that both Irwin and ABC have the same number of shares of capital stock outstanding at the Effective Time as they do currently, each Irwin Share would be converted at such time into the right to receive 17.105713 shares of ABC Common Stock, plus cash in lieu of a fractional share. (If all currently outstanding options to purchase Irwin Shares are exercised prior to the Effective Time and if there are no other changes to the outstanding capital stock of Irwin and ABC between the date of this Proxy Statement/Prospectus and the Effective Time, then each Irwin Share would be converted at the Effective Time into the right to receive 16.903776 shares of ABC Common Stock, plus cash in lieu of a fractional share.)

  Approval of the Merger requires the affirmative vote of the holders of two-thirds of the outstanding Irwin Shares entitled to vote at the Special Meeting. Holders of 16,997 Irwin Shares, representing approximately 58% of the shares currently entitled to vote, have granted to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger. Any shareholder of Irwin has the right to dissent and demand an appraisal of the value of his or her shares in the event that the Merger is approved and consummated. The rights of any dissenting shareholder to receive the value of his or her shares through statutory appraisal process is contingent upon strict compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached to this Proxy Statement/Prospectus as Appendix B. A vote against the Merger will not, in and of itself, satisfy the requirements of Article 13. See "PROPOSED MERGER-- Rights of Dissenting Shareholders."

  This Proxy Statement/Prospectus constitutes the Proxy Statement of Irwin and the Prospectus of ABC covering the shares of ABC Common Stock to be issued pursuant to the Merger Proposal. This Proxy Statement/Prospectus does not cover any resales of ABC Common Stock to be received by the shareholders of Irwin upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

  The outstanding shares of ABC Common Stock are, and the shares offered hereby will be, approved for quotation on the Nasdaq National Market. The closing sale price of ABC Common Stock, as reported on the Nasdaq National Market on July 25, 1997, was $17.00 per share. If all currently outstanding options to purchase Irwin Shares are exercised prior to the Effective Time and if there are no other changes to the outstanding capital stock of Irwin and ABC between the date of this Proxy Statement/Prospectus and the Effective Time, then, based on the closing sale price of ABC Common Stock as reported on the Nasdaq National Market on July 25, 1997, the aggregate value of the ABC Common Stock to be received in the Merger by the Irwin shareholders would be $8,615,753.

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is July 31, 1997.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................  vi
DOCUMENTS INCORPORATED BY REFERENCE........................................  vi
SUMMARY....................................................................   1
  The Parties..............................................................   1
  The Special Meeting......................................................   1
  Financial Terms of the Merger............................................   2
  Reasons for the Proposed Merger..........................................   2
  Interests of Certain Persons in the Merger...............................   3
  Recommendation of the Board of Directors of Irwin........................   3
  Dissenters' Rights.......................................................   3
  Certain Federal Income Tax Consequences..................................   3
  Conditions; Amendments; Termination......................................   3
  Comparative Shareholders' Rights.........................................   4
  Comparison of Certain Unaudited Per Share Data...........................   4
  Selected Consolidated Financial Data.....................................   5
  Summary of Pro Forma Financial Data......................................   8
MARKET VALUE OF SECURITIES AND DIVIDENDS...................................   8
SPECIAL MEETING INFORMATION................................................  10
  Purpose of Special Meeting...............................................  10
  Date, Time and Place.....................................................  10
  Record Date..............................................................  10
  Vote Required............................................................  10
  Proxies..................................................................  11
PROPOSED MERGER............................................................  11
  Background of the Merger.................................................  11
  Reasons for the Merger...................................................  12
  Recommendation of Irwin's Board of Directors.............................  13
  Description of the Merger................................................  13
  Consideration for Shares.................................................  13
  Payment of Cash in Lieu of Fractional Shares.............................  13
  Surrender of Certificates................................................  14
  Effective Time of the Merger.............................................  14
  Interests of Certain Persons in the Merger...............................  15
  Rights of Dissenting Shareholders........................................  15
  Certain Federal Income Tax Consequences of the Merger....................  16
  Regulatory Approvals.....................................................  17
  Issuance of Additional Shares............................................  18
  Business Pending the Merger..............................................  18
  Other Provisions of the Merger Agreement.................................  18
  Operations of The Bank of Ocilla After the Merger........................  19
  Accounting Treatment.....................................................  19
  Resale of ABC Common Stock...............................................  19
DESCRIPTION OF ABC BANCORP.................................................  20

                                                                          PAGE
                                                                          ----
ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  20
  General................................................................  20
  Results of Operations for Years Ended December 31, 1996, 1995 and
   1994..................................................................  21
  Results of Operations for Three Months Ended March 31, 1997 and 1996...  22
  Average Balances and Net Income Analysis...............................  24
  Selected Quarterly Financial Data......................................  25
  Rate and Volume Analysis...............................................  25
  Noninterest Income.....................................................  25
  Noninterest Expense....................................................  26
  Asset/Liability Management.............................................  26
  Maturities and Sensitivity of Loans to Changes in Interest Rates.......  28
  Loan Portfolio.........................................................  29
  Nonperforming Loans....................................................  30
  Summary of Loan Loss Experience........................................  30
  Allocation of Allowance for Loan Losses................................  31
  Investment Portfolio...................................................  31
  Types of Investments...................................................  32
  Deposits...............................................................  33
  Return on Assets and Shareholders' Equity..............................  33
  Liquidity and Capital Resources........................................  33
  Commitments and Lines of Credit........................................  34
  Impact of Inflation....................................................  35
DESCRIPTION OF ABC COMMON STOCK..........................................  35
  General................................................................  35
  Common Stock...........................................................  35
  Preferred Stock........................................................  36
  Limitations on Directors' Liability....................................  36
  Transfer Agent.........................................................  36
CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC........................  37
  General................................................................  37
  Payment of Dividends and Other Restrictions............................  37
  Capital Adequacy.......................................................  38
  Support of Subsidiary Banks............................................  39
  FDIC Insurance Assessments.............................................  39
  Recent Legislative and Regulatory Action...............................  40
  Monetary Policy........................................................  41
  Future Requirements....................................................  41
COMPARATIVE RIGHTS OF SHAREHOLDERS.......................................  42
  Liquidity and Marketability............................................  42
  Reporting Requirements.................................................  42
  Management.............................................................  42
  Special Meetings.......................................................  43
DESCRIPTION OF IRWIN BANKCORP, INC.......................................  43
  Business...............................................................  43
  Employees..............................................................  44
  Properties.............................................................  44
  Litigation.............................................................  44

                                                                          PAGE
                                                                          ----
  Management.............................................................  44
  Security Ownership of Management and Principal Shareholders............  46
  Certain Regulatory Considerations Relating To Irwin....................  47
IRWIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  47
  General................................................................  47
  Results of Operations for Years Ended December 31, 1996, 1995 and
   1994..................................................................  47
  Results of Operations for Three Months Ended March 31, 1997 and 1996...  48
  Average Balances and Net Income Analysis...............................  50
  Rate and Volume Analysis...............................................  51
  Noninterest Income.....................................................  51
  Noninterest Expense....................................................  52
  Asset/Liability Management.............................................  52
  Maturities and Sensitivity of Loans to Changes in Interest Rates.......  53
  Loan Portfolio.........................................................  54
  Nonperforming Loans....................................................  54
  Summary of Loan Loss Experience........................................  55
  Allocation of Allowance for Loan Losses................................  56
  Investment Portfolio...................................................  56
  Types of Investments...................................................  56
  Deposits...............................................................  57
  Return on Assets and Shareholders' Equity..............................  58
  Liquidity and Capital Resources........................................  58
  Commitments and Lines of Credit........................................  59
  Impact of Inflation....................................................  59
  Irwin Shares...........................................................  59
OTHER MATTERS............................................................  60
EXPERTS..................................................................  60
LEGAL OPINIONS...........................................................  60

APPENDICES:

  Appendix A: Agreement and Plan of Merger with Exhibits
  Appendix B: Dissenters' Rights Under Article 13 of the Georgia Business Corporation Code

               AVAILABLE INFORMATION AND SOURCES OF INFORMATION

  ABC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the shares of ABC Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of ABC filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  ABC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files proxy statements, annual and quarterly reports and other information with the Commission. All such proxy statements, reports and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

  ALL INFORMATION CONCERNING ABC CONTAINED HEREIN HAS BEEN FURNISHED BY ABC, AND ALL INFORMATION CONCERNING IRWIN CONTAINED HEREIN HAS BEEN FURNISHED BY IRWIN. REFERENCES TO ABC AND IRWIN IN THIS PROXY STATEMENT/PROSPECTUS MEAN THE RESPECTIVE CORPORATIONS AND THEIR CONSOLIDATED SUBSIDIARIES, EXCEPT AS THE CONTEXT MAY OTHERWISE INDICATE.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL ANY SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES BY ABC MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      DOCUMENTS INCORPORATED BY REFERENCE

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO ABC WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SARA R. HALL, ABC BANCORP, 310 FIRST STREET, S.E., P.O. BOX 1500, MOULTRIE, GEORGIA 31768; TELEPHONE NO. (912) 890-1111. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 20, 1997.

  The following documents of ABC (Commission File No. 0-16181) are hereby incorporated by reference:

  1. ABC's Annual Report on Form 10-K for the year ended December 31, 1996;
  and

  2.  ABC's Quarterly Report on Form 10-Q for the quarter ended March 31,
  1997.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded. The information relating to ABC contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated herein by reference.

                                    SUMMARY

  This summary is necessarily general and abbreviated and has been prepared to assist Irwin shareholders in their review of this Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in, or incorporated by reference into, this Proxy Statement/Prospectus, including the Appendices hereto. Shareholders are urged to read carefully this Proxy Statement/Prospectus, including each of the Appendices hereto and each of the documents incorporated by reference herein.

  Other than statements of historical fact, statements contained in this Proxy Statement/Prospectus, including statements as to the benefits expected to be realized as a result of the Merger and as to future financial performance, constitute forward-looking statements. Holders of Irwin Shares are cautioned not to place undue reliance on the forward-looking statements contained in this Proxy Statement/Prospectus which speak only as of the date hereof. Neither ABC nor Irwin undertakes any obligation to publicly release the results of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There are a number of important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

THE PARTIES

  ABC Bancorp. ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "FRB") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its nine wholly-owned subsidiary banks located in south Georgia and southeastern Alabama. As of March 31, 1997, ABC, on a consolidated basis, had total assets of $631,713,000, total loans of $446,201,000, total deposits of $531,801,000 and stockholders' equity of $58,446,000. ABC's net income for 1996 was $6,701,000, or $1.02 per share; its net income for the three months ended March 31, 1997 was $1,732,000, or $.26 per share. ABC's principal executive offices are located at 310 First Street, S.E., Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

  Irwin Bankcorp, Inc. Irwin is a bank holding company organized under the laws of the State of Georgia and registered with the FRB pursuant to the BHCA. Irwin owns all of the outstanding common stock of The Bank of Ocilla, Georgia ("The Bank of Ocilla"), a Georgia state bank that provides general banking services in Irwin and Ben Hill Counties. As of March 31, 1997, Irwin, on a consolidated basis, had total assets of $38,681,000, total loans of $15,765,000, total deposits of $32,873,000 and stockholders' equity of $5,348,000. Irwin's net income for 1996 was $457,000, or $15.75 per share; its net income for the three months ended March 31, 1997 was $126,000, or $4.31 per share. Irwin's principal executive offices are located at Irwin & 2nd Street, Ocilla, Georgia 31774-0165, and its telephone number is (912) 468-9411.

THE SPECIAL MEETING

  Date of Meeting, Time and Place. The Special Meeting will be held on August 29, 1997, at 10:00 a.m. at the main office of The Bank of Ocilla, Irwin & 2nd Street, Ocilla, Georgia.

  Record Date. All shareholders of record of Irwin as of the close of business on July 24, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

  Purpose of Special Meeting. The purpose of the Special Meeting is to consider and vote upon the Merger Agreement between Irwin and ABC and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

  Required Shareholder Vote. Approval of the Merger requires the affirmative vote of the holders of two-thirds of the outstanding Irwin Shares entitled to vote at the Special Meeting. Holders of 16,997 Irwin Shares, representing approximately 58% of the shares currently entitled to vote, have granted to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger.

FINANCIAL TERMS OF THE MERGER

  Structure. Under the Merger Agreement, Irwin will be merged with and into ABC. ABC will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Irwin will cease.

  Consideration Amount. At the Effective Time, each Irwin Share (other than treasury shares) outstanding immediately prior thereto will be converted into the right to receive that number of whole shares of ABC Common Stock equal to
(i) 500,000, divided by (ii) the aggregate number of then-outstanding Irwin Shares (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment (i) in the event of certain changes in the number of outstanding shares of ABC Common Stock or (ii) in the event that C. Larry Young, Vice President and a director of Irwin, or Don R. Vickers, a loan officer of The Bank of Ocilla, who together hold options to purchase an aggregate of 752 Irwin Shares at an aggregate exercise price of $108,959, exercise any or all such options prior to the Effective Time, in which case the number of shares of ABC Common Stock issuable by ABC at the Effective Time will be increased by (a) the aggregate exercise price of all said options that are so exercised, divided by (b) 16.

  Each Irwin Shareholder who does not dissent from the Merger will receive the number of shares of ABC Common Stock equal to the Exchange Ratio multiplied by the aggregate number of Irwin Shares owned by such shareholder as of the Effective Time, plus cash in lieu of a fractional share. Assuming that both Irwin and ABC have the same number of shares of capital stock outstanding at the Effective Time as they do currently, each Irwin Share would be converted at such time into the right to receive 17.105713 shares of ABC Common Stock, plus cash in lieu of a fractional share. (If all currently outstanding options to purchase Irwin Shares are exercised prior to the Effective Time and if there are no other changes to the outstanding capital stock of Irwin and ABC between the date of this Proxy Statement/Prospectus and the Effective Time, then each Irwin Share would be converted at the Effective Time into the right to receive 16.903776 shares of ABC Common Stock, plus cash in lieu of a fractional share.)

REASONS FOR THE PROPOSED MERGER

  The Board of Directors of Irwin has determined that the proposed Merger is in Irwin's best interest and the best interests of its shareholders, customers and employees and the communities in which Irwin operates. In particular, the Board determined that the proposed Merger will provide Irwin with increased financial resources and with the technical expertise available from ABC and its bank subsidiaries. In addition, by receiving ABC Common Stock, shareholders of Irwin may benefit from ownership of a larger financial institution whose common stock is traded on the Nasdaq National Market.

  Although the terms of the Merger have been reviewed and unanimously approved by Irwin's Board of Directors, Irwin has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of Irwin's shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of Irwin's shareholders. Irwin did, however, retain Scotty C. Jones, CPA, of Thigpen, Jones, Seaton & Co., P.C., to evaluate ABC's offer, evaluate other potential offers and negotiate the terms of the proposed transaction.

  ABC's Board of Directors has concluded that the Merger is in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries, and is consistent with ABC's acquisition strategy of developing a network of local banks in the southeastern United States. ABC's Board believes that the additional banking and other resources that will be available to Irwin as a result of the Merger will enhance Irwin's service to its customers. See "PROPOSED MERGER--Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  ABC has agreed to cause The Citizens Security Bank (f/k/a The Citizens Bank of Tifton), a Georgia state chartered bank and wholly-owned subsidiary of ABC ("Citizens Bank"), which will acquire The Bank of Ocilla by means of a merger at the Effective Time and thereafter operate it as a branch bank (also referred to herein as the "Branch"), to enter into an employment agreement (a form of which is attached to the Merger Agreement as Exhibit 5) with C. Larry Young, the Executive Vice President and Chief Executive Officer of The Bank of Ocilla, pursuant to which Mr. Young will serve as the President of the Branch following the Merger. ABC has also agreed to cause each officer and employee of The Bank of Ocilla to be eligible to participate in ABC's employee benefit plans. Furthermore, ABC has agreed to provide generally to employees of The Bank of Ocilla fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to other employees of ABC's other bank subsidiaries. See "PROPOSED MERGER--Interests of Certain Persons in the Merger".

RECOMMENDATION OF THE BOARD OF DIRECTORS OF IRWIN

  Irwin's Board of Directors has unanimously approved the Merger Agreement and has agreed to support the Merger. The Board of Directors believes that the terms of the Merger Proposal are in the best interests of Irwin's shareholders and unanimously recommends to Irwin's shareholders that they vote in favor of the Merger and the Merger Agreement. See "PROPOSED MERGER--Recommendation of Irwin's Board of Directors."

DISSENTERS' RIGHTS

  In accordance with the Georgia Business Corporation Code (the "GBCC"), holders of Irwin Shares will be entitled to dissenters' rights in connection with the Merger. The Merger Agreement provides, however, that if holders of more than 5% of the Irwin Shares exercise their dissenters' rights, then ABC may elect not to consummate the Merger. HOLDERS OF IRWIN SHARES WHO WISH TO EXERCISE THEIR DISSENTERS' RIGHTS MUST SEND WRITTEN NOTICE OF THEIR INTENT TO DEMAND PAYMENT FOR THEIR IRWIN SHARES BEFORE THE SHAREHOLDERS OF IRWIN VOTE ON THE MERGER PROPOSAL AT THE SPECIAL MEETING ON AUGUST 29, 1997. Such written notice should be sent to the attention of Ruby Nell Courson, Secretary, Irwin Bankcorp, Inc., Irwin & 2nd Street, Ocilla, Georgia 31774-0165. See "PROPOSED MERGER--Dissenters' Rights" and the text of Article 13 of the GBCC attached as Appendix B to this Proxy Statement/Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger, if and when consummated in accordance with the Merger Agreement, is expected to constitute a tax-free reorganization. Irwin shareholders will recognize no gain or loss on the exchange of Irwin Shares, except with respect to cash received in lieu of fractional shares. The foregoing summary is based upon an opinion to Irwin provided by Rogers & Hardin LLP, counsel to ABC. Such opinion is not binding on the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. All Irwin shareholders should consult their own tax advisors as to the specific tax consequences to them of the Merger. See "PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

CONDITIONS; AMENDMENTS; TERMINATION

  Consummation of the Merger is contingent upon the approval of the proposed Merger by Irwin shareholders and certain regulatory authorities, including the FRB and the Georgia Department of Banking and Finance (the "DBF"), and is subject to numerous other conditions. See "PROPOSED MERGER--Other Provisions of the Merger Agreement--Additional Conditions to the Merger."

  The Merger Agreement may be amended at any time by mutual agreement of the Boards of Directors of ABC and Irwin; provided that after the approval of Irwin shareholders has been obtained, the Merger Agreement may not be amended or supplemented in any manner which will result in a decrease in the consideration paid for Irwin Shares or which will otherwise materially adversely affect the rights of Irwin's shareholders. The Merger Agreement may also be terminated, and the Merger abandoned, notwithstanding prior shareholder approval, by mutual agreement of Irwin and ABC or by either of them in the event of failure to satisfy the conditions to the Merger prior to December 31, 1997, or if either party shall have breached any material representation or warranty contained in the Merger Agreement and such breach has not been cured within 30 days of notice thereof to the breaching party. See "PROPOSED MERGER--Other Provisions of the Merger Agreement--Waivers; Amendments; Terminations."

COMPARATIVE SHAREHOLDERS' RIGHTS

  The rights of shareholders of ABC and shareholders of Irwin differ in a number of respects. For a description of the relative rights of such shareholders, see "COMPARATIVE RIGHTS OF SHAREHOLDERS."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

  The following tables present unaudited selected historical (i) per common share data for ABC and Irwin; (ii) ABC pro forma per common share data on the basis described in Note 1; and (iii) Irwin pro forma equivalent per common share data on the basis described in Note 2. The information is based on the historical financial statements of ABC and Irwin. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginnings of the periods presented. The pro forma data give effect to the Merger and are based on numerous assumptions and estimates. If the Merger is consummated as anticipated, it will be accounted for as a pooling of interests. The information presented below should be read in conjunction with, and is qualified in its entirety by, the separate consolidated financial statements, including applicable notes, of ABC and Irwin, and the Unaudited Pro Forma Condensed Consolidated Financial Data, and notes thereto, appearing elsewhere herein.

                             AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997
                            -----------------------------------------------------------
                                                                         EQUIVALENT
                                                                           IRWIN
                                                         PRO FORMA         AMOUNT
                               ABC         IRWIN        COMBINED(1)     PER SHARE(2)
                            ----------- ------------- ---------------------------------
   Net income per common
    share.................. $      0.26       $  4.31    $      0.26          $  4.45
   Dividends per common
    share..................        0.08           --            0.07             1.20
   Book value per common
    share..................        8.66        182.96           8.80           150.53
                                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996
                            -----------------------------------------------------------
                                                                         EQUIVALENT
                                                                           IRWIN
                                                         PRO FORMA         AMOUNT
                               ABC         IRWIN        COMBINED(1)     PER SHARE(2)
                            ----------- ------------- ---------------------------------
   Net income per common
    share.................. $      1.02       $ 15.75    $      1.01          $ 17.28
   Dividends per common
    share..................        0.32          8.50           0.27             4.62
   Book value per common
    share..................        8.55        181.18           8.69           148.65
                                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995
                            -----------------------------------------------------------
                                                                         EQUIVALENT
                                                                           IRWIN
                                                         PRO FORMA         AMOUNT
                               ABC         IRWIN        COMBINED(1)     PER SHARE(2)
                            ----------- ------------- ---------------------------------
   Net income per common
    share.................. $      0.96        $15.65    $      0.95           $16.63
   Dividends per common
    share..................        0.28          8.50           0.23             3.98

                             AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994
                            -------------------------------------------------------
                                                                      EQUIVALENT
                                                                         IRWIN
                                                       PRO FORMA        AMOUNT
                              ABC         IRWIN       COMBINED(1)    PER SHARE(2)
                            ----------- ------------ -------------- ---------------
   Net income per common
    share.................. $      0.75 $      15.62    $      0.76    $      13.19
   Dividends per common
    share..................        0.23         6.75           0.17            2.95

--------
(1) See unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement/Prospectus.
(2) The equivalent share information for Irwin in the above table is computed assuming an Exchange Ratio of 17.105713 shares of ABC Common Stock (with an assumed market value of $16 per share) for each Irwin Share.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following tables set forth selected historical financial data of ABC and Irwin for each of the last five years and selected unaudited historical financial data for the three months ended March 31, 1997 and 1996. The selected historical financial data of each of ABC and Irwin have been derived from, and should be read in conjunction with, the annual audited consolidated financial statements of ABC and Irwin, as the case may be, including the notes thereto, and the unaudited three months consolidated financial statements of ABC and Irwin, as the case may be, including the notes thereto, appearing elsewhere herein. The ABC Income Statement Data and Per Share Data for the three months ended March 31, 1997 and 1996 and the Balance Sheet Data at March 31, 1997 include, in the opinion of ABC's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The Irwin Income Statement Data and Per Share Data for the three months ended March 31, 1997 and 1996 and the Balance Sheet Data at March 31, 1997 include, in the opinion of Irwin's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The data presented are not necessarily indicative of results to be expected in the future.

                          ABC BANCORP AND SUBSIDIARIES

                            THREE MONTHS
                                ENDED
                              MARCH 31,                 YEAR ENDED DECEMBER 31,
                          ------------------  ------------------------------------------------
                            1997      1996      1996      1995      1994      1993      1992
                          --------  --------  --------  --------  --------  --------  --------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET
 DATA:
 Total assets...........  $631,713  $482,196  $635,032  $491,139  $424,179  $389,874  $365,780
 Total loans............   446,201   317,520   438,390   305,242   270,990   232,209   214,410
 Total deposits.........   531,801   421,838   545,738   432,181   375,129   346,897   328,737
 Investment securities..   119,899    92,534   118,138    84,505    80,401    77,045    60,647
 Stockholders' equity...    58,446    47,745    57,674    46,771    41,082    30,070    28,963
SELECTED INCOME
 STATEMENT DATA:
 Interest income........  $ 13,496  $ 10,097  $ 47,776  $ 38,231  $ 30,548  $ 27,882  $ 23,446
 Interest expense.......     5,865     4,474    21,135    16,225    11,782    11,267    10,482
                          --------  --------  --------  --------  --------  --------  --------
   Net interest income..     7,631     5,623    26,641    22,006    18,766    16,615    12,964
 Provision for loan
  losses................       584       248     1,894     1,231       955     1,560     1,596
 Other income...........     1,736     1,333     6,284     4,674     4,273     4,011     3,094
 Other expenses.........     6,172     4,198    21,663    16,921    15,930    14,734    11,885
                          --------  --------  --------  --------  --------  --------  --------
 Income before tax......     2,611     2,510     9,368     8,528     6,154     4,332     2,577
 Income tax expense.....       879       835     2,667     2,611     1,837     1,107       650
                          --------  --------  --------  --------  --------  --------  --------
 Net income before
  minority interest and
  cumulative effect.....     1,732     1,675     6,701     5,917     4,317     3,225     1,927
 Minority Interest......       --        --        --        --        --         76        64
                          --------  --------  --------  --------  --------  --------  --------
 Net income before
  cumulative effect.....     1,732     1,675     6,701     5,917     4,317     3,149     1,863
 Cumulative effect......       --        --        --        --        --        346       --
                          --------  --------  --------  --------  --------  --------  --------
   Net income...........  $  1,732  $  1,675  $  6,701  $  5,917  $  4,317  $  3,495  $  1,863
                          ========  ========  ========  ========  ========  ========  ========
PER SHARE DATA:
 Net income before
  cumulative effect.....  $   0.26  $   0.26  $   1.02  $   0.96  $   0.75  $   0.59  $   0.35
 Net income.............      0.26      0.26      1.02      0.96      0.75      0.65      0.35
 Book value.............      8.66      7.53      8.55      7.55      6.68      5.82      5.41
 Tangible book value....      7.66      7.16      7.48      7.16      6.23      5.24      4.80
 Dividends..............      0.08      0.08      0.32      0.28      0.23      0.23      0.23
PROFITABILITY RATIOS:
 Net income to average
  total assets..........      1.12%     1.42%     1.21%     1.34%     1.10%     0.95%     0.64%
 Net income to average
  stockholders' equity..     11.77%    13.88%    12.53%    13.44%    13.28%    12.00%     6.66%
 Net interest margin....      5.40%     5.03%     5.29%     5.50%     5.20%     4.99%     5.05%
LOAN QUALITY RATIOS:
 Net charge-offs to
  total loans...........      0.08%     0.02%     0.39%     0.17%     0.26%     0.77%     0.66%
 Reserve for loan losses
  to total loans and
  OREO..................      1.58%     1.79%     1.57%     1.79%     1.76%     1.94%     2.20%
 Nonperforming assets to
  total loans and OREO..      1.54%     1.40%     1.43%     1.13%     1.58%     2.03%     3.77%
 Reserve for loan losses
  to nonperforming
  loans.................    128.07%   147.67%   127.92%   201.03%   115.06%   119.64%    67.49%
 Reserve for loan losses
  to total nonperforming
  assets................    103.49%   127.41%   109.25%   158.91%   111.77%    95.55%    58.26%
LIQUIDITY RATIOS:
 Loans to total
  deposits..............     83.90%    75.27%    80.33%    70.63%    72.24%    66.94%    65.22%
 Loans to average
  earning assets........     78.99%    70.97%    87.10%    76.25%    75.12%    69.68%    83.45%
 Noninterest-bearing
  deposits to total
  deposits..............     13.50%    14.11%    14.92%    17.28%    16.81%    14.47%    14.46%
CAPITAL ADEQUACY RATIOS:
 Common stockholders'
  equity to total
  assets................      9.25%     9.90%     9.08%     9.52%     9.69%     7.71%     7.92%
 Total stockholders'
  equity to total
  assets................      9.25%     9.90%     9.08%     9.52%     9.69%     7.71%     7.92%
 Dividend payout ratio..     30.77%    30.77%    31.37%    29.17%    30.67%    35.38%    65.71%

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                          THREE MONTHS ENDED
                               MARCH 31,                  YEAR ENDED DECEMBER 31,
                          --------------------   -----------------------------------------------
                            1997       1996        1996      1995      1994     1993      1992
                          ---------  ---------   ---------  -------   -------  -------  --------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED BALANCE SHEET
 DATA:
 Total assets...........  $  38,681  $  38,658   $  38,142  $40,104   $39,905  $36,506  $ 34,774
 Total loans............     15,765     15,250      14,454   14,229    14,585   14,271    15,205
 Total deposits.........     32,873     32,936      32,167   34,136    34,516   31,406    30,125
 Investment securities..     16,382     16,657      17,128   17,190    15,799   17,136    12,093
 Stockholders' equity...      5,348      5,230       5,296    5,184     4,671    4,561     4,111
SELECTED INCOME
 STATEMENT DATA:
 Interest income........  $     697  $     712   $   2,810  $ 2,720   $ 2,473  $ 2,433  $  2,567
 Interest expense.......        291        307       1,189    1,142       935      932     1,151
                          ---------  ---------   ---------  -------   -------  -------  --------
   Net interest income..        406        405       1,621    1,578     1,538    1,501     1,416
 Provision for loan
  losses................         15         15          25       10        33       61        55
 Other income...........         66         78         248      230       193      201       185
 Other expenses.........        288        279       1,214    1,206     1,142    1,134     1,093
                          ---------  ---------   ---------  -------   -------  -------  --------
 Income before tax......        169        189         630      592       556      507       453
 Income tax expense.....         43         32         173      141       108       83        86
                          ---------  ---------   ---------  -------   -------  -------  --------
 Net income before
  cumulative effect.....        126        157         457      451       448      424       367
 Cumulative effect......        --         --          --       --        --       205       --
                          ---------  ---------   ---------  -------   -------  -------  --------
   Net income...........  $     126  $     157   $     457  $   451   $   448  $   629  $    367
                          =========  =========   =========  =======   =======  =======  ========
PER SHARE DATA:
 Net income before
  cumulative effect.....  $    4.31  $    5.43   $   15.75  $ 15.65   $ 15.62  $ 14.83  $  12.82
 Net income.............       4.31       5.43       15.75    15.65     15.62    22.00     12.82
 Book value.............     182.96     180.58      181.18   179.59    162.10   159.15    143.55
 Tangible book value....     182.96     180.58      181.18   179.59    162.10   159.15    143.55
 Dividends..............        --         --         8.50     8.50      6.75     6.25      5.50
PROFITABILITY RATIOS:
 Net income to average
  total assets..........       1.32%      1.61%       1.19%    1.23%     1.22%    1.78%     1.11%
 Net income to average
  stockholders' equity..       9.47%     12.06%       8.72%    9.15%     9.71%   14.51%     9.27%
 Net interest margin....       4.53%      4.46%       4.56%    4.62%     4.51%    4.60%     4.61%
LOAN QUALITY RATIOS:
 Net charge-offs to
  total loans...........       0.00%     (0.01)%      0.21%   (0.02)%    0.08%    0.18%    (0.07)%
 Reserve for loan losses
  to total loans and
  OREO..................       2.63%      2.77%       2.77%    2.85%     2.69%    2.63%     2.24%
 Nonperforming assets to
  total loans and OREO..       0.14%      0.27%       0.01%     --        --       --       0.14%
 Reserve for loan losses
  to nonperforming
  loans.................   1,886.36%  1,029.27%  40,000.00%     N/A       N/A      N/A  1,619.05%
 Reserve for loan losses
  to total nonperforming
  assets................   1,886.36%  1,029.27%  40,000.00%     N/A       N/A      N/A  1,619.05%
LIQUIDITY RATIOS:
 Loans to total
  deposits..............      47.96%     46.30%      44.93%   41.68%    42.26%   45.44%    50.47%
 Loans to average
  earning assets........      43.99%     41.95%      40.66%   41.69%    42.74%   43.73%    49.52%
 Noninterest-bearing
  deposits to total
  deposits..............      17.82%     17.57%      17.28%   21.02%    20.77%   17.28%    17.95%
CAPITAL ADEQUACY RATIOS:
 Common stockholders'
  equity to total
  assets................      13.83%     13.53%      13.88%   12.93%    11.71%   12.49%    11.82%
 Total stockholders'
  equity to total
  assets................      13.83%     13.53%      13.88%   12.93%    11.71%   12.49%    11.82%
 Dividend payout ratio..        --         --        53.97%   54.31%    43.21%   28.41%    42.90%

SUMMARY OF PRO FORMA FINANCIAL DATA

  The following unaudited selected pro forma financial data give effect to the Merger as of the dates and for the periods indicated and pursuant to the accounting basis described below. The unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the Merger had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited Pro Forma Financial Information appearing elsewhere in this Proxy Statement/Prospectus.

  Selected Pro Forma Combined Financial Data for ABC and Irwin. The following unaudited pro forma combined data give effect to the Merger as of March 31, 1997 and for the three-month period ended March 31, 1997 and as of December 31, 1996 and for each of the years ended December 31, 1996, 1995 and 1994, assuming the Merger was accounted for as a pooling of interests. The data assume that the Merger was consummated on March 31, 1997 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                              AS OF MARCH 31, AS OF DECEMBER 31,
                                                   1997              1996
                                              --------------- ------------------
                                                    (DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
   BALANCE SHEET DATA:
     Total assets............................    $670,394          $673,168
     Cash....................................      32,190            42,901
     Federal funds sold......................       5,787             8,620
     Securities..............................     136,281           135,266
     Loans, net..............................     454,433           445,571
     Total deposits..........................     564,674           577,905
     Stockholders' equity....................      63,794            62,970
     Book value per common share.............        8.80              8.69

                                  THREE
                                  MONTHS
                                  ENDED         YEAR ENDED DECEMBER 31,
                                MARCH 31,   -----------------------------------
                                   1997        1996        1995        1994
                               ------------------------ ----------- -----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total interest income.......  $    14,193 $    50,586 $    40,951 $    33,021
  Total interest expense......        6,156      22,324      17,367      12,717
                                ----------- ----------- ----------- -----------
    Net interest income.......        8,037      28,262      23,584      20,304
  Provision for loan losses...          599       1,919       1,241         988
                                ----------- ----------- ----------- -----------
    Net interest income after
     provision for loan
     losses...................        7,438      26,343      22,343      19,316
  Total noninterest income....        1,802       6,531       4,904       4,466
  Total noninterest expense...        6,460      22,877      18,127      17,072
  Income tax expense..........          922       2,839       2,752       1,945
                                ----------- ----------- ----------- -----------
    Income from continuing
     operations...............  $     1,858 $     7,158 $     6,368 $     4,765
                                =========== =========== =========== ===========
    Income from continuing
     operations per share.....  $      0.26 $      1.01 $      0.95 $      0.76
                                =========== =========== =========== ===========

                   MARKET VALUE OF SECURITIES AND DIVIDENDS

  ABC. ABC Common Stock is included in the Nasdaq National Market under the symbol "ABCB". On May 22, 1997, the last day preceding the public announcement of the Merger on which ABC Common Stock was traded, the closing sale price for ABC Common Stock was $16.50 per share. On July 25, 1997, the closing sale price for ABC Common Stock was $17.00 per share. ABC Common Stock was held by 1,333 shareholders of record as of March 31, 1997.

  Irwin shareholders are urged to obtain current market information for ABC Common Stock. No assurance can be given as to the market price of ABC Common Stock at the Effective Time. Because the Exchange Ratio is fixed, and neither ABC nor Irwin has the right to terminate the Merger Agreement based on changes in the market price of ABC Common Stock, the market value of the shares of ABC Common Stock that Irwin shareholders will receive upon consummation of the Merger may vary significantly from the market value of the shares of ABC Common Stock that Irwin shareholders would receive if the Merger were consummated on the date of this Proxy Statement/Prospectus.

  The following table sets forth the quarterly range of high and low closing sale prices per share of ABC Common Stock from January 1, 1995 through July 25, 1997, as reported on the Nasdaq National Market, together with the amount of cash dividends per share declared by ABC during each such quarter. For a discussion of ABC's policies concerning the declaration of dividends and regulatory restrictions on such declaration, see "DESCRIPTION OF ABC COMMON STOCK--General." The per share information presented below and elsewhere in this Proxy Statement/Prospectus has been adjusted to reflect all stock splits and stock dividends of ABC.

                                        PRICES OF COMMON STOCK
                                        -----------------------
                                           HIGH         LOW     CASH DIVIDENDS
                                        ----------- ----------- --------------
   1997
   ----
   First Quarter....................... $    16.41  $    13.41      $0.08
   Second Quarter...................... $    20.50  $    15.50      $0.08
   Third Quarter (through July 25,
    1997).............................. $    17.375 $    16.50        --
   1996
   ----
   First Quarter....................... $    12.00  $    11.25      $0.08
   Second Quarter...................... $    15.00  $    11.25      $0.08
   Third Quarter....................... $    15.75  $    14.25      $0.08
   Fourth Quarter...................... $    15.75  $    13.375     $0.08
   1995
   ----
   First Quarter....................... $     8.125 $     7.25      $0.06
   Second Quarter...................... $     9.375 $     7.625     $0.06
   Third Quarter....................... $    11.625 $     9.125     $0.08
   Fourth Quarter...................... $    11.75  $    10.75      $0.08

  Irwin. Irwin Shares are not publicly traded; however, there are occasional transactions in Irwin Shares as a result of private negotiations. Irwin is aware of the price paid in connection with certain sales of Irwin Shares but is not aware of the price paid in all transfers of Irwin Shares. The last transaction in Irwin Shares known to Irwin occurred on February 14, 1997 at a price of $175.00 per Irwin Share. Irwin Shares were held by 143 shareholders of record as of March 31, 1997.

  The following table sets forth the amount of cash dividends per share declared by Irwin during each quarter since January 1, 1995. The Merger Agreement prohibits the payment of any such dividends pending the Merger. See "PROPOSED MERGER--Business Pending the Merger."

                                                                  CASH DIVIDENDS
                                                                  --------------
      1997
      ----
      First Quarter..............................................       --
      Second Quarter.............................................       --
      Third Quarter (through July 25, 1997)......................       --
      1996
      ----
      First Quarter..............................................       --
      Second Quarter.............................................     $2.00
      Third Quarter..............................................       --
      Fourth Quarter.............................................     $6.50
      1995
      ----
      First Quarter..............................................       --
      Second Quarter.............................................     $2.00
      Third Quarter..............................................       --
      Fourth Quarter.............................................     $6.50

                          SPECIAL MEETING INFORMATION

PURPOSE OF SPECIAL MEETING

  The purpose of the Special Meeting is to enable Irwin shareholders to consider and vote upon the Merger Proposal. Irwin's Board of Directors is not presently aware of any other matter which may come before the Special Meeting.

DATE, TIME AND PLACE

  The Board of Directors of Irwin is soliciting proxies ("Proxies") from holders of Irwin Shares for use at the Special Meeting to be held August 29, 1997, at 10:00 a.m., at the main office lobby of The Bank of Ocilla, Irwin & 2nd Street, Ocilla, Georgia.

RECORD DATE

  Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote and give Proxies for purposes of voting at the Special Meeting. At the close of business on the Record Date, there were 29,230 Irwin Shares outstanding. Each Irwin Share outstanding has one vote on the Merger Proposal.

VOTE REQUIRED

  The affirmative vote of the holders of two thirds of Irwin Shares outstanding on the Record Date are required to approve and adopt the Merger Agreement. Abstentions will, therefore, have the effect of votes against the Merger Agreement. Proxies marked "AGAINST" will not be voted in favor of any postponements or adjournments for the purpose of soliciting additional proxies. Holders of 16,997 Irwin Shares, representing approximately 58% of the shares currently entitled to vote, have granted to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger.

PROXIES

  The accompanying Proxy is solicited by the Board of Directors of Irwin. The Board of Directors requests that Irwin shareholders mark, sign and date the accompanying Proxy and promptly return it to Irwin in the enclosed envelope. If a Proxy is properly executed and returned prior to the Special Meeting, it will be voted as indicated thereon; if no voting instructions are indicated thereon, such Proxy will be voted in favor of the Merger Proposal. Although the Board of Directors knows of no additional matters to be presented at the Special Meeting as of the date of this Proxy Statement/Prospectus, the persons named in such Proxy, or their substitutes, will have authority in their discretion to vote on any such matters as may come before the Special Meeting.

  It is currently expected that, on the scheduled date of the Special Meeting, votes will be taken and the polls closed on the Merger Proposal. It is possible, however, that there could be proposals for one or more adjournments of the Special Meeting in order to permit further solicitation of proxies with respect to approval of the Merger. The affirmative vote of a majority of the shares voted on the question shall be necessary for the approval of any such adjournment proposal. An instruction to vote a Proxy for approval of the Merger will also be deemed to constitute authority to vote at the discretion of the holder of the Proxy upon any such adjournment proposal. An instruction to vote a Proxy against approval of the Merger will be deemed to constitute an instruction to the holder of the Proxy to vote against any such adjournment proposal.

  Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the Proxy will not affect a shareholder's right to vote in person if he or she attends the Special Meeting. Revocation may be made before the Special Meeting by written notice sent to Ruby Nell Courson, Secretary, Irwin Bankcorp, Inc., Irwin & 2nd Street, Ocilla, Georgia 31774-0165, by executing a subsequently dated Proxy, or by attending the Special Meeting and voting in person.

  Irwin will bear the cost of soliciting Proxies. Solicitation will be made by mail, as well as by telephone or in person by certain directors, officers and employees of Irwin (who will receive no additional compensation for doing so). Irwin does not intend to pay compensation for soliciting Proxies or use any specially-engaged employees of Irwin or other paid solicitors.

                                PROPOSED MERGER

  The following description of the material aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

  During the past several years, there has been a trend toward consolidation in the banking industry. This trend has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies resulting from the shared services, technology and purchasing power of the combined entities. Banks have increasingly sought suitable acquisition candidates as a means of utilizing excess capital and obtaining the benefits described above.

  At a meeting of Irwin's Board of Directors in early 1997, the directors discussed whether Irwin should consider a strategic merger with a larger institution in order that The Bank of Ocilla might have the economies of scale to deliver a broader range of banking services more efficiently to customers in a very competitive market.

  On March 31, 1997, two Irwin directors, Dr. W.C. Sams, Jr. and Mr. L.A. Pate, met with Mr. Kenneth J. Hunnicutt, President of ABC, to discuss the common interests and philosophy of the two organizations and the possibility of a business combination. C. Larry Young has had a collegial professional relationship with ABC and a personal relationship with Mr. Hunnicutt through their involvement with the Georgia Bankers Association. Mr. Young and Mr. Hunnicutt have briefly discussed the synergies of a possible business combination in the past, but never engaged in any formal discussions concerning such a transaction. Mr. Hunnicutt stated that ABC might be interested and suggested that the matter be pursued further.

  Subsequent to these discussions, the representatives of Irwin and ABC engaged in many informal meetings and shared certain financial information. Based on the information received from Irwin, an informal offer to purchase was extended by ABC subject to further review of financial information.

  On April 22, 1997, after further negotiations between ABC's management team and representatives of Irwin, ABC and Irwin entered into a letter of intent and continued their respective due diligence investigations. During the period from April 22 to May 15, representatives of ABC and Irwin negotiated and prepared a definitive merger agreement.

  On May 13, 1997, the Board of Directors of Irwin authorized the execution of the Merger Agreement and, subject to shareholder approval, approved the Merger. In that regard, Irwin retained Scotty C. Jones, CPA, of Thigpen, Jones, Seaton & Co., P.C., to evaluate ABC's offer, evaluate other potential offers and negotiate the terms of the proposed transaction.

  On May 15, 1997: (i) the Board of Directors of The Bank of Ocilla authorized and approved the merger of The Bank of Ocilla with and into Citizens Bank;
(ii) the Board of Directors of ABC authorized and approved the Merger Agreement and the Merger by written consent in lieu of a meeting; and (iii) the Board of Directors of Citizens Bank approved the merger with The Bank of Ocilla by written consent in lieu of a meeting.

REASONS FOR THE MERGER

  In considering whether to approve the Merger with ABC, the Board of Directors of Irwin evaluated the future role of Irwin in the changing banking environment in light of its managerial resources, financial condition and recent results of operations. The Board considered such things as potential increased competition from bank and non-bank sources, prospects for future growth through mergers, acquisitions and branching, and the ability of Irwin to develop new commercial products on a cost-effective basis. The Irwin Board also considered (i) information concerning the relative financial condition, results of operations, dividend records and growth potential of Irwin and ABC;
(ii) the value of the consideration offered to Irwin's shareholders relative to the market value and book value of Irwin Shares and Irwin's earnings; (iii) the relative strengths and compatibility of the management of the two organizations; (iv) the market price data and relative liquidity of ABC Common Stock and the lack of an active market for Irwin stock; (v) the financial terms of other recent business combinations in the banking industry, particularly in Georgia; and (vi) the tax consequences of the Merger.

  After reviewing these factors, the Board of Directors of Irwin concluded that Irwin's employees and customers will benefit from the opportunities offered by affiliation with a larger financial institution strategically located in an expanded market in south Georgia and from a financial base which will permit more rapid development of new products and services. The Board also believes that the Merger will better enable Irwin to meet the needs of the communities which it serves and will permit more aggressive competition with other financial institutions located in and around south central Georgia. Shareholders of Irwin who receive ABC Common Stock may, in addition to an immediate recognition of value, benefit from ownership of a larger financial institution and from ownership of common stock which is traded on the Nasdaq National Market. The Merger will also provide Irwin with access to the expertise of a larger institution, improving its service capabilities.

  The terms of the Merger have been reviewed and unanimously approved by Irwin's Board of Directors. After such review, the Board determined that the Merger is fair to, and in the best interests of, Irwin's shareholders, customers and employees and the communities in which Irwin operates based upon its evaluation of the considerations described above.

  ABC's Board of Directors has also concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries. In particular, ABC's Board concluded that the Merger would be consistent with ABC's acquisition strategy and would extend ABC's current market base with a well-managed financial institution. ABC's Board also believes that the additional banking and other resources that will be available to Irwin as a result of the Merger will enhance Irwin's service to its customers.

  Irwin has not sought or received an opinion from an independent third party regarding the fairness of the Merger to any of Irwin's shareholders, nor was any special committee formed to negotiate or make recommendations on behalf of any such shareholder.

RECOMMENDATION OF IRWIN'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF IRWIN HAS CAREFULLY CONSIDERED THE MERGER PROPOSAL, HAS UNANIMOUSLY APPROVED THE MERGER, AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT.

DESCRIPTION OF THE MERGER

  Upon consummation of the transactions contemplated by the Merger Agreement, Irwin will be merged with and into ABC, and Irwin's separate corporate identity will cease to exist. ABC will be the surviving corporation after the Merger, and the articles of incorporation and the bylaws of ABC will remain in effect as they were immediately prior to the Merger. Simultaneous with the Merger, The Bank of Ocilla will be merged with and into Citizens Bank and will thereafter become a branch of Citizens Bank under the operation of its current management. See "Operations of The Bank of Ocilla After the Merger."

CONSIDERATION FOR SHARES

  At the Effective Time, each Irwin Share (other than treasury shares) will be converted into the right to receive that number of whole shares of ABC Common Stock equal to (i) 500,000, divided by (ii) the aggregate number of then-outstanding Irwin Shares (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment (i) in the event of certain changes in the number of outstanding shares of ABC Common Stock or (ii) in the event that C. Larry Young, Vice President and a director of Irwin, or Don R. Vickers, a loan officer of The Bank of Ocilla, who together hold options to purchase an aggregate of 752 Irwin Shares at an aggregate exercise price of $108,959, exercise any or all such options prior to the Effective Time, in which case the number of shares of ABC Common Stock issuable by ABC upon consummation of the Merger will be increased by (a) the aggregate exercise price of all said options that are so exercised, divided by (b) 16. Cash will be paid in lieu of issuing fractional shares of ABC Common Stock.

  Each Irwin Shareholder who does not dissent from the Merger will receive the number of shares of ABC Common Stock equal to the Exchange Ratio multiplied by the aggregate number of Irwin Shares owned by such shareholder as of the Effective Time, plus cash in lieu of a fractional share. Assuming that both Irwin and ABC have the same number of shares of capital stock outstanding at the Effective Time as they do currently, each Irwin Share would be converted at such time into the right to receive 17.105713 shares of ABC Common Stock, plus cash in lieu of a fractional share. (If all currently outstanding options to purchase Irwin Shares are exercised prior to the Effective Time and if there are no other changes to the outstanding capital stock of Irwin and ABC between the date of this Proxy Statement/Prospectus and the Effective Time, then each Irwin Share would be converted at the Effective Time into the right to receive 16.903776 shares of ABC Common Stock, plus cash in lieu of a fractional share.)

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

  No fractional shares of ABC Common Stock will be issued in the Merger. Each Irwin shareholder who would otherwise have been entitled to receive a fraction of a share of ABC Common Stock will receive, in lieu thereof, cash in an amount equal to (i) the average of the daily closing price of a share of ABC Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding five consecutive calendar days immediately preceding the Effective Time, multiplied by (ii) the fraction of a share of ABC Common Stock to which such Irwin shareholder would otherwise be entitled.

SURRENDER OF CERTIFICATES

  If the Merger is approved at the Special Meeting, a Letter of Transmittal for use in surrendering certificates representing Irwin Shares ("Old Certificates") in exchange for ABC Common Stock will be mailed to Irwin shareholders as soon as practicable after the date of the Special Meeting. Shareholders will be instructed to send their Old Certificates to the Exchange Agent named in the Letter of Transmittal (the "Exchange Agent") in accordance with the instructions contained therein. If the Merger is not consummated, the Exchange Agent will return any Old Certificates it has received to the persons surrendering such Old Certificates in accordance with the Letter of Transmittal.

  If any certificates for shares of ABC Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

  Unless and until Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as shall be requested by Irwin) are presented to the Exchange Agent, the holder thereof shall not be entitled to any consideration to be paid in the Merger or to any dividends payable on ABC Common Stock. To the extent permitted by law, former Irwin shareholders will be entitled to vote after the Effective Time at any meeting of ABC shareholders the number of shares of ABC Common Stock into which their respective Irwin Shares have been converted, regardless of whether they have exchanged certificates representing their Irwin Shares for certificates representing ABC Common Stock. At or after the Effective Time, upon surrender of his or her Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as is requested by Irwin) to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement, including any dividends which theretofore became payable on any shares of ABC Common Stock to which the holder is entitled. In no event will any holder of Irwin Shares exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or ABC.

  After the consummation of the Merger, there will be no transfers on the stock transfer books of Irwin or ABC of any Irwin Shares. If, after the consummation of the Merger, Old Certificates are properly presented to ABC, they will be cancelled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that ABC has not paid any amounts to a public official pursuant to applicable abandoned property laws. SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES AT THIS TIME, BUT SHOULD WAIT FOR RECEIPT OF THE LETTER OF TRANSMITTAL.

EFFECTIVE TIME OF THE MERGER

  As used in this Proxy Statement/Prospectus, "Effective Time" means the date on which ABC files an appropriate certificate of merger in the office of the Georgia Secretary of State, or such other date as specified in such certificate of merger. The Effective Time cannot occur before completion of all conditions under the Merger Agreement or authorized waiver thereof. See "--Other Provisions of the Merger Agreement." The Merger Agreement provides that the parties shall use their reasonable efforts to cause the Effective Time to occur on (i) the last business day of the month in which occurs the last to occur of (a) the effective date of any required consent (including regulatory consents) and (b) the date on which Irwin's shareholders approve the Merger Agreement; or (ii) such later time as the parties may mutually agree. It is currently anticipated that the Effective Time will occur on, or as soon as practicable after, August 29, 1997. If the Merger has not occurred by December

31, 1997, unless such date is otherwise extended by agreement of the parties, either party may terminate the Merger Agreement in its entirety without penalty.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  ABC has agreed to cause Citizens Bank, which will acquire The Bank of Ocilla by means of a merger at the Effective Time and thereafter operate it as a branch bank (the "Branch"), to enter into an employment agreement (a form of which is attached to the Merger Agreement as Exhibit 5) with C. Larry Young, the Executive Vice President and Chief Executive Officer of The Bank of Ocilla, pursuant to which Mr. Young will serve as the President of the Branch following the Merger.

  Following the Merger, ABC intends to provide generally to officers and employees of the Branch fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to officers and employees of ABC's other bank subsidiaries from time to time. ABC will also cause each eligible officer and employee of the Branch to participate in ABC's SEP/IRA Retirement Plan (the "SEP Plan") according to the terms of the SEP Plan. For purposes of the eligibility and vesting provisions under ABC's pension plan, officers and employees of the Branch will receive credit for years of service at The Bank of Ocilla. Under the SEP Plan, officers or employees of the Branch who have been employed by The Bank of Ocilla during three of the five calendar years preceding the Effective Time are eligible to participate in the SEP Plan.

RIGHTS OF DISSENTING SHAREHOLDERS

  Holders of Irwin Shares are entitled to dissenters' rights under Article 13 of the GBCC ("Article 13"). As described below, such rights allow Irwin shareholders to dissent from the Merger and to obtain instead payment of "fair value" for their Irwin Shares. A person having a beneficial interest in Irwin Shares held of record in the name of another person, such as a trustee, guardian, custodian, broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

  The following discussion is not a complete statement of the law pertaining to dissenters' rights under the GBCC and is qualified in its entirety by the full text of Article 13 which is reprinted in its entirety as Appendix B to this Proxy Statement/Prospectus. All references in Article 13 and in this summary to a "shareholder" are to the record holder of Irwin Shares as to which dissenters' rights are asserted, if any.

  An Irwin shareholder wishing to exercise dissenters' rights must deliver to Irwin before the vote on the Merger Agreement a written notice of such shareholder's intent ("Notice of Intent") to demand payment for such shareholder's Irwin Shares. In addition, such shareholder must not vote in favor of approval of the Merger Agreement. A vote against approval of the Merger Agreement, however, will not, in and of itself, constitute a written demand for dissenters' rights satisfying the requirements of Article 13.

  Under Article 13, Irwin must provide written notification ("Dissenters' Notice") to each dissenting shareholder within ten days after the consummation of the Merger (i) stating where the demand for payment (the "Payment Demand") must be sent and where and when certificates for certificated Irwin Shares must be deposited and (ii) setting a date by which Irwin must receive the Payment Demand, which date (the "Payment Demand Date") may not be fewer than 30 nor more than 60 days after the date on which the Dissenters' Notice is delivered. A shareholder in receipt of a Dissenters' Notice must deliver a Payment Demand and deposit such shareholder's certificates on or prior to the Payment Demand Date in accordance with the terms of the Dissenters' Notice. Within ten days after receipt of the Payment Demand or within ten days after consummation of the Merger, whichever is later, Irwin must make a written offer to each dissenting shareholder who has filed a Payment Demand to pay an amount estimated to be the "fair value" of the Irwin Shares plus accrued interest. If the dissenting shareholder accepts Irwin's offer by written notice to Irwin within 30 days of Irwin's offer, payment must be made within 60 days after the offer was made or consummation of the Merger, whichever occurs later.

  A dissenting shareholder may notify Irwin, in writing, of such shareholder's own estimate of the "fair value" of his or her Irwin Shares and demand payment thereof, provided that such notice is delivered within 30 days after Irwin's offer. In addition, if Irwin does not offer payment within the time period set forth in the preceding paragraph, a dissenting shareholder may demand delivery of certain financial information regarding Irwin (which Irwin must provide within ten days after receipt of such demand) and may, at any time within three years of the consummation of the Merger, notify Irwin of such shareholder's own estimate of the fair value of such shareholder's Irwin Shares and demand payment thereof.

  If a Payment Demand remains unsettled, then Irwin, within 60 days after receipt of the Payment Demand, must bring an action in a court of competent jurisdiction in the county contemplated by Section 14-2-1330(b) of the GBCC requesting that the "fair value" of the Irwin Shares be determined together with accrued interest. If Irwin fails to bring such action within such 60-day period, Irwin will be required to pay each dissenter whose demand remains unsettled the amount demanded by such dissenting shareholder.

  The costs and expenses of any such action shall be determined by the court and shall be assessed against Irwin. Notwithstanding the foregoing, all or any part of such costs and expenses may be apportioned and assigned as the court may deem equitable against any and all of the dissenting shareholders who are party to the action and to whom Irwin shall have made an offer to pay for the Irwin Shares, if the court finds that such shareholder acted arbitrarily, vexatiously or not in good faith in making a Payment Demand. Such expenses may include reasonable compensation and expenses of appraisers appointed by the court and fees and expenses of counsel and experts employed by Irwin. If the court finds that Irwin failed to comply with the requirements of Article 13, the court may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any attorneys or experts employed by the shareholder in the action.

  Only a shareholder of record is entitled to assert dissenters' rights for Irwin Shares registered in that holder's name. The demand for dissenters' rights should be exercised by or on behalf of the holder of record fully and correctly, as such shareholder's name appears on his or her stock certificates. If Irwin Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if Irwin Shares are owned of record by more than one person, such as a joint tenancy or tenants in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record, provided the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting for such owner or owners.

  If any holder of Irwin Shares who demands dissenters' rights with respect to his or her Irwin Shares fails to perfect, or effectively withdraws or loses, his or her right to dissent, he or she will no longer have the right to receive the "fair value" of his or her Irwin Shares. Rather, such a shareholder will only be entitled to receive the consideration described above. An Irwin Shareholder will fail to perfect, or effectively withdraw or lose, his or her right to dissent if he or she fails to deliver a Notice of Intent to Irwin prior to the vote on the Merger Agreement, fails to vote against approval of the Merger Agreement or abstain with respect to the Merger Agreement, fails to file a Payment Demand with Irwin or delivers to Irwin a written withdrawal of his or her Payment Demand.

  Failure to follow all of the steps required by Article 13 for perfecting dissenters' rights will result in the loss of such rights. Consequently, any shareholder of Irwin who desires to exercise his or her dissenters' rights is urged to consult his or her legal advisor before attempting to exercise such rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Tax Opinion. The following discussion of certain Federal income tax consequences of the Merger is based upon an opinion received from Rogers & Hardin LLP, counsel for ABC. Such opinion is not binding upon the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. Insofar as the opinion of Rogers & Hardin LLP is directed to the tax treatment of Irwin shareholders, it does not purport to apply to all Irwin shareholders. Certain Irwin shareholders may be in special circumstances which are not addressed in such opinion. The opinion also considers only Federal income taxes and does not take into account the application of other Federal taxes or state or local taxes. FOR THESE REASONS, IRWIN SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AT THEIR OWN EXPENSE AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

  The opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations promulgated or proposed thereunder, current rulings of the Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

  Tax-free Reorganization. The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

  Exchange of Irwin Shares Solely for ABC Common Stock. An Irwin shareholder who receives solely shares of ABC Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of a fractional share of ABC Common Stock, if any. See "Cash in Lieu of Fractional Shares of ABC Common Stock" below. The aggregate basis of the shares of ABC Common Stock actually received by such Irwin shareholder will be the same as the tax basis of the Irwin Shares surrendered in exchange therefor, as reduced by the ratable portion of such basis allocated to any fractional share interest to which he or she may have been entitled. The holding period of the ABC Common Stock received by such a shareholder will include the holding period of the Irwin Shares surrendered in the exchange, provided the Irwin Shares were held as a capital asset as of the Effective Time.

  Cash in Lieu of Fractional Shares of ABC Common Stock. The payment of cash to Irwin shareholders in lieu of fractional shares of ABC Common Stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed by ABC, and the payment received by Irwin shareholders will be treated as having been received as a distribution in full payment in exchange for such fractional shares of ABC Common Stock. The resulting gain or loss will be capital gain or loss (assuming the ABC Common Stock is a capital asset in the Irwin shareholder's hands), which will be long term in nature if the Irwin Shares exchanged therefor have been held (or are deemed to have been held) more than one year.

  Backup Withholding. Absent an applicable exemption, ABC must withhold 31% of the cash consideration to which any Irwin shareholder is entitled in the Merger unless the shareholder provides his or her tax identification number and certifies, under penalty of perjury, that such number is correct. Accordingly, if requested by ABC, each Irwin shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this "backup withholding."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH IRWIN SHAREHOLDER AND OTHER FACTORS, EACH IRWIN SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

  The Merger requires the approval of the FRB under the BHCA and the DBF. The Merger was approved by the FRB and the DBF on July 23, 1997. The Merger may not be consummated for 15 days after approval by the FRB, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds.

ISSUANCE OF ADDITIONAL SHARES

  The Merger Agreement prohibits the issuance or sale of Irwin Shares or options to purchase Irwin Shares pending the consummation of the Merger, except that Irwin is permitted to issue up to an additional 752 Irwin Shares upon the exercise of certain outstanding options prior to the consummation of the Merger. See "PROPOSED MERGER--Consideration for Shares".

BUSINESS PENDING THE MERGER

  The Merger Agreement provides, among other limitations, that, pending consummation of the Merger, Irwin will operate in the ordinary course, will use its best efforts to preserve its businesses and business organizations intact, will comply with all applicable laws and will make no material changes in its customary business practices.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  Representations and Warranties. The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organizations, authorization to enter into the Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. None of such representations and warranties will survive the consummation of the Merger.

  Additional Conditions to the Merger. The obligations of Irwin and ABC to consummate the Merger are subject to the following additional conditions, among others: approval and adoption of the Merger Agreement and the Merger by the requisite vote of Irwin shareholders as solicited by this Proxy Statement/Prospectus; absence of any order, judgment or decree of any court or any government agency having jurisdiction over Irwin or over ABC restraining or prohibiting the consummation of the Merger; the inclusion of the ABC Common Stock to be issued in the Merger in the Nasdaq National Market; and the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part and the absence of a stop order suspending such effectiveness. In addition, the obligation of ABC to consummate the Merger is further subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by Irwin in the Merger Agreement; Irwin's performance of all of its obligations under the Merger Agreement; Irwin's earning at least a certain amount of net income during the period between January 1, 1997 and the fifth calendar day prior to the Effective Time; ABC's receipt of an opinion of counsel to Irwin with respect to certain corporate matters; ABC's receipt of a letter from Irwin's independent accountants with respect to the financial information of Irwin contained herein; the execution of an employment agreement between Citizens Bank and C. Larry Young in substantially the form attached as Exhibit 5 to the Merger Agreement; and ABC's receipt of an opinion from Mauldin & Jenkins LLC regarding pooling of interests accounting treatment of the Merger. Irwin's obligation to consummate the Merger is also subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by ABC set forth in the Merger Agreement; ABC's performance of all of its obligations under the Merger Agreement; and Irwin's receipt of an opinion of counsel to ABC with respect to certain corporate matters.

  Waivers; Amendments; Terminations. Any term or condition of the Merger Agreement may be waived by the party entitled to the benefits thereof, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that after the Merger is approved by Irwin shareholders, no such amendment or supplement may result in a decrease in the consideration for Irwin Shares or otherwise materially adversely affect the rights of Irwin shareholders without their approval. The Merger Agreement provides that it may be terminated (i) by the mutual consent of both parties; (ii) by either party in the event of a material breach by the other party of any representation or warranty contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of notice of such breach to such party;
(iii) by either party in the event that any consent or regulatory approval necessary to consummate the Merger has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed with the limit for such appeal or if Irwin's shareholders fail to approve the Merger and the Merger Agreement; (iv) at any time after December 31, 1997, by either party in the event the Merger has not been consummated on or before such date; (v) by either party if it becomes clear that certain conditions precedent to such party's obligations cannot be satisfied on or prior to December 31, 1997; or (vi) by Irwin upon the payment of the termination fee discussed below in connection with its acceptance of an alternative proposal. In the event of termination as a result of a material breach of the Merger Agreement, the non-breaching party is entitled to liquidated damages in the amount of $300,000.

  Expenses of the Merger. Irwin and ABC each will bear their respective costs and expenses incurred in connection with the Merger, including the fees, expenses and disbursements of their respective counsel and auditors and one-half of the printing expenses and filing fees in connection with this Proxy Statement/Prospectus, whether or not the Merger is consummated. Notwithstanding the foregoing, in the event that the Merger Agreement (i) is terminated by Irwin pursuant to Section 9.1(g) thereof upon execution of a definitive agreement with a third party or in the event that, if prior to the termination of the Merger Agreement, Irwin receives a takeover proposal and, within one year of such termination, enters into, approves, recommends or takes action with respect to a merger, consolidation or other business combination with any other person, then Irwin is required to pay to ABC the sum of ABC's expenses plus $300,000, or (iii) is terminated by Irwin pursuant to Section 9.1(d)(ii) thereof where no takeover proposal has been made, then Irwin is required to reimburse ABC for its expenses.

OPERATIONS OF THE BANK OF OCILLA AFTER THE MERGER

  Upon consummation of the Merger, The Bank of Ocilla will be merged with and into Citizens Bank and will thereafter become a branch of Citizens Bank under the operation of its current management. ABC has agreed to provide generally to officers and employees of The Bank of Ocilla comparable employee benefits that ABC provides to officers and employees of its other banking subsidiaries from time to time. See "--Interest of Management in the Merger."

  After the Effective Time, ABC anticipates that there will be a close liaison and a high level of cooperation among all of ABC's subsidiaries resulting in an improved ability to meet the needs of the communities served by Irwin and ABC.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "pooling of interests" transaction.

RESALE OF ABC COMMON STOCK

  All shares of ABC Common Stock received by Irwin shareholders in the Merger will be freely transferable, except that shares of ABC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act) of Irwin prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the 1933 Act (or Rule 144 in the case of such persons who become affiliates of ABC) or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of ABC or Irwin generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires Irwin to use reasonable efforts to deliver or cause to be delivered to ABC a letter agreement from each Irwin affiliate to the effect that such person will not offer or sell or otherwise dispose of any of the shares of ABC Common Stock issued to such persons in or pursuant to the Merger in violation of the 1933 Act or the rules and regulations promulgated by the Commission thereunder.

  In addition, in order to qualify the Merger as a "pooling of interests" for accounting purposes, affiliates of Irwin may not sell the ABC Common Stock that they receive in the Merger until 30 days of combined financial results of ABC and Irwin have been published following the Merger.

                          DESCRIPTION OF ABC BANCORP

  ABC is a bank holding company organized under the laws of the State of Georgia and registered with the FRB pursuant to the BHCA. ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its nine wholly-owned subsidiary banks (the "Subsidiary Banks") located in south Georgia and southeastern Alabama. As of March 31, 1997, ABC, on a consolidated basis, had total assets of $631,713,000, total loans of $446,201,000, total deposits of $531,801,000 and stockholders' equity of $58,446,000. ABC's net income for 1996 was $6,701,000, or $1.02 per share; and
its net income for the three months ended March 31, 1997 was $1,732,000, or $.26 per share. ABC's principal executive offices are located at 310 First Street, S.E., Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

  Additional information concerning ABC is contained in documents incorporated in this Proxy Statement/Prospectus by reference. These documents are available without charge upon written request to Sara R. Hall, ABC Bancorp, 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768; telephone no. (912) 890-1111. In order to assure timely delivery of these documents, any request should be made by August 20, 1997.

                  ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The Company's principal asset is its ownership of the Subsidiary Banks. Accordingly, its results of operations are primarily dependent upon the results of operations of the Subsidiary Banks. The Subsidiary Banks conduct a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Subsidiary Banks' profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate paid and earned on these balances. Net interest income is dependent upon the Subsidiary Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, the profitability of the Subsidiary Banks is affected by such factors as the level of noninterest income and expenses, the provision for loan losses and the effective tax rate. Noninterest income consists primarily of service charges on deposit accounts and other fees and income from the sale of loans and investment securities. Noninterest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

  The results of operations for the years ended December 31, 1996, 1995 and 1994 include the operations of Central Bank & Trust, First National Bank of South Georgia and Merchants & Farmers Bank which were acquired by ABC in 1996 and accounted for as pooling of interest transactions. The results of operations for the year ended December 31, 1996 also include the operations of Southland Bank ("Southland Bank"), which was acquired by ABC on June 21, 1996, since the date of its acquisition, which transaction was accounted for as a purchase. Because the acquisition of Southland Bank was accounted for as a purchase transaction, significant amounts of increases in average balances and income and expense data are attributable to the inclusion of the operations of Southland Bank from June 21, 1996, whereas no operations of Southland Bank have been included in the consolidated financial data for 1995 and 1994.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

  ABC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of ABC, the ability to generate net interest income is dependent upon the ability of the Subsidiary Banks to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, Federal Home Loan Bank borrowings and other short-term borrowings. A portion of interest income is earned on tax-exempt investments such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

  Net interest margin decreased 20 basis points or 3.58% to 5.39% in 1996 as compared to 5.59% in 1995. This decrease in net interest margin resulted from a decrease of 5 basis points in average yield earned on interest-earning assets accompanied by an increase of 8 basis points in average rate paid on interest-bearing liabilities. Interest earned on loans decreased 19 basis points and interest earned on Federal funds sold decreased 90 basis points, while interest paid on interest-bearing deposits increased 9 basis points. Net interest income on a taxable-equivalent basis was $27,109,000 in 1996 as compared to $22,379,000 in 1995, representing an increase of $4,730,000 or 21.14%. Taxable-equivalent net interest income of Southland Bank accounted for $2,782,000 or approximately 59% of the total increase. Net interest income on a taxable-equivalent basis was $22,379,000 in 1995 as compared to $19,172,000 in 1994, representing an increase of $3,207,000 or 16.73%. Net interest margin increased 5.27% to 5.59% in 1995 from 5.31% in 1994 on an increase of 10.97% in average interest-earning assets and an increase of 9.37% in average interest-bearing liabilities. Although interest earned on earning assets increased 106 basis points to 9.64% in 1995 as compared to 8.58% in 1994, interest paid on interest-bearing liabilities increased 99 basis points to 4.83% in 1995 compared to 3.84% in 1994. Interest rates were very aggressive in 1995 as compared to 1994.

  Average interest-earning assets increased $102,970,000 or 25.72% to $503,295,000 in 1996 from $400,325,000 in 1995. Average interest-earning assets of Southland Bank accounted for $58,454,000 or approximately 57% of the total increase. Average loans increased $87,312,000; average investments increased $21,314,000; and average Federal funds sold decreased $5,656,000. The increase in average interest-earning assets was funded by an increase in average deposits of $87,824,000, or 22.96%, to $470,369,000 in 1996 from
$382,545,000 in 1995. Average deposits of Southland Bank accounted for $49,406,000 or approximately 56% of the total increase in average deposits. By comparison, average interest-earning assets increased by $39,560,000, or 10.97%, to $400,325,000 in 1995 from $360,765,000 in 1994. During 1995, average deposits increased $31,589,000, or 9.00%, to $382,545,000 from $350,956,000 in 1994. Approximately 14% of the average deposits were noninterest-bearing deposits in 1996. In 1995, approximately 15% of the total deposits were noninterest-bearing deposits.

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $1,894,000 in 1996, $1,231,000 in 1995 and $955,000 in 1994. The
increase in the
provision for loan losses in 1996 of $663,000, or 53.86%, as compared with 1995 was accompanied by an increase of 43.62% in total loans in 1996 and an increase in the allowance for loan losses of 25.33%. The allowance for loan losses increased $1,389,000 to $6,873,000 at December 31, 1996 from $5,484,000 at December 31, 1995. The addition of $1,211,000 to the allowance for loan losses upon acquisition of Southland Bank accounted for the major portion of the increase in the allowance. Net charge-offs represented 90.60% of the provision for loan losses in 1996 as compared to 42.49% in 1995. The loan charge-offs for 1996 represented .45% of average loans outstanding during the year as compared to .18% for 1995 and .27% for 1994. At December 31, 1996, the allowance for loan losses was 1.57% of total loans outstanding as compared to an allowance for loan losses of 1.80% of total loans outstanding at December 31, 1995 and 1.76% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

  Average total assets increased $112,035,000, or 25.46%, to $552,023,000 in 1996 as compared to $439,988,000 in 1995. Average total assets of Southland Bank accounted for $66,295,000 or approximately 59% of the increase in average total assets. The increase in average total assets was accompanied by an increase in average deposits of $87,824,000, or 22.96%, of which $49,406,000 was attributable to average deposits of Southland Bank. Average total assets increased $47,186,000, or 12.01%, to $439,988,000 in 1995 as compared to
$392,802,000 in 1994 and was accompanied by an increase in average total deposits of $31,589,000, or 9.00%, to $382,545,000 in 1995 from $350,956,000 in 1994.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1997 AND 1996

  The net interest margin on a taxable-equivalent basis was 5.50% for the three months ended March 31, 1997 as compared to 5.39% for the three months ended March 31, 1996. The increase of 11 basis points in the net margin was attributable to an increase in yield on loans.

  Net interest income on a taxable-equivalent basis was $7,771,000 for the three months ended March 31, 1997 as compared to $5,720,000 for the three months ended March 31, 1996, representing an increase of approximately 36%. Approximately $1,500,000, or 73%, of this increase was attributable to the net interest income contributed by Southland Bank for the three months ended March 31, 1997.

  The provision for loan losses charged to earnings amounted to $584,000 for the three months ended March 31, 1997 as compared to $248,000 during the three months ended March 31, 1996. Southland Bank's provision for loan losses for the three months ended March 31, 1997 amounted to $135,000. At March 31, 1997, the allowance for loan losses was l.60% of total loans outstanding as compared to an allowance for loan losses of 1.57% at December 31, 1996.

  The following is a comparison of noninterest income for the three months ended March 31, 1997 and 1996.

                                                             1997       1996
                                                          ---------- ----------
   Service charges on deposits........................... $1,225,000 $  967,000
   Other service charges, commissions and fees...........    477,000    316,000
   Other income..........................................     34,000     50,000
                                                          ---------- ----------
       Total noninterest income.......................... $1,736,000 $1,333,000
                                                          ========== ==========

  Total noninterest income for the three months ended March 31, 1997 increased $403,000 over the amount for the same period in 1996. Southland Bank contributed $184,000 in service charges on deposits, $106,000 in other service charges and $5,000 in other income to noninterest income for the three months ended March 31, 1997.

  The following is an analysis of noninterest expense for the three months ended March 31, 1997 and 1996.

                                                             1997       1996
                                                          ---------- ----------
   Salaries and employee benefits........................ $3,403,000 $2,280,000
   Occupancy and equipment expense.......................    918,000    626,000
   Deposit insurance premium.............................     62,000     28,000
   Data processing fees..................................     92,000    148,000
   Other expense.........................................  1,697,000  1,116,000
                                                          ---------- ----------
       Total noninterest expense......................... $6,172,000 $4,198,000
                                                          ========== ==========

  Total noninterest expense for the three months ended March 31, 1997 increased $1,974,000 over the amount for the same period in 1996. Noninterest expense incurred by Southland Bank for the three months ended March 31, 1997 amounted to $1,061,000, representing approximately 54% of the total increase.

  Salaries and employee benefits for the three months ended March 31, 1997 increased $1,123,000 over the amount for the same period in 1996. Approximately 50% of this increase, or $557,000, was attributable to Southland Bank. The remaining increase in salaries and employee benefits resulted from normal increases in salaries and bonuses and the addition of several employees by the parent company, including three senior executives.

  Deposit insurance premiums for the three months ended March 31, 1997 increased $34,000 over the amount for the same period in 1996. Southland Bank accounted for $14,000 of the total increase.

  Data processing fees for the three months ended March 31, 1997 decreased $56,000 from the amount for the same period in 1996. This decrease resulted from savings derived from the centralization of various accounting functions.

  All other noninterest expense for the three months ended March 31, 1997 increased $581,000 over the amount recorded during the same period in 1996. Southland Bank incurred $490,000 in other operating expense during the three months ended March 31, 1997.

  The following is a condensed summary of net income during the three months ended March 31, 1997 and 1996.

                                                             1997       1996
                                                          ---------- ----------
   Net interest income................................... $7,631,000 $5,623,000
   Provision for loan losses.............................    584,000    248,000
   Other income..........................................  1,736,000  1,333,000
   Other expense.........................................  6,172,000  4,198,000
                                                          ---------- ----------
   Income before income taxes............................  2,611,000  2,510,000
   Applicable income taxes...............................    879,000    835,000
                                                          ---------- ----------
       Net income........................................ $1,736,000 $1,333,000
                                                          ========== ==========

  Total assets decreased $3.3 million, or .5%, to $631.7 million at March 31, 1997 from $635.0 million at December 31, 1996. Total earning assets increased $6.2 million, or 1.1%, to $569.1 million at March 31, 1997 from $562.9 million at December 31, 1996. Total loans, net of the allowance for loan losses, increased $7.6 million, or 1.8%, to $439.1 million at March 31, 1997 from $431.5 million at December 31, 1996.

  Total deposits decreased $13.9 million, or 2.5%, to $531.8 million at March 31, 1997 from $545.7 million at December 31, 1996. Approximately 13.5% and 14.9% of deposits were noninterest-bearing as of March 31, 1997 and December 31, 1996, respectively.

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following table sets forth the amount of ABC's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.

                                                    YEAR ENDED DECEMBER 31,
                         --------------------------------------------------------------------------------
                                   1996                       1995                       1994
                         -------------------------- -------------------------- --------------------------
                                            AVERAGE                    AVERAGE                    AVERAGE
                                   INTEREST YIELD/            INTEREST YIELD/            INTEREST YIELD/
                         AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE
                         BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID
                         --------  -------- ------- --------  -------- ------- --------  -------- -------
                                                    (DOLLARS IN THOUSANDS)
ASSETS
 Interest-earning
  assets:
 Loans, net of unearned
  interest.............. $380,527  $40,711   10.70% $293,215  $31,929   10.89% $256,970  $25,239   9.82%
 Investment securities:
  Taxable...............   84,454    5,197    6.15    69,230    4,113    5.94    67,190    3,618   5.38
  Tax-exempt............   18,996    1,377    7.25    12,906    1,098    8.51    14,093    1,194   8.47
 Federal funds sold.....   19,318      959    4.96    24,974    1,464    5.86    22,512      903   4.01
                         --------  -------          --------  -------          --------  -------
   Total interest-
    earning assets......  503,295   48,244    9.59   400,325   38,604    9.64   360,765   30,954   8.58
                         --------  -------          --------  -------          --------  -------
 Noninterest-earning
  assets:
 Cash................... $ 23,945                   $ 20,066                   $ 20,290
 Allowance for loan
  losses................   (6,358)                    (5,217)                    (4,986)
 Unrealized loss on
  available for sale
  securities............     (348)                      (175)                      (387)
 Other assets...........   31,489                     24,989                     17,120
                         --------                   --------                   --------
   Total noninterest
    earning assets......   48,728                     39,663                     32,037
                         --------                   --------                   --------
    Total assets........ $552,023                   $439,988                   $392,802
                         ========                   ========                   ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Interest-bearing
  liabilities:
 Savings and interest-
  bearing demand
  deposits.............. $138,749  $ 4,246    3.06  $114,574  $ 3,534    3.08  $123,301  $ 3,491   2.83
 Time deposits..........  267,269   15,500    5.80   211,206   12,709    5.72   177,097    7,943   4.49
 Other short-term
  borrowings............    5,713      221    3.87     5,560      301    5.41     3,477      111   3.19
 Other borrowings.......   19,113    1,168    6.11     4,332      311    7.18     3,052      237   7.77
                         --------  -------          --------  -------          --------  -------
   Total interest-
    bearing
    liabilities.........  430,844   21,135    4.91   335,672   16,225    4.83   306,927   11,782   3.84
                         --------  -------          --------  -------          --------  -------
 Noninterest-bearing
  liabilities and stock-
  holders' equity:
 Demand deposits........   64,351                     56,765                     50,558
 Other liabilities......    3,328                      3,538                      2,803
 Stockholders' equity...   53,500                     44,013                     32,514
                         --------                   --------                   --------
   Total noninterest-
    bearing liabilities
    and stockholders'
    equity..............  121,179                    104,316                     85,875
                         --------                   --------                   --------
   Total liabilities and
    stockholders'
    equity.............. $552,023                   $439,988                   $392,802
                         ========                   ========                   ========
Interest rate spread....                      4.68%                      4.81%                     4.74%
                                             =====                      =====                      ====
Net interest income.....            27,109                     22,379                     19,172
                                   =======                    =======                    =======
Net interest margin.....                      5.39%                      5.58%                     5.31%
                                             =====                      =====                      ====

SELECTED QUARTERLY FINANCIAL DATA

                                        QUARTERS ENDED DECEMBER 31, 1996
                                 -----------------------------------------------
                                   FOURTH       THIRD      SECOND       FIRST
                                 ----------- ----------- ----------- -----------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
   SELECTED INCOME STATEMENT
    DATA:
    Interest income............  $    13,509 $    13,308 $    10,861 $    10,098
    Net interest income........        7,468       7,268       6,279       5,626
    Net income.................        1,483       1,701       1,851       1,666
   PER SHARE DATA:
    Net income.................         0.22        0.26        0.30        0.26
    Dividends..................         0.08        0.08        0.08        0.08
                                        QUARTERS ENDED DECEMBER 31, 1995
                                 -----------------------------------------------
                                   FOURTH       THIRD      SECOND       FIRST
                                 ----------- ----------- ----------- -----------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
   SELECTED INCOME STATEMENT
    DATA:
    Interest income............  $    10,187 $     9,790 $     9,448 $     8,806
    Net interest income........        5,822       5,449       5,445       5,280
    Net income.................        1,593       1,508       1,429       1,387
   PER SHARE DATA:
    Net income.................         0.26        0.25        0.23        0.23
    Dividends..................         0.08        0.08        0.06        0.06

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                         YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------
                                1996 VS. 1995                1995 VS. 1994
                          ---------------------------  ----------------------------
                                     CHANGES DUE TO               CHANGES DUE TO
                           INCREASE  ----------------   INCREASE  -----------------
                          (DECREASE)  RATE    VOLUME   (DECREASE)  RATE    VOLUME
                          ---------- ------  --------  ---------- -------  --------
                                         (DOLLARS IN THOUSANDS)
Increase (decrease) in:
 Income from earning
  assets:
 Interest and fees on
  loans.................    $8,782   $ (726) $  9,508    $6,690   $ 3,130  $ 3,560
 Interest on securities:
 Taxable................     1,084      180       904       495       385      110
 Tax-exempt.............       279     (239)      518       (96)        5     (101)
 Interest on Federal
  funds.................      (505)    (173)     (332)      561       462       99
                            ------   ------  --------    ------   -------  -------
  Total interest
   income...............    $9,640   $ (958) $ 10,598    $7,650   $ 3,982  $ 3,668
                            ------   ------  --------    ------   -------  -------
Expense from interest-
 bearing liabilities:
 Interest on savings and
  interest-bearing
  demand deposits.......    $  712   $  (34) $    746    $   43   $   290  $  (247)
 Interest on time
  deposits..............     3,421      215     3,206     4,136     2,606    1,530
 Interest on short-term
  deposits..............       (80)     (88)        8       190       124       66
 Interest on other
  borrowings............       857     (204)    1,061        74       (25)      99
                            ------   ------  --------    ------   -------  -------
  Total interest
   expense..............    $4,910   $ (111) $  5,021    $4,443   $ 2,995  $ 1,448
                            ------   ------  --------    ------   -------  -------
  Net interest income...    $4,730   $ (847) $  5,577    $3,207   $   987  $ 2,220
                            ======   ======  ========    ======   =======  =======

NONINTEREST INCOME

  The most significant increase in noninterest income was an increase in service charges on deposit accounts and other income. The increase in service charges on deposit accounts resulted from an increase in average deposits of $87,824,000, of which $49,406,000 was attributable to the average deposits of Southland Bank. The increase in service charges on deposit accounts of $250,000 (7.32%), in 1995 over 1994 resulted from an increase in average deposits of $31,589,000 (9.00%). Total other income increased $644,000 in 1996 over 1995, of which $505,000 was attributable to other income of Southland Bank.

  The following is a comparison of noninterest income for 1996, 1995 and 1994.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Service charges on deposit accounts................. $ 4,554 $ 3,666 $ 3,416
   Other service charges, commissions and fees.........     500     422     336
   Other income........................................   1,230     586     521
                                                        ------- ------- -------
                                                        $ 6,284 $ 4,674 $ 4,273
                                                        ======= ======= =======

NONINTEREST EXPENSE

  Salaries and employee benefits increased $2,147,000, or 25.09%, in 1996 over 1995, of which $1,202,000 was attributable to Southland Bank. The remaining increase in salaries and employee benefits resulted from normal increases in salaries and bonuses and the addition of several employees by the parent company, including three senior executives. Equipment and occupancy expense increased $497,000, or 19.56%, in 1996 over 1995, of which $366,000 was attributable to Southland Bank. Amortization of intangible assets increased $177,000 in 1996 over 1995. The entire amount of the increase resulted from the amortization of the excess of purchase price over net book value of assets acquired upon the acquisition of Southland Bank which was accounted for as a purchase transaction. Merger and acquisition expense of $708,000 in 1996 resulted from the acquisition of four financial institutions during 1996. Stationery and supplies expense increased $227,000 in 1996 over 1995, of which $81,000 was attributable to Southland. Also contributing to the increase in stationery and supplies expense was the implementation of a system for rendering customer account statements known as an "image item processing system". All other noninterest expense increased $986,000 in 1996 over 1995, of which $526,000 was attributable to Southland Bank. Following is an analysis of noninterest expense for 1996, 1995 and 1994.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Salaries and employee benefits...................... $10,705 $ 8,558 $ 7,816
   Equipment and occupancy.............................   3,038   2,541   2,454
   Merger and acquisition expense......................     708     --      --
   Amortization of intangible assets...................     487     310     310
   Data processing fees................................     500     486     566
   Directors fees......................................     462     424     395
   FDIC premiums.......................................     367     481     801
   Stationery and supplies expense.....................     592     365     338
   Other expense.......................................   4,804   3,756   3,250
                                                        ------- ------- -------
                                                        $21,663 $16,921 $15,930
                                                        ======= ======= =======

ASSET/LIABILITY MANAGEMENT

  A principal objective of ABC's asset/liability management strategy is to minimize its exposure to changes in interest rates by matching the maturity and repricing horizons of interest-earning assets and interest-bearing liabilities. This strategy is overseen in part through the direction of ABC's Asset and Liability Committee (the "ABC ALCO Committee") which establishes policies and monitors results to control interest rate sensitivity.

  As part of ABC's interest rate risk management policy, the ABC ALCO Committee examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If ABC's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the ABC ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may not react identically to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

  The following table sets forth the distribution of the repricing of ABC's earning assets and interest-bearing liabilities as of December 31, 1996, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of ABC's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                            AT DECEMBER 31, 1996
                                        MATURING OR REPRICING WITHIN
                          ---------------------------------------------------------
                          ZERO TO THREE THREE MONTHS ONE TO FIVE OVER FIVE
                             MONTHS     TO ONE YEAR     YEARS      YEARS    TOTAL
                          ------------- ------------ ----------- --------- --------
                                           (DOLLARS IN THOUSANDS)
EARNING ASSETS:
  Federal funds sold....    $  5,120     $     --     $    --     $   --   $  5,120
  Investment securi-
   ties.................      14,182        19,390      55,461     29,105   118,138
  Loans.................     185,495        55,328     163,300     34,267   438,390
                            --------     ---------    --------    -------  --------
                             204,797        74,718     218,761     63,372   561,648
                            --------     ---------    --------    -------  --------
INTEREST-BEARING LIABIL-
 ITIES:
  Interest-bearing de-
   mand deposits (1)....         --         37,229      79,548        --    116,777
  Savings (1)...........         --            --       43,332        --     43,332
  Certificates less than
   $100,000.............      77,590       110,451      37,142        --    225,183
  Certificates, $100,000
   and over.............      26,909        42,412       9,677        --     78,998
  Other short-term
   borrowings...........         997           --          --         --        997
  Other borrowings......      15,000         8,750         --         450    24,200
                            --------     ---------    --------    -------  --------
                             120,496       198,842     169,699        450   489,487
                            --------     ---------    --------    -------  --------
Interest rate sensitiv-
 ity gap................    $ 84,301     $(124,124)   $ 49,062    $62,922  $ 72,161
                            ========     =========    ========    =======  ========
Cumulative interest rate
 sensitivity gap........    $ 84,301     $ (39,823)   $  9,239    $72,161
                            ========     =========    ========    =======
Interest rate sensitiv-
 ity gap ratio..........        1.70          0.38        1.29     140.83
                            ========     =========    ========    =======
Cumulative interest rate
 sensitivity gap ratio..        1.70          0.88        1.02       1.15
                            ========     =========    ========    =======

--------
(1) The Company has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "One to Five Years" category. It has also found that the money-market check deposits reprice between three months to one year on the average.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  ABC's loan portfolio, as of December 31, 1996, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1996 are shown in the following table according to the following maturity classifications: (i) one year or less; (ii) after one year through five years; and (iii) after five years.

                                                            DECEMBER 31, 1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      MATURITY:
        One year or less.................................        $240,823
        After one year through five years................         163,300
        After five years.................................          34,267
                                                                 --------
                                                                 $438,390
                                                                 ========

  The following table summarizes loans at December 31, 1996 with the due dates after one year which (i) have predetermined interest rates or (ii) have floating or adjustable interest rates.

                                                            DECEMBER 31, 1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      Predetermined interest rates.......................        $197,367
      Floating or adjustable interest rates..............             200
                                                                 --------
                                                                 $197,567
                                                                 ========

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

LOAN PORTFOLIO

  Management believes that ABC's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of residential real estate mortgage loans, which constituted approximately 27% of ABC's loan portfolio as of December 31, 1996. As of December 31, 1996, ABC had outstanding loan commitments of $63 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                            THREE MONTHS
                               ENDED
                             MARCH 31,             YEAR ENDED DECEMBER 31,
                            ------------ --------------------------------------------
                                1997       1996     1995     1994     1993     1992
                            ------------ -------- -------- -------- -------- --------
                                             (DOLLARS IN THOUSANDS)
   Commercial and
    industrial.............   $ 65,327   $ 68,283 $ 45,892 $ 38,133 $ 30,886 $ 27,578
   Agricultural............     37,546     34,232   21,704   23,063   14,760   15,622
   Real estate--
    construction...........     12,710     13,542    3,589    3,688    5,787    3,247
   Real estate--mortgage,
    farmland...............     55,004     49,807   46,255   40,290   34,563   26,322
   Real estate--mortgage,
    commercial.............     93,854     88,854   59,053   47,884   37,469   30,361
   Real estate--mortgage,
    residential............    116,546    117,022   71,345   65,598   62,101   62,140
   Consumer installment
    loans..................     63,359     64,433   56,004   50,691   44,324   47,312
   Other...................      1,855      2,217    1,400    1,643    2,319    1,828
                              --------   -------- -------- -------- -------- --------
                               446,201    438,390  305,242  270,990  232,209  214,410
   Less reserve for
    possible loan losses...      7,118      6,873    5,484    4,775    4,514    4,735
                              --------   -------- -------- -------- -------- --------
      Total loans..........   $439,083   $431,517 $299,758 $266,215 $227,695 $209,675
                              ========   ======== ======== ======== ======== ========

NONPERFORMING LOANS

  A loan is placed on nonaccrual status when, in management's judgment, the collection of the interest income appears doubtful. An interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as nonaccrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

                                THREE MONTHS
                                   ENDED          YEAR ENDED DECEMBER 31,
                                 MARCH 31,   ----------------------------------
                                    1997      1996   1995   1994   1993   1992
                                ------------ ------ ------ ------ ------ ------
                                            (DOLLARS IN THOUSANDS)
   Loans accounted for on a
    nonaccrual basis...........    $5,577    $4,977 $2,271 $3,518 $3,260 $6,396
   Installment loans and term
    loans contractually past
    due ninety days or more as
    to interest or principal
    payments and still
    accruing...................        78       396    457    274    513    620
   Loans, the terms of which
    have been renegotiated to
    provide a reduction or
    deferral of interest or
    principal because of
    deterioration in the
    financial position of the
    borrower...................       --        --     --     358    --     --
   Loans now current about
    which there are serious
    doubts as to the ability of
    the borrower to comply with
    present loan repayment
    terms......................       --        --     --     --     --     --
                                   ------    ------ ------ ------ ------ ------
   Total.......................    $5,655    $5,373 $2,728 $4,150 $3,773 $7,016
                                   ======    ====== ====== ====== ====== ======

  As of March 31, 1997 and December 31, 1996, 1995, 1994, 1993 and 1992, total nonperforming loans were approximately 1.27%, 1.23%, .89%, 1.53%, 1.62% and 3.27%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. ABC's allowance for loan losses was approximately $6.9 million at December 31, 1996, representing 1.57% of year-end total loans outstanding, compared with approximately $5.5 million at December 31, 1995, which represented 1.80% of year-end total loans outstanding.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of ABC's loan loss experience for the periods indicated:

                          THREE MONTHS
                             ENDED               YEAR ENDED DECEMBER 31,
                           MARCH 31,   ------------------------------------------------
                              1997       1996      1995      1994      1993      1992
                          ------------ --------  --------  --------  --------  --------
                                           (DOLLARS IN THOUSANDS)
Average amount of loans
 outstanding............    $439,118   $380,527  $293,215  $256,970  $228,607  $180,067
                            ========   ========  ========  ========  ========  ========
Balance of reserve for
 possible loan losses at
 beginning of period....       6,873      5,484     4,776     4,514     4,735     1,859
                            --------   --------  --------  --------  --------  --------
Charge offs:
 Commercial, financial,
  industrial and
  agricultural..........         (23)      (739)     (301)     (479)     (573)     (454)
 Real estate............         (39)    (1,242)     (103)     (338)   (1,883)   (1,057)
 Consumer...............        (498)      (275)     (562)     (450)     (472)     (346)
Recoveries:
 Commercial, financial
  and agricultural......          46         89        96       100       336        27
 Real estate............          32        275       126       265       556       282
 Consumer...............         143        176       221       209       254       127
                            --------   --------  --------  --------  --------  --------
   Net charge-offs......        (339)    (1,716)     (523)     (693)   (1,782)   (1,421)
                            --------   --------  --------  --------  --------  --------
Additions to reserve
 charged to operating
 expenses...............         584      1,894     1,231       955     1,561     1,597
                            --------   --------  --------  --------  --------  --------
Allowance for loan
 losses of acquired
 subsidiary.............         --       1,211       --        --        --      2,700
                            --------   --------  --------  --------  --------  --------
   Balance of reserve
    for possible loan
    losses..............    $  7,118   $  6,873  $  5,484  $  4,776  $  4,514  $  4,735
                            ========   ========  ========  ========  ========  ========
Ratio of net loan
 charge-offs to average
 loans..................         .08%       .45%      .18%      .27%      .78%      .79%
                            ========   ========  ========  ========  ========  ========

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the dates indicated. Management believes the allowance can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                                AT DECEMBER 31,
                            AT MARCH 31,    --------------------------------------------------------
                                1997               1996               1995               1994
                         ------------------ ------------------ ------------------ ------------------
                                PERCENT OF         PERCENT OF         PERCENT OF         PERCENT OF
                                 LOANS IN           LOANS IN           LOANS IN           LOANS IN
                                CATEGORY TO        CATEGORY TO        CATEGORY TO        CATEGORY TO
                         AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                         ------ ----------- ------ ----------- ------ ----------- ------ -----------
                                          (DOLLARS IN THOUSANDS)
Commercial, financial,
 industrial and
 agricultural........... $1,625      23%    $1,569      23%    $1,271      22%    $1,219      23%
Real estate.............  2,950      62      2,848      62      1,951      58      1,796      58
Consumer................  1,344      15      1,298      15      1,056      19      1,041      19
Unallocated.............  1,199     --       1,158     --       1,206     --         719     --
                         ------     ---     ------     ---     ------     ---     ------     ---
                         $7,118     100%    $6,873     100%    $5,484     100%    $4,775     100%
                         ======     ===     ======     ===     ======     ===     ======     ===

INVESTMENT PORTFOLIO

  ABC manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates on net interest income. See "--Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on ABC due to the rate variability and short-term maturities of its earning assets. In particular, approximately 55% of its loan portfolio is comprised of loans which mature within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 25% of the investment portfolio matures within one year.

TYPES OF INVESTMENTS

  The amortized cost and approximate fair value of investment securities at December 31, 1996 and 1995 were as follows:

                                               GROSS      GROSS
                                   AMORTIZED UNREALIZED UNREALIZED APPROXIMATE
                                     COST      GAINS      LOSSES   FAIR VALUE
                                   --------- ---------- ---------- -----------
                                             (DOLLARS IN THOUSANDS)
   Securities Available for Sale
    December 31, 1996:
     U.S. Government and agency
      securities.................   $69,618     $232      $(429)     $69,421
     Mortgage-backed securities..    12,391      134        (52)      12,473
     State and municipal
      securities.................     3,918       58        --         3,976
     Other securities............       300      --         (22)         278
                                    -------     ----      -----      -------
                                    $86,227     $424      $(503)     $86,148
                                    =======     ====      =====      =======
   December 31, 1995:
     U.S. Government and agency
      securities.................   $53,363     $430      $(183)     $53,610
     Mortgage-backed securities..    11,264      173        (15)      11,422
     Other securities............       300      --         (18)         282
                                    -------     ----      -----      -------
                                    $64,927     $603      $(216)     $65,314
                                    =======     ====      =====      =======
   Securities Held to Maturity
    December 31, 1996:
     U.S. Government and agency
      securities.................   $11,238     $--       $(200)     $11,038
     State and municipal
      securities.................    16,426      493        (28)      16,891
     Mortgage-backed securities..     4,326       27        (44)       4,309
                                    -------     ----      -----      -------
                                    $31,990     $520      $(272)     $32,238
                                    =======     ====      =====      =======
   December 31, 1995:
     U.S. Government and agency
      securities.................   $    59     $  1      $ --       $    60
     State and municipal
      securities.................    14,428      337       (106)      14,659
     Mortgage-backed securities..     4,704       10        (25)       4,689
                                    -------     ----      -----      -------
                                    $19,191     $348      $(131)     $19,408
                                    =======     ====      =====      =======

  The following table represents maturities and weighted average yields of investment securities held by ABC at December 31, 1996.

                                                    AT DECEMBER 31, 1996
                         -------------------------------------------------------------------------------
                                            AFTER ONE YEAR BUT   AFTER FIVE YEARS BUT
                         WITHIN ONE YEAR     WITHIN FIVE YEARS     WITHIN TEN YEARS     AFTER TEN YEARS
                         -----------------  ------------------   --------------------   ----------------
                          AMOUNT   YIELD      AMOUNT    YIELD      AMOUNT      YIELD     AMOUNT   YIELD
                         --------- -------  ---------- --------  ----------- ---------  -------- -------
                                                   (DOLLARS IN THOUSANDS)
U.S. Treasury and other
 U.S. government
 agencies (1)..........  $  21,572   5.98%  $   62,331    6.20%  $    13,116     6.35%  $    717   6.17%
Obligations of states
 and other political
 subdivisions (1)(2)...        255   9.77        6,917    7.28         8,231     7.55      4,999   7.31

--------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.
(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.

DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                  YEAR ENDED DECEMBER 31,
                                ----------------------------
                                    1996           1995
                                -------------  -------------
                                 AMOUNT  RATE   AMOUNT  RATE
                                -------- ----  -------- ----
                                  (DOLLARS IN THOUSANDS)
   Noninterest-bearing demand
    deposits..................  $ 64,351  -- % $ 56,765  -- %
   Interest-bearing demand and
    savings deposits..........   138,749 3.06   114,574 3.08
   Time deposits..............   267,269 5.80   211,206 5.72
                                --------       --------
      Total deposits..........  $470,369       $382,545
                                ========       ========

  ABC has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1996, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through 12 months and (iii) over 12 months.

                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
   Three months or less.......................................      $26,909
   Over three through twelve months...........................       42,412
   Over twelve months.........................................        9,677
                                                                    -------
       Total..................................................      $78,998
                                                                    =======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
   Return on assets.................................    1.21%    1.34%    1.10%
   Return on equity.................................   12.53    13.44    13.28
   Dividend payout ratio............................   31.37    29.17    30.67
   Equity to assets ratio...........................    9.69    10.00     8.28

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of ABC and the Subsidiary Banks to meet those needs. ABC and the Subsidiary Banks seek to meet liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, the Subsidiary Banks maintain relationships with correspondent banks which could provide funds to them on short notice, if needed.

  The liquidity and capital resources of ABC and the Subsidiary Banks are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1996, the Subsidiary Banks' short-term investments were adequate to cover any reasonably anticipated immediate need for funds. During 1996, ABC increased its capital $5,996,000 by the issuance of ABC Common Stock in connection with business combinations completed during the year and the exercise of options by shareholders of pooled subsidiaries prior to such combinations. It also increased its capital by retaining net earnings of $5,019,000 after payment of dividends. After recording a decrease in capital of $112,000 for unrealized losses on securities available for sale, net of taxes, total capital increased $10,903,000 during 1996. At December 31, 1996, total capital of ABC amounted to $57,674,000. ABC and the Subsidiary Banks are aware of no events or trends likely to result in a material change in their liquidity. At December 31, 1996, ABC had binding commitments for capital expenditures of $250,000. The Company anticipates that approximately $4,500,000 will be required for capital expenditures during 1997. As of June 1, 1997, the Company anticipates that approximately $4,000,000 in cash will be required to complete the purchase of a banking center located in a surrounding area.

  During the three months ended March 31, 1997, total capital increased $772,000 to $58,446,000 at March 31, 1997. This increase in capital resulted from the retention of net earnings of $1,193,000 (after deducting dividends to shareholders of $539,000), and an increase of $421,000 in unrealized losses on securities available for sale, net of taxes.

  In accordance with risk capital guidelines issued by the FRB, ABC is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly-rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of ABC at December 31, 1996.

                                                DECEMBER 31, 1996
                                 -----------------------------------------------
                                     ACTUAL         REQUIRED         EXCESS
                                 --------------- --------------- ---------------
                                 AMOUNT  PERCENT AMOUNT  PERCENT AMOUNT  PERCENT
                                 ------- ------- ------- ------- ------- -------
                                             (DOLLARS IN THOUSANDS)
   Leverage capital............. $52,028   9.11% $22,844  4.00%  $29,184  5.11%
   Risk-based capital:
    Core Capital................  52,028  11.96   17,401  4.00    34,627  7.96
    Total Capital...............  57,484  13.21   34,812  8.00    22,672  5.21

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, the Subsidiary Banks have granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by each of the Subsidiary Bank's Board of Directors. The Subsidiary Banks have also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Subsidiary Banks use the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Following is a summary of the commitments outstanding at December 31, 1996 and 1995.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
      Commitments to extend credit..................... $    58,693 $    45,370
      Credit card commitments..........................       3,077       2,883
      Standby letters of credit........................       1,331       1,444
                                                        ----------- -----------
                                                        $    63,101 $    49,697
                                                        =========== ===========

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

                        DESCRIPTION OF ABC COMMON STOCK

GENERAL

  ABC's authorized capital stock consists of 15,000,000 shares of Common Stock, $1.00 par value per share, of which 6,745,701 shares were issued and outstanding as of March 31, 1997, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. ABC has reserved 595,883 shares of ABC Common Stock for issuance pursuant to outstanding options to purchase such shares.

COMMON STOCK

  The holders of ABC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by ABC out of funds legally available therefor and to share ratably in the assets of ABC available for distribution after the payment of all prior claims in the event of any liquidation, dissolution or winding-up of ABC. All outstanding shares of ABC Common Stock are duly authorized and validly issued, fully paid and nonassessable.

  Under FRB policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the FRB has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition.

  The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its Subsidiary Banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

  Holders of ABC Common Stock are entitled to one vote per share on all matters requiring a vote of shareholders. The ABC Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of ABC Common Stock voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining shares of ABC Common Stock will not be able to elect any of the directors.

PREFERRED STOCK

  No shares of Preferred Stock have been issued. ABC's Board of Directors is authorized to issue the Preferred Stock, without shareholder approval, in one or more series and to fix and determine, among other things: the dividend payable with respect to such shares of Preferred Stock, including whether and in what manner such dividend shall be accumulated, and whether such dividend is payable in shares of stock in connection with the possible implementation of a shareholder rights plan or otherwise; whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock. In addition, the Preferred Stock may be issued as a defensive device to thwart an attempted hostile takeover of ABC.

LIMITATIONS ON DIRECTORS' LIABILITY

  ABC's Articles of Incorporation provide that no director of ABC shall be liable to ABC or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of ABC,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of ABC and its shareholders (through shareholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of ABC pursuant to the foregoing, ABC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

TRANSFER AGENT

  SunTrust Bank, Atlanta currently acts as the transfer agent for the ABC Common Stock.

               CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC

GENERAL

  As a bank holding company, ABC is subject to the regulation and supervision of the FRB and the DBF. The Subsidiary Banks are subject to supervision and examination by applicable state and federal banking agencies, including the Office of the Comptroller of the Currency, the FRB, the FDIC and the DBF. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the FRB as it attempts to control the money supply and credit availability in order to influence the economy.

  The BHCA requires every bank holding company to obtain the prior approval of the FRB before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the FRB, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the FRB has determined by regulation or order to be closely related to banking are (i) making or servicing loans and certain types of leases; (ii) performing certain data processing services; (iii) acting as fiduciary or investment or financial advisor; (iv) providing discount brokerage services;
(v) underwriting bank eligible securities; (vi) underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and
(vii) making investments in corporations or projects designed primarily to promote community welfare.

  In addition, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of ABC and the Subsidiary Banks and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine ABC. ABC is an "affiliate" of the Subsidiary Banks under the Federal Reserve Act, which imposes certain restrictions on (i) loans by the Subsidiary Banks to ABC; (ii) investments in the stock or securities of ABC by the Subsidiary Banks; (iii) the Subsidiary Bank's taking the stock or securities of an "affiliate" as collateral for loans by the Subsidiary Banks to a borrower; and (iv) the purchase of assets from ABC by the Subsidiary Banks. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

  ABC is a legal entity separate and distinct from its subsidiaries. There are various legal and regulatory limitations under federal and state law on the extent to which ABC's subsidiaries can pay dividends or otherwise supply funds to ABC.

  The principal source of ABC's cash revenues is dividends from its subsidiaries, and there are certain limitations under federal and Georgia law on the payment of dividends by such subsidiaries. The prior approval of the FRB or the applicable state commissioner, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include ABC and the Subsidiary Banks from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

  Under Georgia law (which would apply to any payment of dividends by the Subsidiary Banks to ABC), the prior approval of the DBF is required before any cash dividends may be paid by a state bank if (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

  In addition, the Subsidiary Banks are subject to limitations under Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, ABC. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

  The FRB has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit, is 8%). At least half of the Total Capital is to be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of perpetual preferred stock, less goodwill ("Tier I Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

  In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I Capital to total assets, less goodwill (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the FRB has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Section 38 to the Federal Deposit Insurance Act, as revised in December 1992, implements the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches two percent. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

  Under the regulations of the Federal Deposit Insurance Corporation (the "FDIC") implementing the prompt corrective action provisions of the FDIC Act, financial institutions are placed in the following five categories based upon capitalization ratios: (i) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier I risk-based ratio of at least 6% and a leverage ratio of at least 5%; (ii) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier I risk-based ratio of at least 4% and a leverage ratio of at least 4%; (iii) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier I risk-based ratio of under 4% or a leverage ratio of under 4%;
(iv) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier I risk-based ratio of under 3% or a leverage ratio of under 3%; and (v) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital.

  The downgrading of an institution's category is automatic in two situations:
(i) whenever an otherwise well-capitalized institution is subject to any written capital order or directive; and (ii) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The Federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

  All insured institutions regardless of their level of capitalization are prohibited by the FDIC Act from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

  Under the FDIC's regulations, all of the Subsidiary Banks are "well capitalized" institutions.

SUPPORT OF SUBSIDIARY BANKS

  Under FRB policy, ABC is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such FRB policy, ABC may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  Under the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

FDIC INSURANCE ASSESSMENTS

  The Subsidiary Banks are subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). Since 1989, the annual FDIC deposit insurance assessments increased from $.083 per $100 of deposits to a minimum level of $.23 per $100 of deposits, an increase of 177%. The FDIC implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories, from $.23 per $100 of deposits for the healthiest banks (those with the highest capital, best management and best overall condition) to as much as $.31 per $100 of deposits for the less-healthy institutions, for an average $.259 per $100 of deposits.

  On August 8, 1995, the FDIC lowered the BIF premium for "healthy" banks 83% from $.23 per $100 in deposits to $.04 per $100 in deposits, while retaining the $.31 level for the riskiest banks. The average assessment rate was therefore reduced from $.232 to $.044 per $100 of deposits. The new rate took effect on September 29, 1995. On November 14, 1995, the FDIC again lowered the BIF premium for "healthy" banks from $.04 per

$100 of deposits to zero for the highest rated institutions (92% of the industry). As a result, the Subsidiary Banks paid only the legally required annual minimum payment of $10,000 per year for insurance as of January 1997.

  On September 30, 1996, the President signed the Deposit Insurance Fund Act of 1996 ("DIFA") which was part of the omnibus spending bill enacted by Congress at the end of its 1996 session. DIFA provides that the FDIC may not set semi-annual assessments with respect to the BIF in excess of the amount needed to maintain the 1.25% designated reserve ratio or, if the reserve ratio is less than the designated reserve ratio, to increase the reserve ratio to the designated reserve ratio. In addition, DIFA mandates the merger of BIF and the Savings Association Insurance Fund (the "SAIF"), effective January 1, 1999, only if no insured depository institution is a savings association on that date. The combined deposit insurance fund would be called the "deposit insurance fund" or "DIF."

  DIFA also imposes assessments against both SAIF and BIF deposits to avoid predicted default on the bonds issued by the Financing Corporation ("FICO"), which is predicted to occur as early as 1998, as deposits in savings institutions continue to decline. DIFA amends the Federal Home Loan Bank Act to impose the FICO assessment against both SAIF and BIF deposits beginning after December 31, 1996. The assessment imposed on insured depository institutions with respect to any BIF-assessable deposit will be assessed at a range equal to one-fifth of the rate (approximately 1.3 basis points) of the assessments imposed on insured depository institutions with respect to any SAIF-assessable deposit (approximately 6.7 basis points). The FICO assessment for 1996 was paid entirely by SAIF-insured institutions, but BIF-insured banks will pay the same FICO assessment as SAIF-insured institutions beginning as of the earlier of December 31, 1999, or the date as of which the last savings association ceases to exist.

RECENT LEGISLATIVE AND REGULATORY ACTION

  On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulations contain three evaluation tests: (i) a lending test which compares the institution's market share of loans in low- and moderate- income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate- income areas or individuals; (ii) a services test which evaluates the provisions of services that promote the availability of credit to low- and moderate-income areas; and (iii) an investment test which will evaluates an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce some paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures were scheduled to begin for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion. Until the regulators release guidelines for examiners that interpret the rules, it is unclear what effect, if any, these regulations will have on ABC and the Subsidiary Banks. Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively, the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Nearly all of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

  On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:

(i) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis; (ii) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and (iii) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

  On September 23, 1994, President Clinton signed the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements. On September 29, 1994, President Clinton signed the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Federal Interstate Bill") which amended federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and to permit any interstate bank holding company to merge its various bank subsidiaries into a single bank with interstate branches after May 31, 1997. States have the authority to authorize interstate branching prior to June 1, 1997, or, alternatively, to opt out of interstate branching prior to that date. The Georgia Financial Institutions Code was amended in 1994 to permit the acquisition of a Georgia bank or bank holding company by out-of-state bank holding companies beginning July 1, 1995. On September 29, 1995, the interstate banking provisions of the Georgia Financial Institutions Code were superseded by the Federal Interstate Bill.

  Other legislative proposals are pending before Congress, the effect of which would reform the Glass-Steagall Act to allow banks and bank holding companies to engage in additional types of non-banking activities as well as effect regulatory relief for financial institutions. The regulatory relief provisions contained in several bills would, if enacted, eliminate or reduce and simplify disclosures and reporting requirements contained in current statutes and regulations. The likelihood of enactment of any of the pending or proposed legislation is unknown.

  In February 1996, Georgia adopted the "Georgia Interstate Branching Act," which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branch banks on a limited basis between July 1, 1996 and June 30, 1998. Beginning July 1, 1998, the number of de novo bank branches which may be established will no longer be limited.

MONETARY POLICY

  The earnings of ABC are affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States government and its agencies.

  The FRB has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the FRB include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The FRB also conducts open market transactions in United States government securities.

FUTURE REQUIREMENTS

  Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structure, regulations and competitive relationships of the nation's financial institutions. It cannot be predicted whether or in what form any proposed statute or regulation will be adopted or the extent to which the business of ABC or any of the Subsidiary Banks may be affected by such statute or regulation.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the Merger, Irwin shareholders will become ABC shareholders whose rights will be governed by the GBCC and ABC's articles of incorporation and bylaws.

  The following is a summary of the material differences of the rights of Irwin shareholders, on the one hand, and the ABC shareholders, on the other hand. Because both Irwin and ABC are Georgia corporations, these differences arise primarily from provisions of the articles of incorporation and bylaws of each of Irwin and ABC.

  The following summaries do not purport to be complete statements of the rights of Irwin shareholders under Irwin's articles of incorporation and bylaws compared with the rights of the ABC shareholders under ABC's articles of incorporation and bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summaries are qualified in their entirety by reference to the GBCC and the governing corporate instruments of each of Irwin and ABC.

LIQUIDITY AND MARKETABILITY

  ABC Common Stock. As of March 31, 1997, all of the 6,745,701 shares of ABC Common Stock then outstanding were freely tradeable except for approximately 1,183,000 shares held by "affiliates" of ABC, as such term is defined in Rule 144 under the 1933 Act, which shares may only be sold pursuant to an effective registration statement under the 1933 Act or in compliance with Rule 144 or another applicable exemption from the registration requirements of the 1933 Act.

  Irwin Common Stock. Irwin Shares are not registered with the Commission or listed on any national securities exchange or quoted on any interdealer quotation system. There is no established market for Irwin Shares, and none is expected to develop.

REPORTING REQUIREMENTS

  ABC Common Stock. ABC is a reporting company under the 1934 Act and files annual and quarterly financial reports with the Commission.

  Irwin Common Stock. Irwin is not subject to any financial reporting regulations.

MANAGEMENT

  ABC Board of Directors. The business and affairs of ABC are managed by or under the direction of its Board of Directors. Each director is elected annually by the ABC shareholders and may be removed and replaced, with or without cause, by a majority vote of ABC shareholders at any meeting of such holders. According to ABC's bylaws, ABC's Board of Directors shall consist of ten members, provided that the number of directors may be increased or decreased upon amendment to the bylaws by the Board of Directors. ABC's Board of Directors currently consists of ten members.

  Irwin Board of Directors. The business and affairs of Irwin are managed by or under the direction of its Board of Directors. Each director is elected annually by the Irwin shareholders and may be removed and replaced, with or without cause, by a majority vote of Irwin's shareholders at any meeting of such holders. According to Irwin's bylaws, Irwin's Board of Directors shall consist of not less than three nor more than 25 members. The number of Irwin directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of the issued and outstanding Irwin Shares entitled to vote at any annual or special meeting or by the Board of Directors. Irwin's Board of Directors currently consists of six members.

SPECIAL MEETINGS

  ABC Common Stock. Special meetings of ABC's shareholders may be called at any time by ABC's Chairman of the Board, Vice Chairman of the Board, President, Secretary or a majority of the directors of ABC. Special meetings of ABC's shareholders also shall be called upon the written request of the holders of 50% or more of all shares of capital stock of ABC entitled to vote in an election of directors.

  Irwin Common Stock. Special meetings of Irwin's shareholders may be called at any time by the President, Chairman of the Board or the Board of Directors. Special meetings of Irwin's shareholders also shall be called upon the written request of the holders of 25% or more of all shares of capital stock of Irwin entitled to vote in an election of directors.

                      DESCRIPTION OF IRWIN BANKCORP, INC.

BUSINESS

  General. Irwin is a bank holding company organized under the laws of the State of Georgia and registered with the FRB pursuant to the BHCA. Irwin owns all of the outstanding common stock of The Bank of Ocilla, a Georgia state chartered bank that provides general banking services in Irwin and Ben Hill Counties, Georgia. At March 31, 1997, Irwin, on a consolidated basis, had total assets of $38,681,000, total loans of $15,765,000, total deposits of $32,873,000 and total stockholders' equity of $5,348,000. Irwin's net income for 1996 was $457,000, or $15.75 per share; its net income for the three months ended March 31, 1997 was $126,000, or $4.31 per share.

  The Bank of Ocilla serves its primary market area of Irwin County and Ben Hill County, Georgia, from its headquarters located in Ocilla, Georgia. The banking business in this market is highly competitive. The Bank of Ocilla competes for both deposits and loan customers with many other financial institutions with equal or greater resources than are available to The Bank of Ocilla. Such institutions include other commercial banks, credit union insurance companies, brokerage firms and other financial services companies.

  The Bank of Ocilla operates a full service commercial banking business and provides a wide range of banking services, including checking and savings accounts; various types of certificates of deposit; agricultural, consumer, commercial and real estate loans; safe deposit boxes; drive-in banking facilities; and access to 24-hour teller machines through the Honor network. A description of The Bank of Ocilla's primary banking activities is set forth below.

  Deposits. The Bank of Ocilla offers a wide range of commercial and consumer deposit accounts, including checking accounts, money market checking accounts, negotiable order of withdrawal (NOW) accounts, individual retirement accounts, time certificates of deposit and regular savings accounts. The sources of deposits typically are residents and businesses and their employees within The Bank of Ocilla's market area. The Bank of Ocilla pays competitive interest rates on time and savings deposits and has implemented a service charge fee schedule competitive with other financial institutions in its market area. For additional information concerning deposits, see "Irwin Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Lending Activities. The Bank of Ocilla's lending activities include agricultural, real estate, consumer and commercial loans. The Bank of Ocilla's agricultural loans are made for crop production expenses and to finance the purchase of farm-related equipment. The Bank of Ocilla participates in the FmHa Guaranteed Loan Program. The FmHa guarantees 90% of the principal and interest on qualified crop production loans. The Bank of Ocilla's real estate loan portfolio includes traditional first mortgage loans to individuals on single-family homes, loans secured by farmland, and construction loans. The Bank of Ocilla also makes consumer loans, consisting primarily of installment loans, to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. The Bank of Ocilla's commercial lending is directed principally toward businesses located within its defined trade area with a demand for funds that falls within its legal lending limits. The Bank of Ocilla also targets businesses that are existing or are potential deposit customers.

  Lending decisions are based upon a determination of the borrower's ability and willingness to repay the loan, which in turn are impacted, in the case of an individual borrower, by factors such as the borrower's income, job stability, length of time as a resident in the community, previous credit history and collateral and, in the case of a commercial borrower, by factors such as the borrower's cash flow, sales trend and inventory levels, collateral and relevant economic conditions. In the case of agricultural loans, The Bank of Ocilla typically looks to the borrower's cash flow as the principal source of repayment and generally secures repayment by a security interest in crops or farm-related equipment and, in some cases, an assignment of crop insurance or a mortgage on real estate. The Bank is aware of the risks associated with loans, such as fraud, bankruptcy, economic downturn, deterioration or non-existent collateral and changes in interest rates. In addition, agricultural loans carry additional risks, such as fluctuating commodity prices and the risk of adverse weather conditions.

  Investment Activities. After establishing necessary cash reserves and funding loans, The Bank of Ocilla invests its remaining liquid assets in investments allowed under banking laws and regulations. It invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities and in certain obligations of states and municipalities. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. For additional information concerning investment activities, see the information set forth under "Irwin Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Asset/Liability Management. It is management's objective to manage The Bank of Ocilla's assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of the Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix. It is management's overall philosophy to support asset growth primarily through growth of core deposits, which includes deposits of all categories made by individuals, partnerships, corporations and other entities. The Bank of Ocilla's asset/liability mix is monitored on a timely basis with a report reflecting interest-sensitive assets and liabilities being prepared and presented to the asset/liability committee of it's Board of Directors on a monthly basis. In addition, The Bank of Ocilla's liquidity is monitored on a monthly basis by its Board of Directors. The objective of this policy is to manage interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on its earnings. See "Irwin Management's Discussion and Analysis of Financial Condition and Results of Operations."

EMPLOYEES

  As of March 31, 1997, Irwin and The Bank of Ocilla had a total of 17 full-time equivalent and two part-time employees to whom they provide a variety of benefits. Irwin has no salaried employees, although certain executive officers hold parallel positions with The Bank of Ocilla. Both Irwin and The Bank of Ocilla consider employee relations to be excellent, and neither is a party to any collective bargaining agreement.

PROPERTIES

  The principal offices of Irwin and The Bank of Ocilla are located at Irwin & 2nd Street, Ocilla, Georgia 31774-0165. The Bank of Ocilla owns these facilities without encumbrance.

LITIGATION

  Irwin and The Bank of Ocilla are not parties to, nor is any of their property the subject of, any material pending legal proceedings, other than ordinary routine litigation incidental to their business, and no such proceedings are known to be contemplated by governmental authorities.

MANAGEMENT

  The following table sets forth, as of March 31, 1997, certain information regarding each director and executive officer of Irwin. All six directors also serve as directors of The Bank of Ocilla. Irwin will cease to exist upon the Merger; accordingly, the directors and executive officers of Irwin will no longer serve in such capacities following the effective date of the Merger. The management currently in place at The Bank of Ocilla, however, will manage the Branch after the Merger.

                                                                 POSITIONS WITH IRWIN
           NAME          AGE   PRINCIPAL OCCUPATION             AND THE BANK OF OCILLA
           ----          ---   --------------------             ----------------------
   Murphey Rogers.......  75 Attorney                   Chairman of the Board,
                                                        The Bank of Ocilla; Director, Irwin
   Dr. W.C. Sams, Jr....  78 Physician (Retired)        President and Director, Irwin
                                                        and The Bank of Ocilla
   C. Larry Young.......  52 Executive Vice President   Vice President and Director, Irwin;
                             and Chief Executive        Executive Vice President,
                             Officer, The Bank of       Chief Executive Officer and
                             Ocilla                     Director, The Bank of Ocilla
   Wycliffe R. Griffin..  66 Chairman of the Board,     Vice President, The Bank of Ocilla;
                             Triangle Chemical          Director, Irwin and The Bank of Ocilla
                             Company, Inc.
   L. A. Pate...........  57 Agribusiness/Farmer        Director, Irwin and The Bank of Ocilla
   Daniel M. Paulk......  61 Insurance Agent            Director, Irwin and The Bank of Ocilla

  All of Irwin's directors hold office for a term of one year or until their respective successors are duly elected and qualified. All of Irwin's officers serve at the will of the Board of Directors and until their successors have been elected and qualified or until their earlier death, resignation, removal, retirement or disqualification. Except as described under the caption "PROPOSED MERGER--Interests of Management in the Merger," there are no arrangements or understandings between any of the directors, executive officers or any other persons pursuant to which any of Irwin's directors or executive officers have been selected for their respective positions. No family relationships exist between any directors or executive officers.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 31, 1997, the total number of Irwin Shares beneficially owned by each director of Irwin, each beneficial owner of five percent or more the outstanding Irwin Shares, and all directors and executive officers of Irwin as a group. The number of Irwin Shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to their shares. At March 31, 1997, Irwin had 29,230 shares of common stock outstanding.

NAME OF BENEFICIAL OWNER                   SHARES OWNED(1) PERCENT OF CLASS(2)
------------------------                   --------------- -------------------
Matilda Willis Arwood.....................       2,610            8.71%
116 Southgate Drive
Moultrie, Georgia 31768-5886
Wycliffe R. Griffin.......................     1,553(2)           5.18%
808 West Second Street
Ocilla, Georgia 31774
L.A. Pate.................................     2,452(3)           8.18%
P.O. Box 480
Irwinville, Georgia 31760
Murphey Rogers............................     2,798(4)           9.33%
P.O. Box 146
Ocilla, Georgia 31774
Dr. W.C. Sams.............................     3,090(5)          10.31%
P.O. Box 7
Ocilla, Georgia 31774
Marianne Nunn Tolleson....................       2,192            7.31%
1904 Main Street
Perry, Georgia 31069
C. Larry Young............................     1,594(6)           5.31%
P.O. Box 144
Ocilla, Georgia 31774
Daniel M. Paulk...........................         400            1.33%
P.O. Box 71
Ocilla, Georgia 31774
All Directors and Executive Officers as a
 Group (6 persons)........................      11,887           39.65%

--------
(1) The information contained in this column is based upon information furnished to Irwin by the individuals identified above and shareholder records of Irwin.
(2) Includes 4 shares owned by Mr. Griffin's wife.
(3) Includes 829 shares owned by Mr. Pate's wife.
(4) Includes 1,222 shares owned by Mr. Rogers' wife; 52 shares owned jointly by Mr. Rogers' wife and son, with whom Mr. Rogers may be deemed to share investment and voting power; and 42 shares owned jointly by Mr. Rogers and his stepson, with whom Mr. Rogers shares investment and voting power.
(5) Includes 880 shares owned by Mr. Sams' wife.
(6) Includes 852 shares owned jointly by Mr. Young and his wife; 28 shares owned jointly by Mr. Young and his father, Charles A. Young, with whom Mr. Young shares voting and investment power; 16 shares owned jointly by Mr. Young and his son, Ryan David Young, with whom Mr. Young shares investment and voting power; 16 shares owned jointly by Mr. Young and his son, Todd Larry Young, with whom Mr. Young shares investment and voting power; and options to acquire an additional 682 shares.

CERTAIN REGULATORY CONSIDERATIONS RELATING TO IRWIN

  General. The regulatory considerations described under the caption "CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC" apply equally to Irwin and The Bank of Ocilla.

  Capital Requirements. At March 31, 1997, The Bank of Ocilla had a Tier 1 leverage ratio of 13.70%, a Tier 1 risk-based ratio of 30.46%, and a total risk-based ratio of 31.71%. At March 31, 1997, Irwin and The Bank of Ocilla had the requisite capital levels to qualify as well-capitalized.

            IRWIN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Irwin's principal asset is its ownership of The Bank of Ocilla. Accordingly, Irwin's results of operations are primarily dependent upon the results of operations of The Bank of Ocilla. The Bank of Ocilla conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Bank of Ocilla's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Bank's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, The Bank of Ocilla's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Non-interest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

  Irwin's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of Irwin, the ability to generate net interest income is dependent upon Irwin's ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 18% are noninterest-bearing. A portion of interest income is earned on tax-exempt investments, such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

  The net interest margin decreased slightly to 4.73% in 1996 as compared to 4.93% in 1995. This decrease in net interest margin resulted from a disproportionate change in interest earned on earning assets and interest paid on interest-bearing liabilities. Average yield on earning assets decreased 21 basis points to 8.07% in 1996 from 8.28% in 1995 while average interest paid on interest-bearing liabilities increased one basis point to 4.48% in 1996 from 4.47% in 1995. Interest-earning assets increased $1,419,000, or 4.16%, to $35,546,000 in 1996 from $34,127,000 in 1995 while interest-bearing liabilities increased $993,000, or 3.89%, to $26,539,000 in 1996 from $25,546,000 in 1995. As a result, net interest income on a taxable-equivalent basis decreased $3,000 to $1,681,000 in 1996 as compared to $1,684,000 in 1995. Net interest income on a taxable-equivalent basis was $1,684,000 in 1995 as compared to $1,667,000 in 1994, representing an increase of $17,000, or 1.02%. Net interest margin increased slightly to 4.93% in 1995 from 4.88% in 1994.

  Average interest-earning assets increased $1,419,000, or 4.16%, to $35,546,000 in 1996 from $34,127,000 in 1995. Average loans increased
$105,000; average investments increased $860,000; and average Federal funds sold increased $454,000. The increase in average interest-earning assets was funded by an increase in average deposits of $1,184,000, or 3.81%, to $32,274,000 in 1996 from $31,090,000 in 1995. By comparison, average interest-earning assets decreased $36,000, or .11%, to $34,127,000 in 1995 from $34,163,000 in 1994. During 1995, average deposits decreased $441,000, or 1.40%, to $31,090,000 from $31,531,000 in 1994. Approximately 18% of the average deposits were noninterest-bearing deposits in both 1996 and 1995.

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $25,000 in 1996 and $10,000 in 1995. The Bank of Ocilla has not sustained any substantial loan losses in recent years, as evidenced by net loan charge-offs of $31,000 in 1996 and net recoveries of $3,000 in 1995. At December 31, 1996, the allowance for loan losses was 2.77% of total loans outstanding as compared to an allowance for loan losses of 2.85% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

  Average total assets increased $1,553,000, or 4.22%, to $38,354,000 in 1996 as compared to $36,801,000 in 1995. The increase in average total assets was accompanied by an increase in average deposits of $1,184,000 or 3.81%. Average total assets decreased $256,000 or .69% to $36,801,000 in 1995 as compared to $37,057,000 in 1994. The decrease in total assets was accompanied by a decrease in average deposits of $441,000 to $31,090,000 in 1995 as compared to $31,531,000 in 1994.

  Following is a condensed summary of the increase in net income in 1996 as compared to 1995.

                                                                     INCREASE IN
                                                  1996       1995    NET INCOME
                                               ---------- ---------- -----------
   Net interest income........................ $1,621,000 $1,578,000  $ 43,000
   Provision for loan losses..................     25,000     10,000   (15,000)
   Other income...............................    248,000    230,000    18,000
   Other expense..............................  1,214,000  1,206,000    (8,000)
                                               ---------- ----------  --------
   Income before income taxes.................    630,000    592,000    38,000
   Applicable income taxes....................    173,000    141,000   (32,000)
                                               ---------- ----------  --------
   Net income................................. $  457,000 $  451,000  $  6,000
                                               ========== ==========  ========

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1997 AND 1996

  The net interest margin on a taxable-equivalent basis reflected very nominal change for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. Net interest margin for the three months ended March 31, 1997 was 4.69% as compared to 4.63% for the three months ended March 31, 1996. Average yield on interest-earning assets was 7.94% for the three months ended March 31, 1997 as compared to 8.01% for the three months ended March 31, 1996. Average interest paid on interest-bearing liabilities was 4.33% for the three months ended March 31, 1997 as compared to 4.53% for the three months ended March 31, 1996. Average interest-earning assets decreased $519,000 for the three months ended March 31, 1997 from the same period in 1996, while interest-bearing liabilities decreased $181,000 during the same three months period. Net interest income on a taxable-equivalent basis amounted to $420,000 for the three months ended March 31, 1997 as compared to $421,000 for the three months ended March 31, 1996.

  The provision for loan losses amounted to $15,000 for each of the three months ended March 31, 1997 and 1996. During the three months ended March 31, 1997, The Bank of Ocilla recorded net loan charge-offs of less than $1,000. During the three months ended March 31, 1996, The Bank of Ocilla recorded net recoveries on loans previously charged off of less than $1,000.

  There were no significant changes in noninterest income and noninterest expense for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996.

  Total average assets decreased $814,000, or 2.08%, to $38,312,000 at March 31, 1997 as compared to $39,126,000 at March 31, 1996. Total average deposits decreased $858,000 to $32,555,000 at March 31, 1997 from $33,413,000 at March
31, 1996.

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following tables set forth the amount of the Irwin's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% Federal tax rate.

                                        YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------
                                    1996                        1995
                         --------------------------- ---------------------------
                                  INTEREST  AVERAGE           INTEREST  AVERAGE
                         AVERAGE  INCOME/   YIELD/   AVERAGE  INCOME/   YIELD/
                         BALANCE  EXPENSE  RATE PAID BALANCE  EXPENSE  RATE PAID
                         -------  -------- --------- -------  -------- ---------
                                        (DOLLARS IN THOUSANDS)
ASSETS
 Interest-earning
  assets:
 Loans, net of unearned
  interest.............. $15,295   $1,611    10.53%  $15,190   $1,618    10.65%
 Investment securities:
  Taxable...............  15,280      903     5.91    13,512      726     5.37
  Nontaxable............   1,563      176    11.26     2,471      312    12.63
 Federal funds sold.....   3,408      180     5.28     2,954      170     5.75
                         -------   ------            -------   ------
   Total interest-
    earning assets......  35,546    2,870     8.07    34,127    2,826     8.28
                         =======   ======            =======   ======
 Noninterest-earning
  assets:
 Cash...................   1,391                       1,289
 Allowance for loan
  losses................    (418)                       (433)
 Unrealized gain (loss)
  on available for sale
  securities............      10                         (19)
 Other assets...........   1,825                       1,837
                         -------                     -------
   Total noninterest-
    earning assets......   2,808                       2,674
                         -------                     -------
   Total assets......... $38,354                     $36,801
                         =======                     =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Interest-bearing
  liabilities:
 Savings and interest-
  bearing demand
  deposits.............. $10,754   $  312     2.90%  $10,064   $  309     3.07%
 Time deposits..........  15,785      877     5.56    15,482      833     5.38
 Other short-term
  borrowings............     --       --       --        --       --       --
 Debt...................     --       --       --        --       --       --
                         -------   ------            -------   ------
   Total interest-
    bearing
    liabilities.........  26,539    1,189     4.48    25,546    1,142     4.47
                         =======   ======            =======   ======
 Noninterest-bearing
  liabilities and
  stockholders' equity:
 Demand deposits........   5,735                       5,544
 Other liabilities......     840                         783
 Stockholders' equity...   5,240                       4,928
                         -------                     -------
   Total noninterest-
    bearing liabilities
    and stockholders'
    equity..............  11,815                      11,255
                         -------                     -------
   Total liabilities and
    stockholders'
    equity.............. $38,354                     $36,801
                         =======                     =======
 Interest rate spread...                      3.59%                       3.81%
                                             =====                       =====
 Net interest income....           $1,681                      $1,684
                                   ======                      ======
 Net interest margin....                      4.73%                       4.93%
                                             =====                       =====

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                        YEAR ENDED DECEMBER 31,
                         ---------------------------------------------------------
                               1996 VS. 1995                1995 VS. 1994
                         ---------------------------  ----------------------------
                                    CHANGES DUE TO               CHANGES DUE TO
                          INCREASE  ----------------   INCREASE  -----------------
                         (DECREASE)  RATE    VOLUME   (DECREASE)  RATE     VOLUME
                         ---------- ------  --------  ---------- -------  --------
                                        (DOLLARS IN THOUSANDS)
Increase (decrease) in:
 Income from earning
  assets:
 Interest and fees on
  loans.................   $  (7)   $  (18) $    11      $133    $   183   $   (50)
 Interest on
  securities:
  Taxable...............     177        82       95        73         68         5
  Nontaxable............    (136)      (21)    (115)      (68)        (6)      (62)
 Interest on Federal
  funds sold............      10       (16)      26        86         50        36
                           -----    ------  -------      ----    -------   -------
   Total interest
    income..............      44        27       17       224        295       (71)
                           -----    ------  -------      ----    -------   -------
Expense from interest-
 bearing liabilities:
 Interest on savings and
  interest-bearing
  demand deposits.......       3       (18)      21        21         28        (7)
 Interest on time
  deposits..............      44        28       16       187        195        (8)
 Interest on short-term
  borrowings............     --        --       --         (1)       --         (1)
 Interest on debt.......     --        --       --        --         --        --
                           -----    ------  -------      ----    -------   -------
   Total interest
    expense.............      47        10       37       207        223       (16)
                           -----    ------  -------      ----    -------   -------
   Net interest income..   $  (3)   $   17  $   (20)     $ 17    $    72   $   (55)
                           =====    ======  =======      ====    =======   =======

NONINTEREST INCOME

  Noninterest income increased $18,000 to $248,000 in 1996 from $230,000 in 1995. The most significant increase represents an increase in service charges on deposit accounts of $15,000. The increase in service charges on deposit accounts was due primarily to an increase in NSF charges on returned checks. The following is a comparison of noninterest income for 1996 and 1995.

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1995
                                                                  ------ ------
                                                                   (DOLLARS IN
                                                                   THOUSANDS)
      Service charges on deposit accounts........................ $  168 $  153
      Net realized gains on securities transactions..............    --       4
      Other income...............................................     80     73
                                                                  ------ ------
                                                                  $  248 $  230
                                                                  ====== ======

NONINTEREST EXPENSE

  Salaries and employee benefits increased $7,000, or 1.09%, in 1996 over 1995. Deposit insurance premiums decreased $37,000, or 78.72%, and director fees decreased $6,000, or 5.66%, in 1996 over 1995. All other noninterest expense increased $44,000 for a total increase of $8,000 or 0.66% over the corresponding amounts in 1995. The following is an analysis of noninterest expense for 1996 and 1995.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
      Salaries and employee benefits................... $       649 $       642
      Occupancy and equipment expense..................         125         122
      Deposit insurance premiums.......................          10          47
      Directors fees and benefits......................         100         106
      Other expense....................................         330         289
                                                        ----------- -----------
                                                        $     1,214 $     1,206
                                                        =========== ===========

ASSET/LIABILITY MANAGEMENT

  As part of Irwin's interest rate risk management policy, a committee composed of the Chairman of the Board, the President, the Investment Officer, and a vice-president (the "Irwin ALCO Committee") examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap". An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If Irwin's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the Irwin ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and cost associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in general market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

  The following table sets forth the distribution of the repricing of Irwin's earning assets and interest-bearing liabilities as of December 31, 1996, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of The Bank of Ocilla's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                               AT DECEMBER 31, 1996
                                           MATURING OR REPRICING WITHIN
                                    -------------------------------------------
                                           AFTER THREE AFTER ONE
                                    WITHIN   MONTHS       YEAR    AFTER
                                    THREE    WITHIN      WITHIN    FIVE
                                    MONTHS  ONE YEAR   FIVE YEARS YEARS  TOTAL
                                    ------ ----------- ---------- ------ ------
                                              (DOLLARS IN THOUSANDS)
   EARNING ASSETS:
    Federal funds sold............  $3,500   $   --      $  --    $  --  $3,500
    Investment securities.........     852     2,709     13,112      455 17,128
    Loans.........................   5,953     3,274      3,389    1,838 14,454
                                    ------   -------     ------   ------ ------
                                    10,305     5,983     16,501    2,293 35,082
                                    ------   -------     ------   ------ ------
   INTEREST-BEARING LIABILITIES:
    Interest-bearing demand
     deposits(1)..................     --      3,688      4,790      --   8,478
    Savings(1)....................     --        --       1,937      --   1,937
    Certificates less than
     $100,000.....................   3,992     7,907        758      --  12,657
    Certificates, $100,000 and
     over.........................     920     2,355        262      --   3,537
                                    ------   -------     ------   ------ ------
                                     4,912    13,950      7,747      --  26,609
                                    ------   -------     ------   ------ ------
   INTEREST RATE SENSITIVITY GAP..  $5,393   $(7,967)    $8,754   $2,293 $8,473
                                    ======   =======     ======   ====== ======
   CUMULATIVE INTEREST RATE
    SENSITIVITY GAP...............  $5,393   $(2,574)    $9,100   $8,473
                                    ======   =======     ======   ======
   INTEREST RATE SENSITIVITY GAP
    RATIO.........................    2.10      0.43       2.13      N/A
                                    ======   =======     ======   ======
   CUMULATIVE INTEREST RATE
    SENSITIVITY GAP RATIO.........    2.10      0.86       1.23     1.32
                                    ======   =======     ======   ======

--------
(1) Irwin has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates. Therefore, Irwin has placed such liabilities in the "One to Five Years" category. It has also found that, on average, money-market check deposits reprice between three months and one year.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  Irwin's loan portfolio, as of December 31, 1996, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on instalment loans is approximately three years, while mortgages are generally variable over one- to five-year periods. Total loans as of December 31, 1996 are shown in the following table according to maturity classifications: (i) one year or less; (ii) after one year through five years; and (iii) after five years.

                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Maturity:
        One year or less......................................      $ 9,227
        After one year through five years.....................        3,389
        After five years......................................        1,838
                                                                    -------
                                                                    $14,454
                                                                    =======

  The following table summarizes loans at December 31, 1996 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
      Predetermined interest rates............................      $5,227
      Floating or adjustable interest rates...................         --
                                                                    ------
                                                                    $5,227
                                                                    ======

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

LOAN PORTFOLIO

  Management believes that Irwin's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of residential real estate mortgage loans, which constituted approximately 31% of Irwin's loan portfolio as of December 31, 1996. As of December 31, 1996, Irwin had outstanding loan commitments of $6.3 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                                                   THREE MONTHS   YEAR ENDED
                                                      ENDED      DECEMBER 31,
                                                    MARCH 31,   ---------------
                                                       1997      1996    1995
                                                   ------------ ------- -------
                                                      (DOLLARS IN THOUSANDS)
   Commercial and industrial......................   $ 1,279    $ 1,489 $ 5,148
   Agricultural...................................     2,227      1,293   1,114
   Real estate--construction......................        89         70     142
   Real estate--mortgage, farmland................     3,435      3,171     777
   Real estate--mortgage, commercial..............       841        854     673
   Real estate--mortgage, residential.............     4,584      4,426   4,010
   Consumer installment loans.....................     3,303      3,139   2,359
   Other..........................................         7         12       6
                                                     -------    ------- -------
                                                      15,765     14,454  14,229
   Less reserve for possible loan losses..........       415        400     406
                                                     -------    ------- -------
     Total loans..................................   $15,350    $14,054 $13,823
                                                     =======    ======= =======

NONPERFORMING LOANS

  A loan is placed on nonaccrual status when, in management's judgment, the collection of the interest income from such loan appears doubtful. Interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as nonaccrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

                                                      THREE MONTHS  YEAR ENDED
                                                         ENDED     DECEMBER 31,
                                                       MARCH 31,   -------------
                                                          1997      1996   1995
                                                      ------------ ------ ------
                                                        (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis...........     $ --      $  --  $  --
Installment loans and term loans contractually past
 due ninety days or more as to interest or principal
 payments and still accruing........................        22          1    --
Loans, the terms of which have been renegotiated to
 price a reduction or deferral of interest or
 principal because of deterioration in the financial
 position of the borrower...........................       --         --     --
Loans now current about which there are serious
 doubts as to the ability of the borrower to comply
 with present loan repayment terms..................       --         --     --
                                                         -----     ------ ------
  Total.............................................     $  22     $    1 $  --
                                                         =====     ====== ======

  As of March 31, 1997 and December 31, 1996, total nonperforming loans were approximately .14% and .01%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as a loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges in operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are management's experience with loan losses, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. Irwin's allowance for loan losses was approximately $400,000 at December 31, 1996, representing 2.77% of year end total loans outstanding, compared with approximately $406,000 at December 31, 1995, which represented 2.85% of year end total loans outstanding.

  The allowance for loan losses is reviewed monthly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of Irwin's loan loss experience for the periods indicated:

                                                THREE MONTHS   YEAR ENDED
                                                   ENDED      DECEMBER 31,
                                                 MARCH 31,   -----------------
                                                    1997      1996      1995
                                                ------------ -------   -------
                                                   (DOLLARS IN THOUSANDS)
   Average amount of loans outstanding........    $15,351    $15,295   $15,190
                                                  =======    =======   =======
   Balance of reserve for possible loan losses
    at beginning of period....................        400        406       393
                                                  -------    -------   -------
   Charge offs:
     Commercial, financial and agricultural...        --         (29)       (8)
     Real estate..............................        --         --         (5)
     Consumer.................................         (3)        (6)       (9)
   Recoveries:
     Commercial, financial and agricultural...          1        --         19
     Real estate..............................        --         --          1
     Consumer.................................          2          4         5
                                                  -------    -------   -------
       Net (charge-offs) recoveries...........        --         (31)        3
   Additions to reserve charged to operating
    expenses..................................         15         25        10
                                                  -------    -------   -------
     Balance of reserve for possible loan
      losses..................................    $   415    $   400   $   406
                                                  =======    =======   =======
   Ratio of net loan (charge-offs) recoveries
    to average loan...........................        N/A       (.20)%     .02%
                                                  =======    =======   =======

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

  The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes the allowance can be allocated only on an approximate basis. The allocation of the allowances to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                          AT DECEMBER 31,
                               AT MARCH 31,    -------------------------------------
                                   1997               1996               1995
                            ------------------ ------------------ ------------------
                                   PERCENT OF         PERCENT OF         PERCENT OF
                                    LOANS IN           LOANS IN           LOANS IN
                                   CATEGORY TO        CATEGORY TO        CATEGORY TO
                            AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                            ------ ----------- ------ ----------- ------ -----------
                                             (DOLLARS IN THOUSANDS)
   Commercial, financial,
    industrial and
    agricultural...........  $ 95       22%     $ 92       19%     $ 93       44%
   Real estate.............    83       57        80       59        81       39
   Consumer................   153       21       148       22       150       17
   Unallocated.............    84      --         80      --         82      --
                             ----      ---      ----      ---      ----      ---
                             $415      100%     $400      100%     $406      100%
                             ====      ===      ====      ===      ====      ===

INVESTMENT PORTFOLIO

  Irwin manages a mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates on net interest income. See "--Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on Irwin due to the rate variability and short-term maturities of its earning assets. In particular, approximately 64% of Irwin's loan portfolio is comprised of loans which mature or reprice within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 21% of the investment portfolio matures or reprices within one year.

TYPES OF INVESTMENTS

  The amortized cost and fair value of Irwin's investment securities are as follows:

                                                    GROSS      GROSS
                                                  UNREALIZED UNREALIZED  FAIR
                                   AMORTIZED COST   GAINS      LOSSES    VALUE
                                   -------------- ---------- ---------- -------
                                              (DOLLARS IN THOUSANDS)
   Securities Available for Sale
    December 31, 1996:
     U.S. Government and agency
      securities.................     $15,126        $ 19       $(39)   $15,106
     State and municipal
      securities.................       1,611          69        --       1,680
     Mortgage-backed securities..         164           1         (1)       164
     Equity securities...........         225         --         (47)       178
                                      -------        ----       ----    -------
                                      $17,126        $ 89       $(87)   $17,128
                                      =======        ====       ====    =======
    December 31, 1995:
     U.S. Government and agency
      securities.................     $14,588        $ 91       $(15)   $14,664
     State and municipal
      securities.................       1,988         146        --       2,134
     Mortgage-backed securities..         200           2        --         202
     Equity securities...........         225         --         (35)       190
                                      -------        ----       ----    -------
                                      $17,001        $239       $(50)   $17,190
                                      =======        ====       ====    =======

  The following table represents maturities and weighted average yields of investment securities held by Irwin at December 31, 1996.

                                                YEAR ENDED DECEMBER 31, 1996
                         --------------------------------------------------------------------------------
                                           AFTER ONE YEAR BUT   AFTER FIVE YEARS BUT
                         WITHIN ONE YEAR    WITHIN FIVE YEARS     WITHIN TEN YEARS      AFTER TEN YEARS
                         ----------------  -------------------  ---------------------   -----------------
                          AMOUNT   YIELD     AMOUNT    YIELD      AMOUNT      YIELD      AMOUNT    YIELD
                         -------- -------  ---------- --------  ----------  ---------   --------  -------
                                                     (DOLLARS IN THOUSANDS)
U.S. Treasury and Other
 U.S. Government
 agencies(1)...........  $  3,179    5.80% $   12,269     5.98% $      --         -- %  $    --       -- %
Obligations of states
 and other political
 subdivisions(1)(2)....       232   10.72         781    11.15         613       8.21         54     8.21

--------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.
(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.

DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                                     YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                    AMOUNT  RATE  AMOUNT  RATE
                                                    ------- ----  ------- ----
                                                     (DOLLARS IN THOUSANDS)
   Noninterest-bearing demand deposits............. $ 5,735  -- % $ 5,544  -- %
   Interest-bearing demand and savings deposits....  10,754 2.90   10,064 3.07
   Time deposits...................................  15,785 5.56   15,482 5.38
                                                    -------       -------
       Total deposits.............................. $32,274       $31,090
                                                    =======       =======

  Irwin has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1996 are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through 12 months and (iii) over 12 months.

                                                            DECEMBER 31, 1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      Three months or less...............................         $  920
      Over three through twelve months...................          2,355
      Over twelve months.................................            262
                                                                  ------
          Total..........................................         $3,537
                                                                  ======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                --------------
                                                                 1996    1995
                                                                ------  ------
      Return on assets.........................................   1.19%   1.23%
      Return on equity.........................................   8.72    9.15
      Dividends payout ratio...................................  53.97   54.31
      Equity to assets ratio...................................  13.66   13.39

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of Irwin and The Bank of Ocilla to meet those needs. Irwin and The Bank of Ocilla try to achieve and maintain liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, The Bank of Ocilla maintains relationships with correspondent banks which could provide funds to The Bank of Ocilla on short notice, if needed.

  The liquidity and capital resources of Irwin and The Bank of Ocilla are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1996, The Bank of Ocilla's short-term investments were adequate to cover any reasonably anticipated immediate need for funds. Irwin and The Bank of Ocilla were aware of no events or trends likely to result in a material change in their liquidity. At December 31, 1996, Irwin's and The Bank of Ocilla's capital asset ratios were considered adequate based on guidelines established by regulatory authorities. During 1996, Irwin increased its capital by retaining net earnings of $209,000. After recording a decrease in capital of $123,000 for unrealized losses on securities, net of taxes, and an increase in capital of $26,000 due to the sale of treasury stock, total capital increased during 1996 by $112,000. At December 31, 1996, total capital of Irwin amounted to $5,296,000. At December 31, 1996, there were no outstanding commitments for any major capital expenditures.

  During the three months ended March 31, 1997, total capital increased $52,000 to $5,348,000 at March 31, 1997. This increase in capital resulted from net earnings for the three months of $126,000 by $74,000 in unrealized losses on securities available for sale, net of taxes.

  Irwin has entered into a definitive merger agreement with ABC, pending approval by regulatory authorities and shareholders of Irwin. If approvals are obtained, it is expected that the merger will be consummated on or before September 30, 1997. Upon the consummation of the merger, The Bank of Ocilla will be merged with and into Citizens Bank and will thereafter be operated as a branch of Citizens Bank. Management believes that the merger will not adversely impact the liquidity of The Bank of Ocilla.

  In accordance with risk capital guidelines issued by the FRB, Irwin is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of Irwin at December 31, 1996.

                                                 DECEMBER 31, 1996
                                    --------------------------------------------
                                        ACTUAL        REQUIRED        EXCESS
                                    -------------- -------------- --------------
                                    AMOUNT PERCENT AMOUNT PERCENT AMOUNT PERCENT
                                    ------ ------- ------ ------- ------ -------
                                               (DOLLARS IN THOUSANDS)
   Leverage capital................ $5,269  13.62% $1,547  4.00%  $3,722   9.62%
   Risk-based capital:
     Core capital..................  5,269  30.55     690  4.00    4,579  26.55
     Total capital.................  5,487  31.81   1,380  8.00    4,107  23.81

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, The Bank of Ocilla has granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by The Bank of Ocilla's Board of Directors. The Bank of Ocilla has also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Bank uses the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  The following is a summary of the commitments to extend credit and standby letters of credit outstanding at December 31, 1996 and 1995.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
      Commitments to extend credit..................... $     6,211 $     5,608
      Standby letters of credit........................         105          99
                                                        ----------- -----------
                                                        $     6,316 $     5,707
                                                        =========== ===========

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

IRWIN SHARES

  The authorized capital stock of Irwin consists of 5,000,000 common shares, $50.00 par value, of which 30,000 shares were issued with 770 shares held in treasury and 29,230 shares outstanding at March 31, 1997. On March 31, 1997, there were 142 holders of record of Irwin shares. For information concerning the market value of such shares and dividends during the past three years, see "MARKET VALUE OF SECURITIES AND DIVIDENDS--Irwin."

                                 OTHER MATTERS

  The Special Meeting is called for the purposes set forth in the Notice and Proxy Statement/Prospectus. The Irwin Board of Directors does not know of any matters for action by shareholders at such meeting other than the matters described in the Notice and Proxy Statement/Prospectus. The enclosed Proxy, however, will confer discretionary authority with respect to matters which are not known to the Irwin Board of Directors at this time and which may properly come before the Special Meeting. It is the intention of the persons named in the Proxy to vote in pursuance of the Proxy with respect to such matters in accordance with their best judgment.

                                    EXPERTS

  The consolidated financial statements of ABC as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins LLC, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Irwin as of December 31, 1996 and for the year ended December 31, 1996 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins LLC, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Irwin for the year ended December 31, 1995 included in this Proxy Statement/Prospectus have been audited by Meeks, Roberts, Ashley, Sumner & Sirmans, independent certified public accountants, to the extent indicated in their report included herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

  Representatives of Mauldin & Jenkins LLC are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                LEGAL OPINIONS

  A legal opinion to the effect that the issuance of the shares of ABC Common Stock offered hereby has been duly authorized by ABC and that such shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable, has been rendered by Rogers & Hardin LLP. Rogers & Hardin LLP has also rendered an opinion as to certain federal income tax consequences of the Merger.

                         INDEX TO FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA:
  Introductory Note.......................................................
  ABC Bancorp and Subsidiaries Historical combined with Irwin Bankcorp,
   Inc. .................................................................. PF-1
    --Pro Forma Condensed Balance Sheet................................... PF-1
    --Pro Forma Condensed Statements of Income............................ PF-2
    --Notes to Pro Forma Condensed Financial Statements................... PF-4
ABC BANCORP AND SUBSIDIARIES HISTORICAL FINANCIAL DATA:
  ABC Bancorp and Subsidiaries Consolidated Financial Statements
   (Unaudited)............................................................  F-1
    --Consolidated Balance Sheets--March 31, 1997 and December 31, 1996...  F-1
    --Consolidated Statements of Income--Three Months Ended March 31, 1997
     and 1996.............................................................  F-2
    --Consolidated Statements of Cash Flows--Three Months Ended March 31,
     1997 and 1996........................................................  F-3
    --Notes to ABC Bancorp and Subsidiaries Consolidated Financial
     Statements...........................................................  F-4
  ABC Bancorp and Subsidiaries Consolidated Financial Report..............  F-5
    --Independent Auditor's Report........................................  F-6
    --Consolidated Balance Sheets--December 31, 1996 and 1995.............  F-7
    --Consolidated Statements of Income--Years ended December 31, 1996,
     1995 and 1994........................................................  F-8
    --Consolidated Statements of Stockholders' Equity--Years ended
       December 31, 1996, 1995 and 1994...................................  F-9
    --Consolidated Statements of Cash Flows--Years ended December 31,
       1996, 1995 and 1994................................................ F-10
    --Notes to ABC Bancorp and Subsidiaries Consolidated Financial
     Statements........................................................... F-12
IRWIN BANKCORP, INC. AND SUBSIDIARY HISTORICAL FINANCIAL DATA:
  Irwin Bankcorp, Inc. and Subsidiary Consolidated Financial Statements
   (Unaudited)............................................................ F-32
    --Consolidated Balance Sheets--March 31, 1997 and December 31, 1996... F-32
    --Consolidated Statements of Income--Three Months Ended March 31, 1997
     and 1996............................................................. F-33
    --Consolidated Statements of Cash Flows--Three Months Ended March 31,
     1997 and 1996........................................................ F-34
    --Notes to Irwin Bankcorp, Inc. and Subsidiary Consolidated Financial
     Statements........................................................... F-35
  Irwin Bankcorp, Inc. and Subsidiary Consolidated Financial Report....... F-36
    --Independent Auditor's Report........................................ F-37
    --Independent Auditor's Report (December 31, 1995 Financial
     Statements).......................................................... F-38
    --Consolidated Balance Sheet--December 31, 1996....................... F-39
    --Consolidated Statements of Income--Years ended December 31, 1996 and
     1995................................................................. F-40
    --Consolidated Statements of Stockholders' Equity--Years ended
       December 31, 1996 and 1995......................................... F-41
    --Consolidated Statements of Cash Flows--Years ended December 31, 1996 and 1995............................................................. F-42
    --Notes to Irwin Bankcorp, Inc. and Subsidiary Consolidated Financial
     Statements........................................................... F-43

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The Unaudited Pro Forma Condensed Consolidated Financial Data included herein give effect to the Merger. Irwin's information is combined in this Proxy Statement/Prospectus. Irwin information is combined with ABC using the pooling of interests method of accounting.

  The ABC historical amounts were derived from consolidated financial statements of ABC included herein. Irwin historical amounts were derived from the consolidated financial statements of Irwin included herein.

  The Unaudited Pro Forma Condensed Consolidated Financial Data do not purport to present the financial position of ABC had the Merger actually been consummated on the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Data are not necessarily indicative of the future results of operations of ABC and should be read in conjunction with the historical financial statements of ABC and Irwin, including the notes thereto, included herein.

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH IRWIN BANKCORP

                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1997

  The following unaudited pro forma condensed balance sheet as of March 31, 1997 has been prepared to reflect the acquisition by ABC of 100% of Irwin after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interests. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                         PRO FORMA
                                   ABC       IRWIN      ADJUSTMENTS   PRO FORMA
                                HISTORICAL HISTORICAL (NOTES A AND B) COMBINED
                                ---------- ---------- --------------- ---------
                                                  (UNAUDITED)
                                            (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks.......   $ 30,679   $ 1,511       $   --      $ 32,190
Federal funds sold............      1,887     3,900           --         5,787
Investment securities.........    119,899    16,382           --       136,281
Loans, net....................    439,083    15,350           --       454,433
Premises and equipment........     16,533       542           --        17,075
Investment in Irwin...........        --        --          5,348 (1)      --
                                      --        --         (5,348)(2)      --
Excess cost over fair value of
 assets acquired..............      7,072       --            --         7,072
Other assets..................     16,560       996           --        17,556
                                 --------   -------       -------     --------
                                 $631,713   $38,681       $   --      $670,394
                                 ========   =======       =======     ========
LIABILITIES AND EQUITY
Deposits......................   $531,801   $32,873       $   --      $564,674
Other liabilities.............      9,733       460           --        10,193
Other borrowings..............     31,733       --            --        31,733
                                 --------   -------       -------     --------
  Total liabilities...........    573,267    33,333           --       606,600
                                 --------   -------       -------     --------
EQUITY
Common stock..................      7,018       --            500 (1)    7,518
Capital surplus...............     28,067       --          4,848 (1)   32,915
Retained earnings.............     25,396       --            --        25,396
Unrealized gains on securities
 available for sale, net of
 taxes........................       (480)      --            --          (480)
Treasury stock................     (1,555)      --            --        (1,555)
Equity of Irwin...............        --      5,348        (5,348)(2)      --
                                 --------   -------       -------     --------
  Total equity................     58,446     5,348           --        63,794
                                 --------   -------       -------     --------
                                 $631,713   $38,681       $   --      $670,394
                                 ========   =======       =======     ========

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH IRWIN BANKCORP

                   PRO FORMA CONDENSED STATEMENTS OF INCOME

  The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Irwin and after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interests. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                          THREE MONTHS ENDED MARCH 31,    THREE MONTHS ENDED MARCH 31,
                                      1997                            1996
                         ------------------------------- -------------------------------
                                               PRO FORMA                       PRO FORMA
                            ABC       IRWIN    COMBINED     ABC       IRWIN    COMBINED
                         HISTORICAL HISTORICAL (NOTE A)  HISTORICAL HISTORICAL (NOTE A)
                         ---------- ---------- --------- ---------- ---------- ---------
                                                   (UNAUDITED)
                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.........  $13,496      $697     $14,193   $10,097      $712     $10,809
Interest expense........    5,865       291       6,156     4,474       307       4,781
                          -------      ----     -------   -------      ----     -------
  Net interest income...    7,631       406       8,037     5,623       405       6,028
Provision for loan
 losses.................      584        15         599       248        15         263
                          -------      ----     -------   -------      ----     -------
  Net interest income
   after provision for
   loan losses..........    7,047       391       7,438     5,375       390       5,765
Other income............    1,736        66       1,802     1,333        78       1,411
Other expense...........    6,172       288       6,460     4,198       279       4,477
                          -------      ----     -------   -------      ----     -------
  Income from continuing
   operations before
   income taxes.........    2,611       169       2,780     2,510       189       2,699
Income taxes............      879        43         922       835        32         867
                          -------      ----     -------   -------      ----     -------
  Income from continuing
   operations...........  $ 1,732      $126     $ 1,858   $ 1,675      $157     $ 1,832
                          =======      ====     =======   =======      ====     =======
  Income per share from
   continuing
   operations...........                        $  0.26                         $  0.27
                                                =======                         =======

                          ABC BANCORP AND SUBSIDIARIES
                          COMBINED WITH IRWIN BANKCORP

                    PRO FORMA CONDENSED STATEMENTS OF INCOME

                         YEAR ENDED DECEMBER 31, 1996    YEAR ENDED DECEMBER 31, 1995    YEAR ENDED DECEMBER 31, 1994
                        ------------------------------- ------------------------------- -------------------------------
                                              PRO FORMA                       PRO FORMA                       PRO FORMA
                           ABC       IRWIN    COMBINED     ABC       IRWIN    COMBINED     ABC       IRWIN    COMBINED
                        HISTORICAL HISTORICAL (NOTE A)  HISTORICAL HISTORICAL (NOTE A)  HISTORICAL HISTORICAL (NOTE A)
                        ---------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------
                                                                  (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income........  $47,776     $2,810    $50,586   $38,231     $2,720    $40,951   $30,548     $2,473    $33,021
Interest expense.......   21,135      1,189     22,324    16,225      1,142     17,367    11,782        935     12,717
                         -------     ------    -------   -------     ------    -------   -------     ------    -------
 Net interest income...   26,641      1,621     28,262    22,006      1,578     23,584    18,766      1,538     20,304
Provision for loan
 losses................    1,894         25      1,919     1,231         10      1,241       955         33        988
                         -------     ------    -------   -------     ------    -------   -------     ------    -------
 Net interest income
  after provision for
  loan losses..........   24,747      1,596     26,343    20,775      1,568     22,343    17,811      1,505     19,316
Other income...........    6,284        247      6,531     4,674        230      4,904     4,273        193      4,466
Other expense..........   21,663      1,214     22,877    16,921      1,206     18,127    15,930      1,142     17,072
                         -------     ------    -------   -------     ------    -------   -------     ------    -------
 Income from continuing
  operations before
  income taxes.........    9,368        629      9,997     8,528        592      9,120     6,154        556      6,710
Income taxes...........    2,667        172      2,839     2,611        141      2,752     1,837        108      1,945
                         -------     ------    -------   -------     ------    -------   -------     ------    -------
 Income from continuing
  operations...........  $ 6,701     $  457    $ 7,158   $ 5,917     $  451    $ 6,368   $ 4,317     $  448    $ 4,765
                         =======     ======    =======   =======     ======    =======   =======     ======    =======
Income per share from
 continuing
 operations............                        $  1.01                         $  0.95                         $  0.76
                                               =======                         =======                         =======

                         ABC BANCORP AND SUBSIDIARIES
                         COMBINED WITH IRWIN BANKCORP

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1997. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction:

  Balance Sheet:

  (1) Issue of 500,000 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Irwin.

  (2) Elimination of investment in Irwin.

  Statements of Income:

  (3) Pro forma income per common share is based on the average number of shares that would have been outstanding during the respective periods.

                          ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                MARCH 31, 1997 DECEMBER 31, 1996
                                                -------------- -----------------
                                                     (DOLLARS IN THOUSANDS)
                                                          (UNAUDITED)
                    ASSETS
                    ------
Cash and due from banks.......................     $ 30,679        $ 40,894
Federal funds sold............................        1,887           5,120
Securities available for sale, at fair value..       87,700          86,148
Securities held to maturity, at cost..........       32,199          31,990
Loans.........................................      446,201         438,390
Less allowance for loan losses................        7,118           6,873
                                                   --------        --------
    Loans, net................................      439,083         431,517
                                                   --------        --------
Premises and equipment, net...................       16,533          15,640
Other assets..................................       23,632          23,723
                                                   --------        --------
                                                   $631,713        $635,032
                                                   ========        ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
Deposits
  Noninterest-bearing demand..................     $ 71,804        $ 81,448
  Interest-bearing demand.....................      109,459         116,777
  Savings.....................................       43,497          43,332
  Time, $100,000 and over.....................       75,593          78,998
  Other time..................................      231,448         225,183
                                                   --------        --------
    Total deposits............................      531,801         545,738
Federal funds purchased and securities sold
 under repurchase agreements..................        6,983             997
Other borrowings..............................       24,750          24,200
    Other liabilities.........................        9,733           6,423
                                                   --------        --------
Total liabilities.............................      573,267         577,358
                                                   --------        --------
Stockholders' equity
  Common stock, par value $1; 15,000,000
   shares authorized; 7,017,684 shares
   issued.....................................        7,018           7,018
  Surplus.....................................       28,067          28,067
  Retained earnings...........................       25,396          24,203
  Unrealized (losses) on securities available
   for sale, net of taxes.....................         (480)            (59)
                                                   --------        --------
                                                     60,001          59,229
  Less cost of 272,353 shares acquired for the
   treasury...................................       (1,555)         (1,555)
                                                   --------        --------
    Total stockholders' equity................       58,446          57,674
                                                   --------        --------
                                                   $631,713        $635,032
                                                   ========        ========

                See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                           1997        1996
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
                                                              (UNAUDITED)
Interest income
  Interest and fees on loans........................... $    11,623 $     8,283
  Interest on taxable securities.......................       1,509       1,144
  Interest on nontaxable securities....................         272         188
  Interest on deposits in other banks..................          47           3
  Interest on Federal funds sold.......................          45         479
                                                        ----------- -----------
                                                             13,496      10,097
                                                        ----------- -----------
Interest expense
  Interest on deposits.................................       5,489       4,378
  Interest on securities sold under repurchase
   agreements and other borrowings.....................         376          96
                                                        ----------- -----------
                                                              5,865       4,474
                                                        ----------- -----------
    Net interest income................................       7,631       5,623
Provision for loan losses..............................         584         248
                                                        ----------- -----------
    Net interest income after provision for loan
     losses............................................       7,047       5,375
                                                        ----------- -----------
Other income
  Service charges on deposit accounts..................       1,225         967
  Other service charges, commissions and fees..........         477         316
  Other................................................          34          50
                                                        ----------- -----------
                                                              1,736       1,333
                                                        ----------- -----------
Other expense
  Salaries and employee benefits.......................       3,403       2,280
  Equipment expense....................................         531         321
  Occupancy expense....................................         387         305
  Amortization of intangible assets....................         168          79
  Data processing fees.................................          92         148
  Directors fees.......................................         145          90
  FDIC premiums........................................          62          28
  Other operating expenses.............................       1,384         947
                                                        ----------- -----------
                                                              6,172       4,198
                                                        ----------- -----------
    Income before income taxes.........................       2,611       2,510
Applicable income taxes................................         879         835
                                                        ----------- -----------
    Net income......................................... $     1,732 $     1,675
                                                        =========== ===========
Income per common share................................ $      0.26 $      0.27
                                                        =========== ===========
Average shares outstanding.............................   6,745,331   6,242,491
                                                        =========== ===========

                See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                                        1997         1996
                                                     -----------  -----------
                                                     (DOLLARS IN THOUSANDS)
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................... $     1,732  $     1,675
                                                     -----------  -----------
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation......................................         101          308
  Provision for loan loses..........................         584          248
  Amortization of intangible assets.................         168           89
  Other prepaids, deferrals and accruals, net.......       3,447        1,374
                                                     -----------  -----------
    Total adjustments...............................       4,300        2,019
                                                     -----------  -----------
    Net cash provided by operating activities.......       6,032        3,694
                                                     -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of investment securities...      16,531        7,242
Purchase of investment securities...................     (24,890)     (15,904)
Proceeds from sales of securities available for
 sale...............................................       5,964          661
Decrease in Federal funds sold......................       3,233       25,130
Increase in loans...................................      (8,150)     (12,404)
Purchase of premises and equipment..................        (994)        (498)
                                                     -----------  -----------
    Net cash provided by (used in) investing
     activities.....................................      (8,306)       4,227
                                                     -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in deposits............................     (13,937)     (10,343)
Net increase (decrease) in repurchase agreements....       5,986       (2,958)
Increase (decrease) in short-term borrowings........         550       (1,000)
Proceeds from sale of stock of pooled subsidiary....         --            13
Dividends paid......................................        (540)        (338)
                                                     -----------  -----------
    Net cash used in financing activities...........      (7,941)     (14,626)
                                                     -----------  -----------
Net decrease in cash and due from banks.............     (10,215)      (6,705)
Cash and due from banks at beginning of period......      40,894       29,841
                                                     -----------  -----------
Cash and due from banks at end of period............ $    30,679  $    23,136
                                                     ===========  ===========

                See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1. METHOD OF PRESENTATION

  The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1996 and 1995 included elsewhere in this Proxy Statement/Prospectus.

  All material intercompany balances and transactions have been eliminated.

  In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2. STOCKHOLDERS' EQUITY

  As of April 15, 1997, a 5-for-4 stock split effected in the form of a 25% common stock dividend on the outstanding shares of the Company's common stock became effective. Fractional shares were paid in cash. All per share information reflects retroactively this stock split.

                          ABC BANCORP AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1996

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
ABC Bancorp
Moultrie, Georgia

  We have audited the accompanying consolidated balance sheets of ABC Bancorp and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of First National Financial Corporation, which statements reflect total assets of $53.7 million as of December 31, 1995 and total revenue of $4.6 million and $3.5 million for the years ended December 31, 1995 and 1994, respectively. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for First National Financial Corporation as of December 31, 1995 and for the years ended December 31, 1995 and 1994, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Bancorp and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Mauldin & Jenkins, LLC

Albany, Georgia
January 31, 1997, except for
 Note 15 as to which the
 date is February 27, 1997

                          ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                              1996      1995
                                                            --------  --------
                                                               (DOLLARS IN
                                                               THOUSANDS)
                          ASSETS
                          ------
Cash and due from banks.................................... $ 40,894  $ 29,841
Federal funds sold.........................................    5,120    51,855
Securities available for sale, at fair value (Note 3)......   86,148    65,314
Securities held to maturity, at cost (fair value $32,238
 and $19,408) (Note 3).....................................   31,990    19,191
Loans (Note 4).............................................  438,390   305,242
Less allowance for loan losses.............................    6,873     5,484
                                                            --------  --------
    Loans, net.............................................  431,517   299,758
                                                            --------  --------
Premises and equipment, net (Note 5).......................   15,640    10,524
Excess of cost over net assets of banks acquired...........    7,239     2,415
Other assets...............................................   16,484    12,241
                                                            --------  --------
                                                            $635,032  $491,139
                                                            ========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Deposits
  Noninterest-bearing demand............................... $ 81,448  $ 74,687
  Interest-bearing demand..................................  116,777   100,512
  Savings..................................................   43,332    29,614
  Time, $100,000 and over..................................   78,998    60,226
  Other time...............................................  225,183   167,142
                                                            --------  --------
    Total deposits.........................................  545,738   432,181
Federal funds purchased and securities sold under
 agreements to repurchase..................................      997     1,887
Other borrowings (Note 8)..................................   24,200     5,800
Other liabilities..........................................    6,423     4,500
                                                            --------  --------
    Total liabilities......................................  577,358   444,368
                                                            --------  --------
Commitments and contingent liabilities (Note 10)...........
Stockholders' equity
  Common stock, par value $1; 15,000,000 shares authorized,
   5,614,443 and 5,067,209 shares issued, respectively.....    5,614     5,067
  Capital surplus..........................................   29,471    23,826
  Retained earnings........................................   24,203    19,184
  Unrealized gains (losses) on securities available for
   sale, net of taxes......................................      (59)      249
                                                            --------  --------
                                                              59,229    48,326
  Less cost of 217,882 shares acquired for the treasury....   (1,555)   (1,555)
                                                            --------  --------
    Total stockholders' equity.............................   57,674    46,771
                                                            --------  --------
                                                            $635,032  $491,139
                                                            ========  ========

                See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                       1996     1995     1994
                                                      -------  -------  -------
                                                      (DOLLARS IN THOUSANDS)
Interest income
  Interest and fees on loans......................... $40,711  $31,929  $25,239
  Interest on taxable securities.....................   5,192    4,093    3,543
  Interest on nontaxable securities..................     909      725      788
  Interest on deposits in other banks................       5       20       75
  Interest on Federal funds sold.....................     959    1,464      903
                                                      -------  -------  -------
                                                       47,776   38,231   30,548
                                                      -------  -------  -------
Interest expense
  Interest on deposits...............................  19,746   15,613   11,434
  Interest on other borrowings.......................   1,389      612      348
                                                      -------  -------  -------
                                                       21,135   16,225   11,782
                                                      -------  -------  -------
    Net interest income..............................  26,641   22,006   18,766
Provision for loan losses (Note 4)...................   1,894    1,231      955
                                                      -------  -------  -------
    Net interest income after provision for loan
     losses..........................................  24,747   20,775   17,811
                                                      -------  -------  -------
Other income
  Service charges on deposit accounts................   4,554    3,666    3,416
  Other service charges, commissions and fees........     500      422      336
  Gain (loss) on sale of securities..................      (5)      (3)       7
  Other..............................................   1,235      589      514
                                                      -------  -------  -------
                                                        6,284    4,674    4,273
                                                      -------  -------  -------
Other expenses
  Salaries and employee benefits (Note 6)............  10,705    8,558    7,816
  Equipment expense..................................   1,701    1,489    1,515
  Occupancy expense..................................   1,337    1,052      939
  Merger and acquisition expense.....................     708      --       --
  Amortization of intangible assets..................     487      310      310
  Data processing fees...............................     500      486      566
  Directors fees.....................................     462      424      395
  FDIC premiums......................................     367      481      801
  Stationary and supplies expense....................     592      365      338
  Other operating expenses...........................   4,804    3,756    3,250
                                                      -------  -------  -------
                                                       21,663   16,921   15,930
                                                      -------  -------  -------
    Income before income taxes.......................   9,368    8,528    6,154
Applicable income taxes (Note 9).....................   2,667    2,611    1,837
                                                      -------  -------  -------
    Net income....................................... $ 6,701  $ 5,917  $ 4,317
                                                      =======  =======  =======
Income per common share.............................. $  1.29  $  1.22  $  0.98
                                                      =======  =======  =======

                See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                  UNREALIZED
                                                                GAINS (LOSSES)
                                                                ON SECURITIES
                            COMMON STOCK                          AVAILABLE    TREASURY STOCK
                         -------------------- CAPITAL RETAINED    FOR SALE,    ----------------
                          SHARES    PAR VALUE SURPLUS EARNINGS   NET OF TAXES  SHARES    COST     TOTAL
                         ---------  --------- ------- --------  -------------- -------  -------  -------
                                                   (DOLLARS IN THOUSANDS)
BALANCE, DECEMBER 31,
 1993................... 3,414,751   $3,415   $17,134 $11,201       $ --       183,412  $(1,680) $30,070
 Net income.............       --       --        --    4,317         --           --       --     4,317
 Cash dividends
  declared, $.29 per
  share.................       --       --        --     (884)        --           --       --      (884)
 Purchase and
  simultaneous
  retirement of the
  common stock of pooled
  subsidiary............    (4,167)      (4)     (24)     --          --           --       --       (28)
 Purchase of minority
  interest in pooled
  subsidiary............       --       --       (34)     (82)        --           --       --      (116)
 Proceeds from sale of
  stock, net of stock
  offering expense......   747,500      747     7,577     --          --           --       --     8,324
 Net change in
  unrealized losses on
  securities available
  for sale, net of
  taxes.................       --       --        --      --         (601)         --       --      (601)
                         ---------   ------   ------- -------       -----      -------  -------  -------
BALANCE, DECEMBER 31,
 1994................... 4,158,084    4,158    24,653  14,552        (601)     183,412   (1,680)  41,082
 Net income.............       --       --        --    5,917         --           --       --     5,917
 Cash dividends
  declared, $.35 per
  share.................       --       --        --   (1,176)        --           --       --    (1,176)
 Cash dividends paid by
  pooled subsidiary.....       --       --        --     (109)        --           --       --      (109)
 Exercise of options by
  shareholders of pooled
  subsidiary............    10,038       10        75     --          --           --       --        85
 Four-for-three common
  stock split...........   899,087      899     (899)     --          --        61,137      --       --
 Purchase of fractional
  shares................       --       --        (3)     --          --           --       --        (3)
 Stock issued under
  stock option purchase
  plan..................       --       --        --      --          --       (26,667)     125      125
 Net change in
  unrealized gains on
  securities available
  for sale, net of
  taxes.................       --       --        --      --          850          --       --       850
                         ---------   ------   ------- -------       -----      -------  -------  -------
BALANCE, DECEMBER 31,
 1995................... 5,067,209    5,067    23,826  19,184         249      217,882   (1,555)  46,771
 Net income.............       --       --        --    6,701         --           --       --     6,701
 Cash dividends
  declared, $.40 per
  share.................       --       --        --   (1,682)        --           --       --    (1,682)
 Adjustments to record
  acquisition of a
  purchased subsidiary..   402,271      402     5,543     --         (196)         --       --     5,749
 Exercise of options and
  capital contributions
  by shareholders of
  pooled subsidiaries
  prior to merger.......   144,963      145       109     --          --           --       --       254
 Purchase of fractional
  shares................       --       --        (7)     --          --           --       --        (7)
 Net change in
  unrealized gains
  (losses) on securities
  available for sale,
  net of taxes..........       --       --        --      --         (112)         --       --      (112)
                         ---------   ------   ------- -------       -----      -------  -------  -------
BALANCE, DECEMBER 31,
 1996................... 5,614,443   $5,614   $29,471 $24,203       $ (59)     217,882  $(1,555) $57,674
                         =========   ======   ======= =======       =====      =======  =======  =======

                See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                    1996      1995      1994
                                                  --------  --------  --------
                                                    (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income......................................  $  6,701  $  5,917  $  4,317
                                                  --------  --------  --------
Adjustments to reconcile net income to net cash
 provided by
 operating activities:
  Depreciation and amortization.................     1,515     1,356     1,293
  Amortization of intangible assets.............       487       310       310
  Net (gains) losses on securities available for
   sale.........................................         5         3        (7)
  Provision for loan losses.....................     1,894     1,231       955
  Provision for deferred taxes..................      (431)     (223)       26
  Write-downs of other real estate owned........       --        --         53
  Increase in interest receivable...............      (577)   (1,066)   (1,061)
  Increase (decrease) in interest payable.......       (90)      440       211
  Increase (decrease) in taxes payable..........      (531)       98        60
  Other prepaids, deferrals and accruals, net...     1,444      (700)     (920)
                                                  --------  --------  --------
    Total adjustments...........................     3,716     1,449       920
                                                  --------  --------  --------
    Net cash provided by operating activities...    10,417     7,366     5,237
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in interest-bearing deposits in banks..       --        298     1,459
Purchases of securities available for sale......   (35,986)  (32,756)  (11,196)
Purchases of securities held to maturity........    (2,871)   (2,653)  (12,191)
Proceeds from maturities of securities available
 for sale.......................................    22,052     7,741     1,250
Proceeds from sale of securities available for
 sale...........................................     4,638     7,444     4,308
Proceeds from maturities of securities held to
 maturity.......................................     1,894    17,146    13,195
(Increase) decrease in Federal funds sold.......    46,735   (23,863)   13,625
Increase in loans, net..........................   (53,712)  (34,774)  (39,474)
Net cash paid for purchased subsidiary..........    (3,947)      --        --
Purchase of minority interest by pooled
 subsidiary.....................................       --        --       (575)
Purchase of premises and equipment..............    (3,715)     (886)   (2,525)
Proceeds from the sale of premises and
 equipment......................................        48        24        22
                                                  --------  --------  --------
    Net cash used in investing activities.......   (24,864)  (62,279)  (32,102)
                                                  --------  --------  --------

                          ABC BANCORP AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                     1996     1995     1994
                                                    -------  -------  -------
                                                    (DOLLARS IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in deposits............................... $22,061  $57,052  $28,232
Decrease in Federal funds purchased and securities
 sold under agreements to repurchase...............  (2,690)    (451)    (842)
Proceeds from other borrowings.....................  12,600    4,600    1,500
Repayment of other borrowings......................  (5,200)    (150)  (5,782)
Dividends paid.....................................  (1,518)  (1,186)    (645)
Dividends paid to minority interest of pooled
 subsidiary........................................     --       --       (24)
Proceeds from stock offering, net..................     --       --     8,324
Proceeds from sale of stock of pooled subsidiary...     254       85      --
Proceeds from exercise of stock options............     --       125      --
Purchase of fractional shares......................      (7)      (3)     --
Purchase of treasury shares of pooled subsidiary...     --       --       (28)
                                                    -------  -------  -------
    Net cash provided by financing activities......  25,500   60,072   30,735
                                                    -------  -------  -------
Net increase in cash and due from banks............  25,500   60,072   30,735
Cash and due from banks at beginning of year.......  29,841   24,682   20,812
                                                    -------  -------  -------
Cash and due from banks at end of year............. $40,894  $29,841  $24,682
                                                    =======  =======  =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest......................................... $21,225  $15,785  $11,571
  Income taxes..................................... $ 3,629  $ 2,736  $ 1,751
NONCASH TRANSACTION
Net change in unrealized gains (losses) on
 securities available for sale..................... $  (154) $   812  $  (579)


                See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  ABC Bancorp, (the "Company") is a multi-bank holding company whose business is presently conducted by its subsidiary banks (the "Banks"). Through the Banks, the Company operates a full service banking business and offers a broad range of retail and commercial banking services to its customers located in a market area which includes South Georgia and Southeast Alabama. The Company and the Banks are subject to the regulations of certain Federal and state agencies and are periodically examined by those regulatory agencies.

 Basis of Presentation

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

  The Company's consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. Results of operations of purchased banks are included from the dates of acquisition. Following the purchase method of accounting, the assets and liabilities of purchased banks are stated at estimated fair values at the date of acquisition.

  The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

 Cash and Cash Equivalents

  For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

  The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

 Securities

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other debt securities are classified as available for sale and carried at fair value with net unrealized gains and losses included in stockholders' equity net of tax. Marketable equity securities are carried at fair value with net unrealized gains and losses included in stockholders' equity. Other equity securities without a readily determinable fair value are carried at cost.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

  A decline in the fair value below cost of any security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                         ABC BANCORP AND SUBSIDIARIES

 Loans Held for Sale

  Loans held for sale include mortgage and other loans and are carried at the lower of aggregate cost or fair value.

 Loans

  Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

  Loan origination fees and certain direct costs of most loans are recognized at the time the loan is recorded. Loan origination fees and costs incurred for other loans are deferred and recognized as income over the life of the loan. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

  A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

 Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                                           YEARS
                                                                           -----
     Buildings and improvements........................................... 15-40
     Furniture and equipment..............................................   5-7

 Other Real Estate Owned

  Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less

                         ABC BANCORP AND SUBSIDIARIES
estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's financial statements.

Intangible Assets

  Intangible assets, arising from excess of purchase price over net assets acquired of purchased banks, are being amortized on the straight-line method over various periods not exceeding 25 years for banks acquired prior to 1996. Excess acquisition cost of Southland Bank acquired in 1996 is being amortized on the straight-line method over 15 years.

Income Taxes

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized on the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards, and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

  The Company and its subsidiaries file a consolidated income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

 Earnings Per Share

  Earnings per share are calculated on the basis of the weighted average number of shares outstanding. All per share data for prior years have been adjusted to reflect the four-for-three stock split effected in the form of a stock dividend to shareholders of record as of July 17, 1995.

                         ABC BANCORP AND SUBSIDIARIES

NOTE 2. ACQUISITIONS

  On June 21, 1996, the Company acquired all of the outstanding common stock of Southland Bancorporation ("Southland") in exchange for 402,271 shares of the Company's common stock and $5,880,000 in cash. The excess of purchase price over net book value of assets acquired amounted to $5,310,000. The fair value of assets acquired was deemed to approximate their recorded value; therefore, the excess cost has been accounted for as goodwill and is being amortized over a period of 15 years. Immediately following the merger, Southland was liquidated and its wholly-owned subsidiary, Southland Bank, became a wholly-owned subsidiary of the Company.

  The acquisition has been accounted for as a purchase transaction and, accordingly, the operations of Southland Bank have been included in the consolidated financial statements of the Company only from June 21, 1996, the date of acquisition. Had the acquisition of Southland Bank occurred on January 1, 1995, pro forma unaudited consolidated results of operations (after restatement for the poolings of interest described below) for the years ended December 31, 1996 and 1995 would have been as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1996        1995
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
     Net interest income................................ $    28,970 $    25,941
     Other income.......................................       6,851       6,256
     Net income.........................................       6,891       6,352
     Net income per share...............................        1.28        1.21

  On July 31, 1996, the Company acquired all of the outstanding common stock of Central Bankshares, Inc. ("Central") in exchange for 524,300 shares of the Company's common stock and a nominal amount of cash in lieu of fractional shares. Immediately following the merger, Central was liquidated and its wholly-owned subsidiary, Central Bank & Trust, became a wholly-owned subsidiary of the Company. On August 31, 1996, the Company acquired all of the outstanding common stock of First National Financial Corporation ("First National") in exchange for 725,772 shares of the Company's common stock and a nominal amount of cash in lieu of fractional shares. Immediately following the merger, First National was liquidated and its wholly-owned subsidiary, First National Bank of South Georgia, became a wholly-owned subsidiary of the Company. On December 31, 1996, the Company acquired all of the outstanding common stock of M & F Financial Corporation ("M & F") in exchange for 365,026 shares of the Company's common stock and a nominal amount of cash in lieu of fractional shares. Immediately following the merger, M & F was liquidated and its wholly-owned subsidiary, Merchants & Farmers Bank, became a wholly-owned subsidiary of the Company.

                         ABC BANCORP AND SUBSIDIARIES

  The acquisitions of Central, First National and M & F have been accounted for as poolings of interests and, accordingly, all prior financial statements have been restated to include the accounts and operations of the pooled companies. Net interest income and net income of the separate companies for periods preceding the mergers are summarized as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
     Net interest income:
       ABC.............................................. $    16,030 $    13,500
       Central..........................................       2,182       2,005
       First National...................................       2,152       1,724
       M & F............................................       1,642       1,537
                                                         ----------- -----------
       Combined......................................... $    22,006 $    18,766
                                                         =========== ===========
     Net income:
       ABC.............................................. $     4,341 $     3,100
       Central..........................................         499         457
       First National...................................         612         316
       M & F............................................         465         444
                                                         ----------- -----------
       Combined......................................... $     5,917 $     4,317
                                                         =========== ===========

                         ABC BANCORP AND SUBSIDIARIES

NOTE 3. INVESTMENTS IN SECURITIES

  Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Company transferred $21,181,000 from securities held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $131,000 which was included in stockholders' equity at $87,000 net of related taxes of $44,000.

  The amortized cost and approximate fair values of investments in securities at December 31, 1996 and 1995 were as follows:

                                                   GROSS      GROSS
                                       AMORTIZED UNREALIZED UNREALIZED  FAIR
                                         COST      GAINS      LOSSES    VALUE
                                       --------- ---------- ---------- -------
                                               (DOLLARS IN THOUSANDS)
   Securities Available for Sale
    December 31, 1996:
     U. S. Government and agency
      securities......................  $69,618     $232      $(429)   $69,421
     Mortgage-backed securities.......   12,391      134        (52)    12,473
     State and municipal securities...    3,918       58        --       3,976
     Other securities.................      300      --         (22)       278
                                        -------     ----      -----    -------
                                        $86,227     $424      $(503)   $86,148
                                        =======     ====      =====    =======
    December 31, 1995:
     U. S. Government and agency
      securities......................  $53,363     $430      $(183)   $53,610
     Mortgage-backed securities.......   11,264      173        (15)    11,422
     Other securities.................      300      --         (18)       282
                                        -------     ----      -----    -------
                                        $64,927     $603      $(216)   $65,314
                                        =======     ====      =====    =======
   Securities Held to Maturity
    December 31, 1996:
     U. S. Government and agency
      securities......................  $11,238     $--       $(200)   $11,038
     Mortgage-backed securities.......    4,326       27        (44)     4,309
     State and municipal securities...   16,426      493        (28)    16,891
                                        -------     ----      -----    -------
                                        $31,990     $520      $(272)   $32,238
                                        =======     ====      =====    =======
    December 31, 1995:
     U. S. Government and agency
      securities......................  $    59     $  1      $ --     $    60
     Mortgage-backed securities.......    4,704       10        (25)     4,689
     State and municipal securities...   14,428      337       (106)    14,659
                                        -------     ----      -----    -------
                                        $19,191     $348      $(131)   $19,408
                                        =======     ====      =====    =======

                         ABC BANCORP AND SUBSIDIARIES

  The amortized cost and fair value of securities as of December 31, 1996 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                            SECURITIES AVAILABLE FOR SALE       SECURITIES HELD TO MATURITY
                            ---------------------------------   -------------------------------
                             AMORTIZED COST     FAIR VALUE      AMORTIZED COST    FAIR VALUE
                            ----------------   --------------   ---------------   -------------
                                             (DOLLARS IN THOUSANDS)
   Due in one year or
    less...................    $       21,031   $       21,053     $         496   $         499
   Due from one year to
    five years.............            40,634           40,588            11,861          11,850
   Due from five to ten
    years..................             7,717            7,600            13,748          13,953
   Due after ten years.....             4,154            4,156             1,559           1,627
   Mortgage-backed
    securities.............            12,391           12,473             4,326           4,309
   Marketable equity
    securities.............               300              278               --              --
                               --------------   --------------     -------------   -------------
                               $       86,227   $       86,148     $      31,990   $      32,238
                               ==============   ==============     =============   =============

  Securities with a carrying value of $76,885,000 and $47,126,000 a December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes.

  Gains and losses on sales of securities available for sale consist of the following:

                                                            DECEMBER 31,
                                                        ----------------------
                                                         1996    1995    1994
                                                        ------  ------  ------
                                                        DOLLARS IN THOUSANDS
   Gross gains on sales of securities.................. $   13  $   24  $    7
   Gross losses on sales of securities.................    (18)    (27)    --
                                                        ------  ------  ------
   Net realized gains (losses) on sales of securities
    available for sale................................. $   (5) $   (3) $    7
                                                        ======  ======  ======

NOTE 4. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Commercial and financial.......................... $    68,283 $    45,892
     Agricultural......................................      34,232      21,704
     Real estate--construction.........................      13,542       3,589
     Real estate--mortgage, farmland...................      49,807      46,255
     Real estate--mortgage, commercial.................      88,854      59,053
     Real estate--mortgage, residential................     117,022      71,345
     Consumer instalment loans.........................      64,433      56,004
     Other.............................................       2,217       1,400
                                                        ----------- -----------
                                                            438,390     305,242
     Allowance for loan losses.........................       6,873       5,484
                                                        ----------- -----------
                                                        $   431,517 $   299,758
                                                        =========== ===========

  The total recorded investment in impaired loans was $5,130,000 and $2,259,000 at December 31, 1996 and 1995, respectively. Included in these loans were $2,408,000 and $1,006,000 that had related allowances for loan

                         ABC BANCORP AND SUBSIDIARIES
losses of $609,000 and $163,000 at December 31, 1996 and 1995, respectively. The average recorded investment in impaired loans for 1996 and 1995 was $4,024,000 and $3,089,000, respectively. Interest income on impaired loans of $159,000 and $161,000 was recognized for cash payments received for the years ended 1996 and 1995, respectively.

  The Company has granted loans to certain directors, executive officers, and related entities of the Company and the Banks. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the years ended December 31, 1996 and 1995 are as follows:

                                                          DECEMBER 31,
                                                     ------------------------
                                                        1996         1995
                                                     -----------  -----------
                                                     (DOLLARS IN THOUSANDS)
     Balance, beginning of year..................... $    12,815  $    11,116
       Advances.....................................      19,595       10,321
       Repayments...................................      (8,212)      (8,865)
       Transactions due to change(s) in related
        parties.....................................         381          243
                                                     -----------  -----------
     Balance, end of year........................... $    24,579  $    12,815
                                                     ===========  ===========

  Changes in the allowance for loan losses are as follows:

                                                          DECEMBER 31,
                                                     ------------------------
                                                      1996     1995    1994
                                                     -------  ------  -------
                                                     (DOLLARS IN THOUSANDS)
     Balance, beginning of year..................... $ 5,484  $4,776  $ 4,514
       Allowance for loan losses of acquired
        subsidiary..................................   1,211     --       --
       Provision charged to operations..............   1,894   1,231      955
       Loans charged off............................  (2,256)   (966)  (1,267)
       Recoveries...................................     540     443      574
                                                     -------  ------  -------
     Balance, end of year........................... $ 6,873  $5,484  $ 4,776
                                                     =======  ======  =======

NOTE 5. PREMISES AND EQUIPMENT, NET

  Major classifications of these assets are summarized as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Land.............................................. $     3,673 $     2,247
     Buildings.........................................      11,210       8,028
     Equipment.........................................      13,084       8,698
     Construction in progress..........................         732         182
                                                        ----------- -----------
                                                             28,699      19,155
     Accumulated depreciation..........................      13,059       8,631
                                                        ----------- -----------
                                                        $    15,640 $    10,524
                                                        =========== ===========

  Depreciation expense for the years ended December 31, 1996, 1995 and 1994 was $1,404,000, $1,230,000 and $1,096,000, respectively.

                         ABC BANCORP AND SUBSIDIARIES

NOTE 6. EMPLOYEE BENEFIT PLANS

  The Company and its subsidiaries have adopted simplified employee pension plans for substantially all employees. These plans are SEP-IRA defined contribution plans. Contributions to these plans charged to expense during 1996, 1995 and 1994 amounted to $879,000, $588,000 and $537,000, respectively.

NOTE 7. DEFERRED COMPENSATION PLANS

  The Company and two subsidiary banks have entered into separate deferred compensation arrangements with certain executive officers and directors. The plans call for certain amounts payable at retirement, death or disability. The estimated present value of the deferred compensation is being accrued over the remaining expected term of active employment. The Company and Banks have purchased life insurance policies which they intend to use to finance this liability. Aggregate compensation expense under the plans were $12,000, $55,000 and $81,000 for 1996, 1995 and 1994, respectively, and is included in other operating expenses.

NOTE 8. OTHER BORROWINGS

  Other borrowings consist of the following:

                                                               DECEMBER 31,
                                                          -----------------------
                                                             1996        1995
                                                          ----------- -----------
                                                          (DOLLARS IN THOUSANDS)
   Advances under revolving credit agreement with.......  $     5,000 $      --
   SunTrust Bank with interest at the three month LIBOR
    rate plus .9% (6.40% at December 31, 1996) due on
    March 30, 1997; unsecured...........................       10,000      2,600
   Advances from Federal Home Loan Bank with interest at
    adjustable rates (ranging from 5.54% to 5.91% at
    December 31, 1996) due at various dates from April
    1, 1997 to March 21, 2002...........................        9,200      2,000
   Advances from Federal Home Loan Bank with interest at
    fixed rates (ranging from 5.70% to 6.48% at December
    31, 1996) due at various dates from January 21, 1997
    to March 6, 2005....................................          --       1,200
                                                          ----------- ----------
   Note payable by pooled subsidiary with interest at
    prime rate less 50 basis points, paid in full in
    1996................................................  $    24,200 $    5,800
                                                          =========== ==========

  The advances from the Federal Home Loan Bank are collateralized by the pledging of first mortgage loans and other specific loans. One subsidiary bank has also pledged mortgage-backed securities having an aggregate market value of approximately $2,466,000 at December 31, 1996.

  Other borrowings at December 31, 1996 have maturities in future years as follows:

                                                                     (DOLLARS IN
                                                                     THOUSANDS)
     1997...........................................................   $15,750
     1998...........................................................     4,000
     1999...........................................................     3,000
     2002...........................................................     1,000
     2005...........................................................       450
                                                                       -------
                                                                       $24,200
                                                                       =======

                         ABC BANCORP AND SUBSIDIARIES

NOTE 9. INCOME TAXES

  The total income taxes in the consolidated statements of income are as follows:

                                                            DECEMBER 31,
                                                       -------------------------
                                                        1996     1995     1994
                                                       -------  -------  -------
                                                       (DOLLARS IN THOUSANDS)
     Current.......................................... $ 3,098  $ 2,834  $ 1,811
     Deferred.........................................    (431)    (223)      26
                                                       -------  -------  -------
                                                       $ 2,667  $ 2,611  $ 1,837
                                                       =======  =======  =======

  The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                             DECEMBER 31,
                             -----------------------------------------------
                                  1996            1995            1994
                             --------------- --------------- ---------------
                             AMOUNT  PERCENT AMOUNT  PERCENT AMOUNT  PERCENT
                             ------  ------- ------  ------- ------  -------
                                        (DOLLARS IN THOUSANDS)
   Tax provision at
    statutory rate.........  $3,185     34%  $2,899     34%  $2,092     34%
   Increase (decrease)
    resulting from:
     Tax-exempt interest...    (323)    (4)    (273)    (3)    (307)    (5)
     Amortization of excess
      cost over assets
      acquired.............      82      1       30      1       33      1
     Changes in valuation
      allowance for
      deferred taxes.......    (228)    (2)     (72)    (1)     (50)    (1)
     Other.................     (49)    (1)      27    --        69      1
                             ------    ---   ------    ---   ------    ---
   Provision for income
    taxes..................  $2,667     28%  $2,611     31%  $1,837     30%
                             ======    ===   ======    ===   ======    ===

  Net deferred income tax assets of $1,365,000 and $489,000 at December 31, 1996 and 1995, respectively, are included in other assets. The components of deferred income taxes are as follows:

                                                           DECEMBER 31,
                                                      -----------------------
                                                         1996        1995
                                                      ----------- -----------
                                                      (DOLLARS IN THOUSANDS)
   DEFERRED TAX ASSETS:
     Loan loss reserves.............................. $     1,542 $     1,003
     Deferred compensation...........................         197         173
     Unrealized loss on securities available for
      sale...........................................          19         --
     Other real estate...............................         --            5
     Other...........................................         --           34
     Net operating loss tax carryforward.............         261         285
     Less valuation allowance........................         --         (228)
                                                      ----------- -----------
                                                            2,019       1,272
                                                      ----------- -----------
   DEFERRED TAX LIABILITIES:
     Deprecation and amortization....................         435         366
     Amortization of intangible assets...............         219         250
     Other...........................................         --           30
     Unrealized gain on securities available for
      sale...........................................         --          137
                                                      ----------- -----------
                                                              654         783
                                                      ----------- -----------
   Net deferred tax assets........................... $     1,365 $       489
                                                      =========== ===========

                         ABC BANCORP AND SUBSIDIARIES

NOTE 10. COMMITMENTS AND CONTINGENT LIABILITIES

  In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Company's commitments is as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Commitments to extend credit...................... $    58,693 $    45,370
     Credit card commitments...........................       3,077       2,883
     Standby letters of credit.........................       1,331       1,444
                                                        ----------- -----------
                                                        $    63,101 $    49,697
                                                        =========== ===========

  Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, livestock, inventory, equipment and personal property.

  Credit card commitments are unsecured.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

NOTE 11. CONCENTRATIONS OF CREDIT

  The Banks make agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the counties of southwest Georgia and southeast Alabama. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Banks.

                         ABC BANCORP AND SUBSIDIARIES

  Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land. Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

  A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

  The Company has a concentration of funds on deposit at its primary correspondent bank at December 31, 1996, as follows:

     Noninterest-bearing accounts................................. $17,458 ,000
                                                                   ============

NOTE 12. REGULATORY MATTERS

  The Banks are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, approximately $5,589,000 of retained earnings were available for dividend declaration without regulatory approval.

  The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and Banks capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1996, the Company and the Banks meet all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the regulatory authorities categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Banks' category.

                          ABC BANCORP AND SUBSIDIARIES

  The Company and Banks' actual capital amounts and ratios are presented in the following table.

                                                                TO BE WELL
                                               FOR CAPITAL  CAPITALIZED UNDER
                                                ADEQUACY    PROMPT CORRECTIVE
                                   ACTUAL       PURPOSES    ACTION PROVISIONS
                               -------------- ------------- ------------------
                               AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT    RATIO
                               ------- ------ ------- ----- --------- --------
AS OF DECEMBER 31, 1996
Total Capital (to Risk
 Weighted Assets):
  Consolidated................ $57,484 13.21% $34,812 8.00% $  43,516   10.00%
  American Banking Company.... $10,851 11.74% $ 7,394 8.00% $   9,243   10.00%
  The Bank of Quitman......... $ 3,778 13.15% $ 2,298 8.00% $   2,873   10.00%
  Bank of Thomas County....... $ 3,071 10.69% $ 2,298 8.00% $   2,873   10.00%
  The Citizens Bank of
   Tifton..................... $ 6,468 13.53% $ 3,824 8.00% $   4,780   10.00%
  Cairo Banking Company....... $ 7,317 15.31% $ 3,823 8.00% $   4,779   10.00%
  Southland Bank.............. $10,125 11.11% $ 7,291 8.00% $   9,113   10.00%
  Central Bank and Trust...... $ 5,254 13.11% $ 3,206 8.00% $   4,008   10.00%
  First National Bank of South
   Georgia.................... $ 5,625 18.74% $ 2,401 8.00% $   3,002   10.00%
  Merchants and Farmers Bank.. $ 4,503 15.59% $ 2,311 8.00% $   2,889   10.00%
Tier I Capital (to Risk
 Weighted Assets):
  Consolidated................ $52,028 11.96% $17,401 4.00% $  26,101    6.00%
  American Banking Company.... $ 9,767 10.56% $ 3,700 4.00% $   5,549    6.00%
  The Bank of Quitman......... $ 3,418 11.90% $ 1,149 4.00% $   1,723    6.00%
  Bank of Thomas County....... $ 2,757  9.60% $ 1,149 4.00% $   1,723    6.00%
  The Citizens Bank of
   Tifton..................... $ 5,868 12.27% $ 1,913 4.00% $   2,869    6.00%
  Cairo Banking Company....... $ 6,707 14.03% $ 1,912 4.00% $   2,868    6.00%
  Southland Bank.............. $ 8,985  9.86% $ 3,645 4.00% $   5,468    6.00%
  Central Bank and Trust...... $ 4,753 11.86% $ 1,603 4.00% $   2,405    6.00%
  First National Bank of South
   Georgia.................... $ 5,249 17.49% $ 1,201 4.00% $   1,801    6.00%
  Merchants and Farmers Bank.. $ 4,195 14.52% $ 1,156 4.00% $   1,733    6.00%
Tier I Capital (to Average
 Assets):
  Consolidated................ $52,028  9.11% $22,844 4.00% $  28,555    5.00%
  American Banking Company.... $ 9,767  8.30% $ 4,707 4.00% $   5,884    5.00%
  The Bank of Quitman......... $ 3,418  8.72% $ 1,568 4.00% $   1,960    5.00%
  Bank of Thomas County....... $ 2,757  7.62% $ 1,447 4.00% $   1,809    5.00%
  The Citizens Bank of
   Tifton..................... $ 5,868  7.63% $ 3,076 4.00% $   3,845    5.00%
  Cairo Banking Company....... $ 6,707  8.95% $ 2,998 4.00% $   3,747    5.00%
  Southland Bank.............. $ 8,985  7.16% $ 5,020 4.00% $   6,274    5.00%
  Central Bank and Trust...... $ 4,753  8.54% $ 2,226 4.00% $   2,783    5.00%
  First National Bank of South
   Georgia.................... $ 5,249  9.46% $ 2,219 4.00% $   2,774    5.00%
  Merchants and Farmers Bank.. $ 4,195 10.13% $ 1,656 4.00% $   2,071    5.00%

                         ABC BANCORP AND SUBSIDIARIES

                                                                TO BE WELL
                                               FOR CAPITAL  CAPITALIZED UNDER
                                                ADEQUACY    PROMPT CORRECTIVE
                                   ACTUAL       PURPOSES    ACTION PROVISIONS
                               -------------- ------------- ------------------
                               AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT    RATIO
                               ------- ------ ------- ----- --------- --------
AS OF DECEMBER 31, 1995
Total Capital (to Risk
 Weighted Assets):
  Consolidated................ $49,557 15.73% $25,198 8.00% $  31,498   10.00%
  American Banking Company.... $ 9,670 12.21% $ 6,336 8.00% $   7,920   10.00%
  The Bank of Quitman......... $ 3,430 13.22% $ 2,076 8.00% $   2,595   10.00%
  Bank of Thomas County....... $ 3,109 14.38% $ 1,730 8.00% $   2,162   10.00%
  The Citizens Bank of
   Tifton..................... $ 6,497 14.23% $ 3,653 8.00% $   4,566   10.00%
  Cairo Banking Company....... $ 7,471 16.61% $ 3,598 8.00% $   4,498   10.00%
  Central Bank and Trust...... $ 4,510 13.12% $ 2,750 8.00% $   3,438   10.00%
  First National Bank of South
   Georgia.................... $ 4,901 13.90% $ 2,821 8.00% $   3,526   10.00%
  Merchants and Farmers Bank.. $ 4,101 15.18% $ 2,161 8.00% $   2,702   10.00%
Tier I Capital (to Risk
 Weighted Assets):
  Consolidated................ $45,644 14.49% $12,599 4.00% $  18,899    6.00%
  American Banking Company.... $ 8,679 10.96% $ 3,167 4.00% $   4,751    6.00%
  The Bank of Quitman......... $ 3,105 11.97% $ 1,038 4.00% $   1,556    6.00%
  Bank of Thomas County....... $ 2,838 13.13% $   865 4.00% $   1,297    6.00%
  The Citizens Bank of
   Tifton..................... $ 5,924 12.98% $ 1,826 4.00% $   2,738    6.00%
  Cairo Banking Company....... $ 6,893 15.33% $ 1,799 4.00% $   2,698    6.00%
  Central Bank and Trust...... $ 4,079 11.86% $ 1,375 4.00% $   2,064    6.00%
  First National Bank of South
   Georgia.................... $ 4,467 12.66% $ 1,411 4.00% $   2,117    6.00%
  Merchants and Farmers Bank.. $ 3,801 14.07% $ 1,081 4.00% $   1,621    6.00%
Tier I Capital (to Average
 Assets):
  Consolidated................ $45,644  9.87% $18,490 4.00% $  23,112    5.00%
  American Banking Company.... $ 8,679  8.51% $ 4,079 4.00% $   5,099    5.00%
  The Bank of Quitman......... $ 3,105  8.33% $ 1,491 4.00% $   1,864    5.00%
  Bank of Thomas County....... $ 2,838  9.17% $ 1,238 4.00% $   1,547    5.00%
  The Citizens Bank of
   Tifton..................... $ 5,924  8.46% $ 2,801 4.00% $   3,501    5.00%
  Cairo Banking Company....... $ 6,893  9.41% $ 2,930 4.00% $   3,663    5.00%
  Central Bank and Trust...... $ 4,079  8.35% $ 1,954 4.00% $   2,443    5.00%
  First National Bank of South
   Georgia.................... $ 4,467  8.67% $ 2,061 4.00% $   2,576    5.00%
  Merchants and Farmers Bank.. $ 3,801  9.01% $ 1,687 4.00% $   2,109    5.00%

NOTE 13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                         ABC BANCORP AND SUBSIDIARIES

  The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD:

  The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

AVAILABLE FOR SALE AND HELD TO MATURITY SECURITIES:

  Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

LOANS:

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

DEPOSITS:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

OTHER BORROWINGS:

  The carrying amounts of the Company's other borrowings approximate their fair value.

                         ABC BANCORP AND SUBSIDIARIES

OFF-BALANCE SHEET INSTRUMENTS:

  Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

  The carrying value and estimated fair value of the Company's financial instruments were as follows:

                                         DECEMBER 31, 1996  DECEMBER 31, 1995
                                         ------------------ ------------------
                                         CARRYING    FAIR   CARRYING    FAIR
                                          AMOUNT    VALUE    AMOUNT    VALUE
                                         --------  -------- --------  --------
                                               (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and short-term investments....... $ 46,014  $ 46,014 $ 81,696  $ 81,696
                                         ========  ======== ========  ========
  Investments in securities............. $118,138  $118,386 $ 84,505  $ 84,722
                                         ========  ======== ========  ========
  Loans................................. $438,390  $424,241 $305,242  $295,888
  Allowance for loan losses.............   (6,873)      --    (5,484)      --
                                         --------  -------- --------  --------
    Loans, net.......................... $431,517  $424,241 $299,758  $295,888
                                         ========  ======== ========  ========
Financial liabilities:
  Noninterest-bearing demand............ $ 81,448  $ 81,448 $ 74,687  $ 74,687
  Interest-bearing demand...............  116,777   116,777  100,512   100,512
  Savings...............................   43,332    43,332   29,614    29,614
  Time deposits.........................  304,181   306,346  227,368   230,061
                                         --------  -------- --------  --------
    Total deposits...................... $545,738  $547,903 $432,181  $434,874
                                         ========  ======== ========  ========
Federal funds purchased and securities
 sold under agreements to repurchase.... $    997  $    997 $  1,887  $  1,887
                                         ========  ======== ========  ========
Other borrowings........................ $ 24,200  $ 24,200 $  5,800  $  5,800
                                         ========  ======== ========  ========

                          ABC BANCORP AND SUBSIDIARIES

NOTE 14. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP(PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                 1996    1995
                                                                ------- -------
ASSETS
Cash........................................................... $ 1,866 $ 1,978
Interest-bearing deposits in banks.............................     --    2,060
Investment in subsidiaries.....................................  56,772  40,083
Other assets...................................................   5,160   4,484
                                                                ------- -------
  Total assets................................................. $63,798 $48,605
                                                                ======= =======
LIABILITIES
Other borrowings............................................... $ 5,000 $ 1,200
Other liabilities..............................................   1,124     634
                                                                ------- -------
  Total liabilities............................................   6,124   1,834
                                                                ------- -------
STOCKHOLDERS' EQUITY...........................................  57,674  46,771
                                                                ------- -------
  Total liabilities and stockholders' equity................... $63,798 $48,605
                                                                ======= =======

                          ABC BANCORP AND SUBSIDIARIES

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                            1996   1995   1994
                                                           ------ ------ ------
INCOME
Dividends from subsidiaries............................... $5,115 $2,172 $1,445
Interest..................................................     44    145    115
Fee income................................................  2,953  2,772  2,442
Other income..............................................    111     25     94
                                                           ------ ------ ------
  Total income............................................  8,223  5,114  4,096
                                                           ------ ------ ------
EXPENSE
Interest..................................................    230    114    191
Amortization and depreciation.............................    477    485    499
Merger and acquisition expense............................    708    --     --
Other expense.............................................  4,406  2,995  2,704
                                                           ------ ------ ------
  Total expense...........................................  5,821  3,594  3,394
                                                           ------ ------ ------
  Income before income tax benefits and equity in
   undistributed earnings of subsidiaries.................  2,402  1,520    702
INCOME TAX BENEFITS.......................................    889    117    109
                                                           ------ ------ ------
  Income before equity in undistributed earnings of
   subsidiaries...........................................  3,291  1,637    811
EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARIES..........  3,410  4,280  3,506
                                                           ------ ------ ------
  Net income.............................................. $6,701 $5,917 $4,317
                                                           ====== ====== ======

                          ABC BANCORP AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                      1996     1995     1994
                                                     -------  -------  -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.........................................  $ 6,701  $ 5,917  $ 4,317
                                                     -------  -------  -------
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization....................      117      175      189
  Amortization of intangible assets................      360      310      310
  Undistributed earnings of subsidiaries...........   (3,410)  (4,280)  (3,506)
  (Increase) decrease in interest receivable.......       10       (9)      (6)
  Decrease in interest payable.....................      (11)     --        (5)
  Increase (decrease) in taxes payable.............     (169)    (148)       5
  Provision for deferred taxes.....................      (38)      14        5
  (Increase) decrease in due from subsidiaries.....     (333)     (56)      47
  Other prepaids, deferrals and accruals, net......     (240)     (87)      59
                                                     -------  -------  -------
    Total adjustments..............................   (3,714)  (4,081)  (2,902)
                                                     -------  -------  -------
    Net cash provided by operating activities......    2,987    1,836    1,415
                                                     -------  -------  -------
CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) decrease in interest-bearing deposits in
 banks.............................................    2,060     (560)  (1,500)
Purchases of premises and equipment................     (482)    (281)    (243)
Proceeds from sale of premises.....................       10       17      --
Contribution of capital to subsidiary bank.........      --       --    (1,500)
Cash paid for purchased subsidiary.................   (6,216)     --       --
Purchases of stock in pooled subsidiary............      --       --      (575)
                                                     -------  -------  -------
    Net cash used in investing activities..........   (4,628)    (824)  (3,818)
                                                     -------  -------  -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from other borrowings.....................  $ 5,000  $   --   $ 1,500
Repayment of other borrowings......................   (2,200)    (150)  (5,782)
Proceeds from sale of stock, net of stock offering
 expense...........................................      --       --     8,324
Proceeds from exercise of stock options............      --       125      --
Proceeds from exercise of stock options of pooled
 subsidiaries......................................      254       85      --
Purchase of treasury stock.........................      --       --       (29)
Purchase of fractional shares......................       (7)      (3)     --
Dividends paid.....................................   (1,518)  (1,186)    (645)
                                                     -------  -------  -------
    Net cash provided by (used in) financing
     activities....................................    1,529   (1,129)   3,368
                                                     -------  -------  -------
Net increase (decrease) in cash....................     (112)    (117)     965
Cash at beginning of year..........................    1,978    2,095    1,130
                                                     -------  -------  -------
Cash at end of year................................  $ 1,866  $ 1,978  $ 2,095
                                                     =======  =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest.............  $   241  $   114  $   196

                         ABC BANCORP AND SUBSIDIARIES

NOTE 15. PENDING ACQUISITION

  On February 27, 1997, the Company entered into an agreement with NationsBank Corporation to purchase the assets and assume the liabilities of the Douglas, Georgia banking center of NationsBank. Total assets of approximately $33 million will be included in the transaction including loans totaling approximately $11 million. Total deposits of approximately $33 million will be assumed by the Company. The Company anticipates that approximately $4,000,000 in cash will be required to complete the acquisition. The acquisition is subject to approval by the Company's Board of Directors and certain regulatory authorities.

                         IRWIN BANKCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                       MARCH 31,   DECEMBER 31,
                                                         1997          1996
                                                      -----------  ------------
                       ASSETS
                       ------
Cash and due from banks.............................. $ 1,510,524  $ 2,006,505
Federal funds sold...................................   3,900,000    3,500,000
Securities available for sale, at fair value.........  16,382,139   17,128,188
Loans................................................  15,764,948   14,454,206
Less allowance for loan losses.......................     414,589      400,000
                                                      -----------  -----------
  Loans, net.........................................  15,350,359   14,054,206
                                                      -----------  -----------
Premises and equipment, net..........................     542,492      558,068
Other assets.........................................     995,194      895,186
                                                      -----------  -----------
                                                      $38,680,708  $38,142,153
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Deposits
  Noninterest-bearing demand......................... $ 5,859,435  $ 5,558,181
  Interest-bearing demand............................   8,870,588    8,478,249
  Savings............................................   2,024,109    1,936,730
  Time, $100,000 and over............................   3,988,213    3,537,188
  Other time.........................................  12,130,581   12,656,733
                                                      -----------  -----------
    Total deposits...................................  32,872,926   32,167,081
Other liabilities....................................     459,755      679,313
                                                      -----------  -----------
    Total liabilities................................  33,332,681   32,846,394
                                                      -----------  -----------
Commitments and Contingent Liabilities
Stockholders' Equity
  Common stock, par value $50; 5,000,000 shares
   authorized;
   30,000 shares issued..............................   1,500,000    1,500,000
  Surplus............................................     625,000      625,000
  Retained earnings..................................   3,405,968    3,279,990
  Unrealized gains (losses) on securities available
   for sale, net of taxes............................     (72,137)       1,573
                                                      -----------  -----------
                                                        5,458,831    5,406,563
  Less cost of 770 shares acquired for the treasury..     110,804      110,804
                                                      -----------  -----------
    Total stockholders' equity.......................   5,348,027    5,295,759
                                                      -----------  -----------
                                                      $38,680,708  $38,142,153
                                                      ===========  ===========

                See Notes to Consolidated Financial Statements.

                         IRWIN BANKCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997     1996
                                                               -------- --------
Interest income
  Interest and fees on loans.................................. $395,851 $394,041
  Interest on taxable securities..............................  228,683  230,939
  Interest on nontaxable securities...........................   27,595   30,660
  Interest on deposits in other banks.........................      --     2,111
  Interest on Federal funds sold..............................   44,755   54,554
                                                               -------- --------
                                                                696,884  712,305
                                                               -------- --------
Interest expense
  Interest on deposits........................................  290,942  306,548
                                                               -------- --------
    Net interest income.......................................  405,942  405,757
Provision for loan losses.....................................   15,000   15,000
                                                               -------- --------
    Net interest income after provision for loan losses.......  390,942  390,757
                                                               -------- --------
Other income
  Service charges on deposit accounts.........................   40,392   39,384
  Other.......................................................   25,154   38,548
                                                               -------- --------
                                                                 65,546   77,932
                                                               -------- --------
Other expense
  Salaries and employee benefits..............................  164,539  161,415
  Equipment expense...........................................   21,306   21,879
  Occupancy expense...........................................   10,740   11,143
  Data processing fees........................................   24,114   19,997
  Directors fees..............................................    8,400    8,400
  FDIC premiums...............................................    2,591    2,638
  Stationary and supplies.....................................    3,589    5,415
  Auditing fees...............................................   10,856    9,719
  Other operating expenses....................................   41,572   38,429
                                                               -------- --------
                                                                287,707  279,035
                                                               -------- --------
    Income before income taxes................................  168,781  189,654
Applicable income taxes.......................................   42,803   32,251
                                                               -------- --------
    Net income................................................ $125,978 $157,403
                                                               ======== ========
Income per common share....................................... $   4.31 $   5.43
                                                               ======== ========

                See Notes to Consolidated Financial Statements.

                         IRWIN BANKCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                         1997         1996
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..........................................  $   125,978  $   157,403
                                                      -----------  -----------
Adjustments to reconcile net income to net cash used
 in operating activities:
  Depreciation......................................       15,576       16,152
  Provision for loan loses..........................       15,000       15,000
  Other prepaids, deferrals and accruals, net.......     (281,594)    (222,505)
                                                      -----------  -----------
    Total adjustments...............................     (251,018)    (191,353)
                                                      -----------  -----------
    Net cash used in operating activities...........     (125,040)     (33,950)
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of securities available for
 sale...............................................      634,367    2,916,797
Purchase of securities available for sale...........          --    (2,545,690)
Increase (decrease) in Federal funds sold...........     (400,000)   1,500,000
Decrease in interest-bearing deposits in banks......          --       100,000
Net increase in loans...............................   (1,311,153)  (1,020,686)
Purchase of premises and equipment..................          --        (1,331)
                                                      -----------  -----------
    Net cash provided by (used in) investing
     activities.....................................   (1,076,786)     949,090
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits.................      705,845   (1,199,658)
Repurchase of shares for the treasury...............          --        (4,774)
                                                      -----------  -----------
    Net cash provided by (used in) financing
     activities.....................................      705,845   (1,204,432)
                                                      -----------  -----------
Net decrease in cash and due from banks.............     (495,981)    (289,292)
Cash and due from banks at beginning of period......    2,006,505    2,198,993
                                                      -----------  -----------
Cash and due from banks at end of period............  $ 1,510,524  $ 1,909,701
                                                      ===========  ===========


                See Notes to Consolidated Financial Statements.

                         IRWIN BANKCORP AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1. METHOD OF PRESENTATION

  The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the year ended December 31, 1996 included elsewhere in this Proxy Statement/Prospectus.

  All material intercompany balances and transactions have been eliminated.

  In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2. PENDING MERGER

  The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company in exchange for common stock of ABC Bancorp. The merger is subject to approval by the Company's shareholders and certain regulatory authorities. Upon completion of the merger, the Bank of Ocilla will be merged with and into The Citizens Bank of Tifton and will thereafter be operated as a branch of The Citizens Bank of Tifton.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT

                               DECEMBER 31, 1996

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Irwin Bankcorp, Inc. and Subsidiary
Ocilla, Georgia

  We have audited the accompanying consolidated balance sheet of Irwin Bankcorp, Inc. and Subsidiary as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated statements of income, stockholders' equity and cash flows of Irwin Bankcorp, Inc. and subsidiary for the year ended December 31, 1995 were audited by other auditors whose report, dated December 18, 1996, expressed an unqualified opinion on those statements.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Irwin Bankcorp, Inc. and Subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Mauldin & Jenkins, LLC

Albany, Georgia
June 23, 1997

                         INDEPENDENT AUDITOR'S REPORT

                                                              December 18, 1996

Board of Directors
Irwin Bankcorp, Inc.
Ocilla, Georgia

  We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Irwin Bankcorp, Inc. and Subsidiary for the year ending December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows of Irwin Bankcorp, Inc. and Subsidiary for the year ending December 31, 1995, in conformity with generally accepted accounting principles.

                                          Respectfully submitted,

                                          /s/ Meeks, Roberts, Ashley, Sumner &
                                           Sirmans
                                          Certified Public Accountants

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996

                              ASSETS
                              ------
Cash and due from banks............................................ $ 2,006,505
Federal funds sold.................................................   3,500,000
Securities available for sale, at fair value (Note 2)..............  17,128,188
Loans (Note 3).....................................................  14,454,206
Less allowance for loan losses.....................................     400,000
                                                                    -----------
  Loans, net.......................................................  14,054,206
                                                                    -----------
Premises and equipment, net (Note 4)...............................     558,068
Other assets.......................................................     895,186
                                                                    -----------
                                                                    $38,142,153
                                                                    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------
Deposits
  Noninterest-bearing demand....................................... $ 5,558,181
  Interest-bearing demand..........................................   8,478,249
  Savings..........................................................   1,936,730
  Time, $100,000 and over..........................................   3,537,188
  Other time.......................................................  12,656,733
                                                                    -----------
    Total deposits.................................................  32,167,081
Other liabilities..................................................     679,313
                                                                    -----------
                                                                     32,846,394
                                                                    -----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 9)
STOCKHOLDERS' EQUITY
  Common stock, par value $50; 5,000,000 shares authorized, 30,000
   shares issued...................................................   1,500,000
  Surplus..........................................................     625,000
  Retained earnings................................................   3,279,990
  Unrealized gains on securities available for sale, net of taxes..       1,573
                                                                    -----------
                                                                      5,406,563
  Less cost of 770 shares acquired for the treasury................     110,804
                                                                    -----------
                                                                      5,295,759
                                                                    -----------
                                                                    $38,142,153
                                                                    ===========

                See Notes to Consolidated Financial Statements.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                              1996       1995
                                                           ---------- ----------
INTEREST INCOME
  Interest and fees on loans.............................. $1,610,946 $1,617,918
  Interest on taxable securities..........................    900,291    717,609
  Interest on nontaxable securities.......................    116,197    205,629
  Interest on deposits in other banks.....................      3,054      8,563
  Interest on Federal funds sold..........................    179,575    170,241
                                                           ---------- ----------
                                                            2,810,063  2,719,960
                                                           ---------- ----------
INTEREST EXPENSE, INTEREST ON DEPOSITS....................  1,189,257  1,141,731
                                                           ---------- ----------
  Net interest income.....................................  1,620,806  1,578,229
PROVISION FOR LOAN LOSSES (NOTE 3)........................     24,918     10,000
                                                           ---------- ----------
  Net interest income after provision for loan losses.....  1,595,888  1,568,229
                                                           ---------- ----------
OTHER INCOME
  Service charges on deposit accounts.....................    167,933    153,040
  Gain on sale of securities..............................        --       3,739
  Other...................................................     79,759     73,018
                                                           ---------- ----------
                                                              247,692    229,797
                                                           ---------- ----------
OTHER EXPENSES
  Salaries and employee benefits..........................    648,762    641,592
  Equipment expense.......................................     81,842     72,077
  Occupancy expense.......................................     42,905     49,750
  Data processing fees....................................     85,537     65,016
  Directors fees..........................................     99,600    105,600
  FDIC premiums...........................................     10,554     47,027
  Stationary and supplies.................................     24,463     25,838
  Auditing fees...........................................     42,288     36,635
  Other operating expenses................................    178,206    162,941
                                                           ---------- ----------
                                                            1,214,157  1,206,476
                                                           ---------- ----------
    Income before income taxes............................    629,423    591,550
APPLICABLE INCOME TAXES (NOTE 6)..........................    172,476    140,811
                                                           ---------- ----------
    Net income............................................ $  456,947 $  450,739
                                                           ========== ==========
INCOME PER COMMON SHARE................................... $    15.75 $    15.65
                                                           ========== ==========

                See Notes to Consolidated Financial Statements.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          UNREALIZED
                                                        GAINS (LOSSES)
                                                        ON SECURITIES
                           COMMON                         AVAILABLE
                           STOCK    CAPITAL   RETAINED    FOR SALE,    TREASURY
                         PAR VALUE  SURPLUS   EARNINGS   NET OF TAXES    STOCK      TOTAL
                         ---------- -------- ---------- -------------- ---------  ----------
BALANCE, DECEMBER 31,
 1994................... $1,500,000 $625,000 $2,865,705   $(182,879)   $(136,347) $4,671,479
  Net income............        --       --     450,739         --           --      450,739
  Cash dividends
   declared, $8.50 per
   share................        --       --   (245,265)         --           --     (245,265)
  Purchase of treasury
   shares, 118 shares...        --       --         --          --       (17,700)    (17,700)
  Sale of treasury
   shares,
   166 shares...........        --       --         --          --        17,207      17,207
  Net change in
   unrealized gains on
   securities available
   for sale, net of
   taxes................        --       --         --      307,539          --      307,539
                         ---------- -------- ----------   ---------    ---------  ----------
BALANCE, DECEMBER 31,
 1995...................  1,500,000  625,000  3,071,179     124,660     (136,840)  5,183,999
  Net income............        --       --     456,947         --           --      456,947
  Cash dividends
   declared, $8.50 per
   share................        --       --   (248,136)         --           --     (248,136)
  Purchase of treasury
   shares, 268 shares...        --       --         --          --       (44,488)    (44,488)
  Sale of treasury
   shares,
   632 shares...........        --       --         --          --        70,524      70,524
  Net change in
   unrealized gains on
   securities available
   for sale, net of
   taxes................        --       --         --     (123,087)         --     (123,087)
                         ---------- -------- ----------   ---------    ---------  ----------
BALANCE, DECEMBER 31,
 1996................... $1,500,000 $625,000 $3,279,990   $   1,573    $(110,804) $5,295,759
                         ========== ======== ==========   =========    =========  ==========


                See Notes to Consolidated Financial Statements.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996         1995
                                                      -----------  -----------
OPERATING ACTIVITIES
Net income..........................................  $   456,947  $   450,739
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation......................................       61,152       53,042
  Provision for loan losses.........................       24,918       10,000
  Provision for deferred taxes......................       49,413       29,927
  Net gains on securities available for sale........          --        (3,739)
  (Increase) decrease in interest receivable........       64,389      (25,998)
  Increase (decrease) in interest payable...........      (23,361)      47,372
  Increase in taxes payable.........................        3,123        1,792
  Other prepaids, deferrals and accruals, net.......       54,311      (60,894)
                                                      -----------  -----------
    Net cash provided by operating activities.......      690,892      502,241
                                                      -----------  -----------
INVESTING ACTIVITIES
Proceeds from maturities of securities available for
 sale...............................................    9,012,234    5,873,871
Purchase of securities available for sale...........   (9,137,057)  (7,780,419)
Proceeds from sales of securities available for
 sale...............................................          --       985,517
Increase in Federal funds sold......................    1,500,000          --
(Increase) decrease in interest-bearing deposits in
 banks..............................................      199,000      (99,000)
Net (increase) decrease in loans....................     (256,287)     359,429
Purchase of premises and equipment..................      (12,978)     (33,877)
                                                      -----------  -----------
    Net cash provided by (used in) investing
     activities.....................................    1,304,912     (694,479)
                                                      -----------  -----------
FINANCING ACTIVITIES
Net decrease in deposits............................   (1,968,559)    (380,352)
Dividends paid......................................     (245,769)    (208,931)
Proceeds from sale of treasury shares...............       70,524       17,207
Purchase of treasury shares.........................      (44,488)     (17,700)
                                                      -----------  -----------
    Net cash used in financing activities...........   (2,188,292)    (589,776)
                                                      -----------  -----------
Net decrease in cash and due from banks.............     (192,488)    (782,014)
Cash and due from banks at beginning of period......    2,198,993    2,981,007
                                                      -----------  -----------
Cash and due from banks at end of period............  $ 2,006,505  $ 2,198,993
                                                      ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest..........................................  $ 1,212,618  $ 1,094,359
  Income taxes......................................  $   119,940  $   109,092
NONCASH TRANSACTION
Net change in unrealized gains (losses) on
 securities available for sale......................  $  (186,497) $   465,969

                See Notes to Consolidated Financial Statements.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  Irwin Bankcorp, Inc. (the Company) is a bank holding company whose business is conducted by its wholly-owned subsidiary, The Bank of Ocilla (the Bank). The Bank is a commercial bank located in Ocilla, Irwin County, Georgia and provides a full range of banking services in its primary market area of Irwin County and surrounding area.

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany transactions and accounts are eliminated in consolidation.

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

 Cash and Due from Banks

  Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

  The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

 Securities

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. All other debt securities are classified as available for sale and carried at fair value with net unrealized gains and losses included in stockholders' equity net of tax. Marketable equity securities are carried at fair value with net unrealized gains and losses included in stockholders' equity. Other equity securities without a readily determinable fair value are carried at cost.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

 Loans

  Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

  Loan origination fees and certain direct costs of most loans are recognized at the time the loan is recorded. Loan origination fees and costs incurred for other loans are deferred and recognized as income over the life of the loan. Because net origination loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on

                      IRWIN BANKCORP, INC. AND SUBSIDIARY
an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

  A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

 Premises and Equipment

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

 Other Real Estate Owned

  Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

 Income Taxes

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized on the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

  The Company and the Bank file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

 Stock-Based Compensation

  The Corporation accounts for its fixed stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion 25"), and related

                      IRWIN BANKCORP, INC. AND SUBSIDIARY
interpretations. As such, compensation expense is recorded only to the extent that the market price of the underlying stock at the date of grant exceeds the exercise price. In October 1995, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), was issued. SFAS 123 allows entities to continue to apply the provisions of APB Opinion 25 for recognizing stock-based compensation expense in the basic financial statements. However, companies are encouraged to adopt a new accounting method based on the estimated fair value of stock-based compensation. Companies that do not follow the new fair value based method are required to provide expanded disclosures in the footnotes. SFAS 123 is effective for the fiscal year ended December 31, 1996. The Corporation elected to continue to apply the provisions of APB Opinion 25 and, to the extent material, follow the disclosure provisions of SFAS 123.

 Earnings Per Common Share

  Earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding.

NOTE 2. SECURITIES

  The amortized cost and fair value of securities at December 31, 1996 are summarized as follows:

                                                GROSS      GROSS
                                   AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                     COST       GAINS      LOSSES      VALUE
                                  ----------- ---------- ---------- -----------
   SECURITIES AVAILABLE FOR SALE
     U.S. Government and agency
      securities................  $15,125,823  $19,155    $(38,541) $15,106,437
     State and municipal
      securities................    1,610,982   69,284        (145)   1,680,121
     Mortgage-backed
      securities................      164,009      685        (429)     164,265
     Equity securities..........      224,991      --      (47,626)     177,365
                                  -----------  -------    --------  -----------
                                  $17,125,805  $89,124    $(86,741) $17,128,188
                                  ===========  =======    ========  ===========

  The amortized cost and fair value of securities as of December 31, 1996 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following maturity summary.

                                                SECURITIES AVAILABLE FOR SALE
                                                -------------------------------
                                                 AMORTIZED COST   FAIR VALUE
                                                ---------------- --------------
     Due in one year or less...................  $    3,231,237  $    3,233,460
     Due from one to five years................      12,858,908      12,885,305
     Due from five to ten years................         595,807         613,458
     Due after ten years.......................          50,853          54,335
     Mortgage-backed securities................         164,009         164,265
     Equity securities.........................         224,991         177,365
                                                 --------------  --------------
                                                 $   17,125,805  $   17,128,188
                                                 ==============  ==============

  Securities with a carrying value of $3,061,231 at December 31, 1996 were pledged to secure public deposits and for other purposes.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

  Gains and losses on sales of securities available for sale consist of the following:

                                                                 DECEMBER 31,
                                                                 -------------
                                                                 1996   1995
                                                                 ----- -------
     Gross gains on sales of securities......................... $ --  $13,461
     Gross losses on sales of securities........................   --    9,722
                                                                 ----- -------
     Net realized gains on sales of securities available for
      sale...................................................... $ --  $ 3,739
                                                                 ===== =======

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows at December 31, 1996:

     Commercial and financial...................................... $ 1,489,021
     Agricultural..................................................   1,293,018
     Real estate--construction.....................................      70,001
     Real estate--mortgage, farmland...............................   3,171,045
     Real estate--commercial.......................................     854,012
     Real estate--residential......................................   4,426,063
     Consumer instalment loans.....................................   3,139,045
     Other.........................................................      12,001
                                                                    -----------
                                                                     14,454,206
     Allowance for loan losses.....................................     400,000
                                                                    -----------
     Loans, net.................................................... $14,054,206
                                                                    ===========

  Changes in the allowance for loan losses for the years ended December 31 were as follows:

                                                               1996      1995
                                                             --------  --------
     BALANCE, BEGINNING OF YEAR............................. $406,135  $392,784
       Provision for loan losses............................   24,918    10,000
       Loans charged off....................................  (35,471)  (21,694)
       Recoveries of loans previously charged off...........    4,418    25,045
                                                             --------  --------
     BALANCE, END OF YEAR................................... $400,000  $406,135
                                                             ========  ========

  The Company had no recorded investment in impaired loans at December 31, 1996. Accordingly, no interest income on impaired loans was recognized for the year ended 1996.

  The Company has granted loans to certain directors, executive officers, and related entities of the Company and the Bank. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1996 are as follows:

     BALANCE, BEGINNING OF YEAR....................................... $338,024
       Advances.......................................................  283,590
       Repayments.....................................................  396,632
                                                                       --------
     BALANCE, END OF YEAR............................................. $224,982
                                                                       ========

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

NOTE 4. PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows at December 31, 1996:

     Land........................................................... $  103,525
     Buildings......................................................    768,025
     Equipment......................................................    469,096
                                                                     ----------
                                                                      1,340,646
     Accumulated depreciation.......................................    782,578
                                                                     ----------
                                                                     $  558,068
                                                                     ==========

  Depreciation expense for the years ended December 31, 1996 and 1996 was $61,152 and $53,042, respectively.

NOTE 5. EMPLOYEE BENEFIT PLANS

  The Bank of Ocilla adopted a profit sharing agreement for the employees of the Bank effective January 1, 1987. The profit sharing plan covers substantially all full-time employees of the Bank. The Bank plans to make annual contributions subject to the approval of the Bank's Board of Directors. Contributions to this plan charged to expense during 1996 and 1995 amounted to $55,000 and $46,859, respectively.

NOTE 6. INCOME TAXES

  The provision for income taxes consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
     Current................................................. $123,063 $110,884
     Deferred................................................   49,413   29,927
                                                              -------- --------
       Provision for income taxes............................ $172,476 $140,811
                                                              ======== ========

  The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                     DECEMBER 31,
                                           -----------------------------------
                                                 1996              1995
                                           ----------------- -----------------
                                            AMOUNT   PERCENT  AMOUNT   PERCENT
                                           --------  ------- --------  -------
   Income taxes at statutory rate......... $214,004     34%  $201,127     34%
     Tax-exempt interest..................  (35,841)    (6)   (62,762)   (11)
     Changes in valuation allowance for
      deferred taxes......................      223    --       4,539      1
     Other items, net.....................   (5,910)    (1)    (2,093)   --
                                           --------    ---   --------    ---
   Provision for income taxes............. $172,476     27%  $140,811     24%
                                           ========    ===   ========    ===

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

  The components of deferred income taxes at December 31, 1996 are as follows:

     Deferred tax assets:
       Loan loss reserves............................................. $ 98,764
       Deferred compensation..........................................   73,634
       Alternative minimum tax credits................................  142,379
       Less valuation allowance.......................................  (93,721)
                                                                       --------
                                                                        221,056
                                                                       --------
     Deferred tax liabilities:
       Depreciation...................................................   36,204
       Accretion......................................................   32,320
       Unrealized gain on securities available for sale...............      810
                                                                       --------
                                                                         69,334
                                                                       --------
     Net deferred tax assets.......................................... $151,722
                                                                       ========

NOTE 7. DEFERRED COMPENSATION

  The Bank of Ocilla has a deferred compensation plan covering its directors, choosing to participate, with individual deferred compensation contracts. In consideration of each participant's deferral of currently stated income, the Bank of Ocilla agrees to pay deferred compensation to each participant based on the amount of income deferred and the age of each participant. Insurance coverage on each participant has been obtained with the Bank of Ocilla as sole beneficiary. The insurance is not pledged against the deferral compensation contracts but is used only as a means of funding the obligations generated by the contracts.

  The Bank of Ocilla's liability under the contracts is limited upon a participant's termination from membership on the Board of Directors prior to his death to the current net cash value of the insurance policy or, upon the death of the participant, to the current net death benefit of the insurance coverage. Therefore, the Bank's liability should not exceed the proceeds from the insurance policy owned by the Bank on each participant.

  These financial statements reflect a liability under the contracts equal to the total of each year's increased net cash value on the insurance policies as the projected total of net cash value increases equals the present guaranteed liability. As of December 31, 1996, the net cash value of the insurance totaled $216,572 and is reflected in other assets with an offsetting liability of $216,572 included in other liabilities.

NOTE 8. STOCK OPTION PLAN

  In April 1987, an incentive stock option plan was adopted by the Board of Directors and formally approved at the annual stockholders' meeting. Options granted under the plan are intended to qualify as incentive stock options within the meaning of Section 422A(b) of the Internal Revenue Code. Under the terms of the plan, options may be granted up to an aggregate of 3,000 treasury shares. Recipients of the options are fully vested upon grant of the options. Options to be granted under the plan may become exercisable at such time and in such instalments as may be provided for in each individual stock option agreement but for a term not to exceed 10 years. The option price shall be equal to the purchase price of such treasury stock at the time the stock is purchased by the Corporation but in no event shall the option price be less than the fair market value of such shares on the date on which the option covering such shares is granted. Exercise prices range from $113.50 to $166.00 per share at December 31, 1996.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

  A summary of the status of the Corporation's incentive stock option plan as of December 31, 1996 and 1995 and changes during the period/year is presented below:

                                                    1996             1995
                                              ---------------- ----------------
                                                     WEIGHTED-        WEIGHTED-
                                                      AVERAGE          AVERAGE
                                                     EXERCISE         EXERCISE
                                              SHARES   PRICE   SHARES   PRICE
                                              ------ --------- ------ ---------
   Fixed stock options
     Outstanding at beginning of year........ 1,116   $120.96  1,182   $115.35
       Granted...............................   268    166.00    118    150.00
       Exercised.............................   632    111.59    166    103.65
       Canceled..............................   --        --      18    102.50
                                              -----   -------  -----   -------
     Outstanding at end of year..............   752   $139.93  1,116   $120.96
                                              =====   =======  =====   =======
   Options exercisable at year end...........   752   $139.93  1,116   $120.96
                                              =====   =======  =====   =======

  There was no expense related to the compensation element of these stock option plans for 1996 or 1995.

  As discussed in Note 1, on January 1, 1996, the Corporation adopted SFAS 123 which requires entities to recognize as expense over the vesting period the fair value of all stock-based awards measured at the date of grant. Alternatively, SFAS 123 allows entities to continue to apply the provisions of APB Opinion 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and later years as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25. The pro forma and fair value disclosures required by SFAS 123 are not provided herein due to their immaterial effect resulting from the immaterial options granted and outstanding.

NOTE 9. COMMITMENTS AND CONTINGENT LIABILITIES

  In the normal course of business, the Company has entered into off-balance sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Commitments to extend credit..................................  $6,211,000
     Standby letters of credit.....................................     105,000
                                                                     ----------
                                                                     $6,316,000
                                                                     ==========

  Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, crops, marketable securities, accounts receivable, inventory, equipment, and personal property.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

NOTE 10. CONCENTRATIONS OF CREDIT

  The Company originates primarily commercial, residential, and consumer loans to customers in Irwin County and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the local area.

  A substantial portion of these loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area.

  The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $687,500.

  The Company has a concentration of funds on deposit at SunTrust at December 31,1996 as follows:

     Noninterest-bearing demand..................................... $  249,770
     Interest-bearing demand........................................  3,000,000
                                                                     ----------
                                                                     $3,249,770
                                                                     ==========

NOTE 11. REGULATORY MATTERS

  The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, approximately $229,600 of retained earnings were available for dividend declaration without regulatory approval.

  The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company and Bank capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1996, the Company and the Bank meet all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the FCIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

  The Company and Bank's actual capital amounts and ratios are presented in the following table.

                                                                 TO BE WELL
                                               FOR CAPITAL    CAPITALIZED UNDER
                                                 ADEQUACY     PROMPT CORRECTIVE
                                ACTUAL           PURPOSES     ACTION PROVISIONS
                           ----------------- ---------------- -----------------
                             AMOUNT   RATIO    AMOUNT   RATIO   AMOUNT   RATIO
                           ---------- ------ ---------- ----- ---------- ------
AS OF DECEMBER 31, 1996
  Total Capital
   (to Risk Weighted
    Assets):
    The Bank of Ocilla.... $5,487,341 31.81% $1,380,050 8.00% $1,725,062 10.00%
  Tier I Capital
   (to Risk Weighted
    Assets):
    The Bank of Ocilla.... $5,269,432 30.55% $  690,025 4.00% $1,035,037  6.00%
  Tier I Capital
   (to Average Assets):
    The Bank of Ocilla.... $5,269,432 13.62% $1,547,151 4.00% $1,933,938  5.00%

NOTE 12. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Such amounts have not been revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

  The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

 Cash, Due From Banks, and Federal Funds Sold:

  The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

 Available For Sale Securities:

  Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

 Loans:

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

 Deposits:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

 Off-Balance Sheet Instruments:

  Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Company until such commitments are funded. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

  The estimated fair values of the Company's financial instruments were as follows:

                                                         DECEMBER 31, 1996
                                                      ------------------------
                                                       CARRYING       FAIR
                                                        AMOUNT        VALUE
                                                      -----------  -----------
     Financial assets:
       Cash and due from banks and short-term
        investment................................... $ 5,506,505  $ 5,506,505
       Investment in securities......................  17,128,188   17,128,188
       Loans.........................................  14,454,206   14,021,940
       Allowance for loan losses.....................    (400,000)         --
                                                      -----------  -----------
         Loans, net.................................. $14,054,206  $14,021,940
                                                      ===========  ===========
     Financial liabilities:
       Noninterest-bearing demand.................... $ 5,558,181  $ 5,558,181
       Interest-bearing demand.......................   8,478,249    8,478,249
       Savings.......................................   1,936,730    1,936,730
       Time deposits.................................  16,193,921   16,104,105
                                                      -----------  -----------
         Total deposits.............................. $32,167,081  $32,077,265
                                                      ===========  ===========

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

NOTE 13. PARENT COMPANY FINANCIAL INFORMATION

  The following information presents the condensed balance sheet as of December 31, 1996 and the statements of income, and cash flows as of and for the years ended December 31, 1996 and 1995 of Irwin Bankcorp, Inc.

                            CONDENSED BALANCE SHEET

     Assets
       Cash......................................................... $  214,749
       Investment in subsidiary.....................................  5,271,005
                                                                     ----------
         Total assets............................................... $5,485,754
                                                                     ==========
     Liabilities, dividends payable................................. $  189,995
                                                                     ----------
     Stockholders' equity...........................................  5,295,759
                                                                     ----------
         Total liabilities and stockholders' equity................. $5,485,754
                                                                     ==========

                        CONDENSED STATEMENTS OF INCOME

                                                               1996     1995
                                                             -------- --------
     Income, dividends from subsidiary...................... $243,271 $250,870
                                                             -------- --------
     Expense, other.........................................    2,265    2,265
                                                             -------- --------
       Income before equity in undistributed income of
        subsidiary..........................................  241,006  248,605
     Equity in undistributed income of subsidiary...........  215,941  202,134
                                                             -------- --------
       Net income........................................... $456,947 $450,739
                                                             ======== ========

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                           1996       1995
                                                         ---------  ---------
     OPERATING ACTIVITIES
       Net income....................................... $ 456,947  $ 450,739
       Adjustments to reconcile net income to net cash
        provided by operating activities:
         Undistributed income of subsidiaries...........  (215,941)  (202,134)
                                                         ---------  ---------
           Net cash provided by operating activities....   241,006    248,605
                                                         ---------  ---------
     FINANCING ACTIVITIES
       Dividends paid...................................  (245,769)  (208,931)
       Proceeds from sale of shares from the treasury...    70,524     17,207
       Repurchase of shares for the treasury............   (44,488)   (17,700)
                                                         ---------  ---------
           Net cash used in financing activities........  (219,733)  (209,424)
                                                         ---------  ---------
     Net increase in cash...............................    21,273     39,181
     Cash at beginning of year..........................   193,476    154,295
                                                         ---------  ---------
     Cash at end of year................................ $ 214,749  $ 193,476
                                                         =========  =========

                      IRWIN BANKCORP, INC. AND SUBSIDIARY

NOTE 14. PENDING MERGER

  The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company in exchange for common stock of ABC Bancorp. The merger is subject to approval by the Company's shareholders and certain regulatory authorities. Upon completion of the merger, the Bank of Ocilla will be merged with and into The Citizens Bank of Tifton (a wholly-owned subsidiary of ABC Bancorp) and will thereafter be operated as a branch of The Citizens Bank of Tifton.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                  ABC BANCORP

                                      AND

                              IRWIN BANKCORP, INC.

                               AS OF MAY 15, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Preamble.................................................................  A-1
 ARTICLE 1 TERMS OF MERGER...............................................   A-1
     1.1   Merger........................................................   A-1
     1.2   Time and Place of Closing.....................................   A-1
     1.3   Effective Time................................................   A-1
 ARTICLE 2 ARTICLES, BYLAWS, MANAGEMENT..................................   A-2
     2.1   Articles of Incorporation.....................................   A-2
     2.2   Bylaws........................................................   A-2
     2.3   Directors and Officers........................................   A-2
 ARTICLE 3 MANNER OF CONVERTING AND EXCHANGING SHARES....................   A-2
     3.1   Conversion of Shares..........................................   A-2
     3.2   Exchange of Shares............................................   A-3
     3.3   Anti-Dilution Provisions......................................   A-3
     3.4   Shares Held by TARGET or PURCHASER............................   A-3
     3.5   TARGET Bank...................................................   A-4
     3.6   Rights of Former TARGET Shareholders..........................   A-4
     3.7   Options.......................................................   A-4
 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF TARGET......................   A-4
     4.1   Organization, Standing and Power..............................   A-4
     4.2   Authority; No Breach..........................................   A-5
     4.3   Capital Stock.................................................   A-5
     4.4   TARGET Subsidiaries...........................................   A-5
     4.5   Financial Statements..........................................   A-6
     4.6   Absence of Undisclosed Liabilities............................   A-6
     4.7   Absence of Certain Changes or Events..........................   A-6
     4.8   Tax Matters...................................................   A-6
     4.9   TARGET Allowance for Possible Loan Losses.....................   A-7
     4.10  Assets........................................................   A-7
     4.11  Environmental Matters.........................................   A-8
     4.12  Compliance with Laws..........................................   A-8
     4.13  Labor Relations...............................................   A-9
     4.14  Employee Benefit Plans........................................   A-9
     4.15  Material Contracts............................................  A-10
     4.16  Legal Proceedings.............................................  A-11
     4.17  Reports.......................................................  A-11
     4.18  Statements True and Correct...................................  A-11
     4.19  Accounting, Tax and Regulatory Matters........................  A-11
     4.20  Charter Provisions............................................  A-12
 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER...................  A-12
     5.1   Organization, Standing and Power..............................  A-12
     5.2   Authority; No Breach..........................................  A-12
     5.3   Capital Stock.................................................  A-13
     5.4   PURCHASER Subsidiaries........................................  A-13
     5.5   Financial Statements..........................................  A-14
     5.6   Absence of Undisclosed Liabilities............................  A-14
     5.7   Absence of Certain Changes or Events..........................  A-14
     5.8   Tax Matters...................................................  A-14

                                                                         PAGE
                                                                         ----
     5.9    PURCHASER Allowance for Possible Loan Losses...............  A-15
     5.10   Assets.....................................................  A-15
     5.11   Environmental Matters......................................  A-15
     5.12   Compliance with Laws.......................................  A-16
     5.13   Labor Relations............................................  A-16
     5.14   Employee Benefit Plans.....................................  A-16
     5.15   Legal Proceedings..........................................  A-18
     5.16   Reports....................................................  A-18
     5.17   Statements True and Correct................................  A-18
     5.18   Accounting, Tax and Regulatory Matters.....................  A-19
     5.19   Charter Provisions.........................................  A-19
 ARTICLE 6  CONDUCT OF BUSINESS PENDING CONSUMMATION...................  A-19
     6.1    Affirmative Covenants of TARGET............................  A-19
     6.2    Negative Covenants of TARGET...............................  A-19
     6.3    Covenants of PURCHASER.....................................  A-21
     6.4    Adverse Changes in Condition...............................  A-21
     6.5    Reports....................................................  A-21
     6.6    Pooling....................................................  A-21
 ARTICLE 7  ADDITIONAL AGREEMENTS......................................  A-21
                   Registration Statement; Proxy Statement; Shareholder
     7.1    Approval...................................................  A-21
     7.2    Listing....................................................  A-22
     7.3    Applications...............................................  A-22
     7.4    Filings with State Offices.................................  A-22
     7.5    Agreement as to Efforts to Consummate......................  A-22
     7.6    Investigation and Confidentiality..........................  A-22
     7.7    Press Releases.............................................  A-23
     7.8    No Solicitation............................................  A-23
     7.9    Tax Treatment..............................................  A-24
     7.10   Agreement of Affiliates....................................  A-24
     7.11   Employee Benefits and Contracts............................  A-24
     7.12   Large Deposits.............................................  A-25
     7.13   Indemnification............................................  A-25
     7.14   Irrevocable Proxies........................................  A-25
     7.15   Employment Agreement.......................................  A-25
 ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE..........  A-25
     8.1    Conditions to Obligations of Each Party....................  A-25
     8.2    Conditions to Obligations of PURCHASER.....................  A-26
     8.3    Conditions to Obligations of TARGET........................  A-27
 ARTICLE 9  TERMINATION................................................  A-28
     9.1    Termination................................................  A-28
     9.2    Effect of Termination......................................  A-29
 ARTICLE 10 MISCELLANEOUS..............................................  A-29
    10.1    Definitions................................................  A-29
    10.2    Expenses...................................................  A-34
    10.3    Brokers and Finders........................................  A-34
    10.4    Entire Agreement...........................................  A-34
    10.5    Amendments.................................................  A-35
    10.6    Waivers....................................................  A-35

                                                                           PAGE
                                                                           ----
    10.7  Assignment.....................................................  A-35
    10.8  Notices........................................................  A-35
    10.9  Governing Law..................................................  A-36
    10.10 Counterparts...................................................  A-36
    10.11 Captions.......................................................  A-36
    10.12 Enforcement of Agreement.......................................  A-36
    10.13 Severability...................................................  A-36
    10.14 Survival.......................................................  A-36

                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
    1.   Form of agreement of affiliates of Irwin Bankcorp Inc. ((S) 7.10).
         Matters as to which Martin, Snow, Grant & Napier will opine ((S)
    2.   8.2(d)).
    3.   Matters as to which Rogers & Hardin will opine ((S) 8.3(d)).
    4.   Irrevocable Proxy ((S) 7.14).
         Form of Employment Agreement between The Citizens Bank of Tifton and
    5.   C. Larry Young ((S) 8.2(f)).

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 15, 1997, by and between IRWIN BANKCORP, INC. ("TARGET"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Ocilla, Georgia, and ABC BANCORP ("PURCHASER"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Moultrie, Georgia.

                                   PREAMBLE

  Certain terms used in this Agreement are defined in Section 10.1 hereof.

  The Boards of Directors of TARGET and PURCHASER are of the opinion that the transactions described herein are in the best interests of TARGET and PURCHASER and their respective shareholders. This Agreement provides for the combination of TARGET with PURCHASER pursuant to the merger of TARGET with and into PURCHASER, as a result of which the outstanding shares of the capital stock of TARGET shall be converted into the right to receive shares of common stock of PURCHASER (except as provided herein), and the shareholders of TARGET shall become shareholders of PURCHASER (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of TARGET, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

  Simultaneous with the Closing of the Merger, The Bank of Ocilla, a wholly-owned Georgia state bank subsidiary of TARGET, will be merged with and into The Citizens Bank of Tifton ("Citizens Bank"), a wholly-owned Georgia state bank subsidiary of PURCHASER, and will thereafter be operated as a branch of Citizens Bank.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                                TERMS OF MERGER

  1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, TARGET shall be merged with and into PURCHASER in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). PURCHASER shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TARGET and PURCHASER.

  1.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the main office of The Bank of Ocilla, Ocilla, Georgia, or such other place as may be mutually agreed upon by the Parties.

  1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of TARGET approve this Agreement to the extent such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officer or chief financial officer of each Party.

                                   ARTICLE 2

                         ARTICLES, BYLAWS, MANAGEMENT

  2.1 Articles of Incorporation. The Articles of Incorporation of PURCHASER in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

  2.2 Bylaws. The Bylaws of PURCHASER in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

  2.3 Directors and Officers. The directors of PURCHASER in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of PURCHASER in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of PURCHASER from and after the Effective Time in accordance with the Bylaws of PURCHASER. The directors and officers of TARGET Bank immediately prior to the Effective Time shall serve as the initial directors and officers of TARGET Bank from and after the Effective Time in accordance with the Bylaws of TARGET Bank.

                                   ARTICLE 3

                  MANNER OF CONVERTING AND EXCHANGING SHARES

  3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of PURCHASER and TARGET shall be converted as follows:

    (a) Each share of PURCHASER Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

    (b) Each Outstanding TARGET Share shall automatically be converted at the Effective Time into the right to receive that number of shares of PURCHASER Common Stock (plus cash in lieu of fractional shares pursuant to subsection
  (d) below, if applicable) in an amount equal to (i) 500,000 (subject to possible increase pursuant to Section 3.3 and 3.7 of this Agreement) divided by (ii) the aggregate number of Outstanding TARGET Shares (the "Exchange Ratio").

    (c) In accordance with the provisions of this Section 3.1, each TARGET shareholder who does not dissent shall receive the number of shares (or such fraction of a share, subject to subsection (d) below) of PURCHASER Common Stock that shall be equal to (i) the Exchange Ratio multiplied by
  (ii) the aggregate number of Outstanding TARGET Shares such shareholder holds as of the Effective Time (the "Merger Consideration").

    (d) Notwithstanding any other provision of this Agreement, each holder of shares of TARGET Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PURCHASER Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PURCHASER Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

    (e) Each share of the TARGET Common Stock that is not an Outstanding TARGET Share as of the Effective Time shall be cancelled without consideration therefor.

    (f) Outstanding TARGET Shares held by TARGET shareholders who, prior to the Effective Time, have met the requirements of Article 13 of the GBCC with respect to shareholders dissenting from the Merger shall not be converted in the Merger. All such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Outstanding TARGET Shares in accordance with Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of TARGET Common Stock who have not dissented as to the Merger.

  3.2 Exchange of Shares. Prior to the Effective Time, PURCHASER shall select a bank or trust company reasonably acceptable to TARGET to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consideration to holders of TARGET Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of Outstanding TARGET Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of TARGET Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of any cash and certificates representing PURCHASER Common Stock, which certificates shall be deposited with the Exchange Agent by PURCHASER as of the Effective Time. If any certificates for shares of PURCHASER Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of he Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be requested by TARGET) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any PURCHASER Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of PURCHASER Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one
(1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to PURCHASER, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to PURCHASER for payment or delivery of such property. In no event will any holder of TARGET Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or PURCHASER.

  3.3 Anti-Dilution Provisions. In the event PURCHASER changes the number of shares of PURCHASER Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

  3.4 Shares Held by TARGET or PURCHASER. Each of the shares of TARGET Common Stock held by any TARGET Company or by any PURCHASER Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  3.5 TARGET Bank. After consummation of the Merger, TARGET Bank shall be operated as a branch of Citizens Bank.

  3.6 Rights of Former TARGET Shareholders. At the Effective Time, the stock transfer books of TARGET shall be closed as to holders of TARGET Common Stock immediately prior to the Effective Time and no transfer of TARGET Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of TARGET shall be entitled to vote after the Effective Time at any meeting of shareholders of PURCHASER the number of whole shares of PURCHASER Common Stock into which their respective shares of TARGET Common Stock are converted, regardless of whether such holders have exchanged their certificates representing TARGET Common Stock for certificates representing PURCHASER Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PURCHASER on the PURCHASER Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PURCHASER Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of TARGET Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such TARGET Common Stock certificate, both the PURCHASER Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

  3.7 Options. Each warrant, stock option or other right, if any, to purchase shares of TARGET Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled (whether or not such warrant, option or other right is then exercisable), and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor; provided, however, that C. Larry Young and Don R. Vickers, who hold options exercisable for an aggregate of 752 shares of TARGET Common Stock at an aggregate exercise price of $108,959, shall be permitted to exercise any or all such options at any time prior to the Closing Date, in which event the number of shares of PURCHASER Common Stock into which Outstanding TARGET Shares will be converted pursuant to Section 3.1(b) of this Agreement shall be increased by (i) the aggregate exercise price of all of said options that are so exercised divided by (ii) 16.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF TARGET

  TARGET hereby represents and warrants to PURCHASER as follows:

  4.1 Organization, Standing and Power. TARGET is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. TARGET has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TARGET is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  4.2 Authority; No Breach

  (a) TARGET has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TARGET, subject to the approval of this Agreement by the holders of two-thirds of the outstanding TARGET Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of TARGET, enforceable against TARGET in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by TARGET, nor the consummation by TARGET of the transactions contemplated hereby, nor compliance by TARGET with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TARGET's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TARGET Company under, any Contract or Permit of any TARGET Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or, (iii) subject to receipt of the requisite approvals referred to in
Section 8.1(b) of this Agreement, violate any Law or Order applicable to any TARGET Company or any of their respective Assets.

  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by TARGET of the Merger and the other transactions contemplated in this Agreement.

  4.3 Capital Stock.

  (a) The authorized capital stock of TARGET consists of 5,000,000 shares of TARGET Common Stock, of which 29,230 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of TARGET are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of TARGET has been issued in violation of any preemptive rights of the current or past shareholders of TARGET.

  (b) There are no shares of capital stock or other equity securities of TARGET outstanding and, except as set forth in Section 3.7 of this Agreement, no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TARGET or contracts, commitments, understandings, or arrangements by which TARGET is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

  4.4 TARGET Subsidiaries. TARGET has Previously Disclosed all of the TARGET Subsidiaries as of the date of this Agreement. TARGET owns all of the issued and outstanding shares of capital stock of TARGET Bank, and TARGET Bank owns all of the issued and outstanding stock of each other TARGET Subsidiary. No equity securities of any TARGET Subsidiary are or may become required to be issued (other than to a TARGET Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any TARGET Subsidiary is bound to issue

(other than to a TARGET Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any TARGET Company is or may be bound to transfer any shares of the capital stock of any TARGET Subsidiary (other than to a TARGET Company). There are no Contracts relating to the rights of any TARGET Company to vote or to dispose of any shares of the capital stock of any TARGET Subsidiary. All of the shares of capital stock of each TARGET Subsidiary held by a TARGET Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TARGET Company free and clear of any Lien. Each TARGET Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each TARGET Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

  4.5 Financial Statements. TARGET has Previously Disclosed, and delivered to PURCHASER prior to the execution of this Agreement, copies of all TARGET Financial Statements for periods ended prior to the date hereof and will deliver to PURCHASER copies of all TARGET Financial Statements prepared subsequent to the date hereof. The TARGET Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the TARGET Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the TARGET Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the TARGET Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

  4.6 Absence of Undisclosed Liabilities. Except as Previously Disclosed, no TARGET Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TARGET as of March 31, 1997 included in the TARGET Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no TARGET Company has incurred or paid any Liability since March 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  4.7 Absence of Certain Changes or Events. Since March 31, 1997, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and (b) the TARGET Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TARGET provided in Article 7 of this Agreement.

  4.8 Tax Matters.

  (a) All Tax returns required to be filed by or on behalf of any of the TARGET Companies have been duly filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TARGET, and all returns filed are complete and accurate to the Knowledge of TARGET. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TARGET, except as reserved against in the TARGET Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

  (b) None of the TARGET Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any TARGET Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) Adequate provision for any Taxes due or to become due for any of the TARGET Companies for the period or periods through and including the date of the respective TARGET Financial Statements has been made and is reflected on such TARGET Financial Statements.

  (d) Deferred Taxes of the TARGET Companies have been provided for in accordance with GAAP.

  (e) Each of the TARGET Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (f) Effective January 1, 1993, TARGET adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

  4.9 TARGET Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "TARGET Allowance") shown on the consolidated balance sheets of TARGET included in the most recent TARGET Financial Statements dated prior to the date of this Agreement was, and the TARGET Allowance shown on the consolidated balance sheets of TARGET included in the TARGET Financial Statements as of dates subsequent to the execution of this Agreement will be, maintained in accordance with, and are in the amounts required by, GAAP and applicable regulatory requirements or guidelines as of the dates thereof, except where the failure of such TARGET Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on TARGET.

  4.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the TARGET Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on TARGET, the TARGET Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the TARGET Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TARGET'S past practices. All Assets which are material to TARGET's business on a consolidated basis, held under leases or subleases by any of the TARGET Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the TARGET Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the TARGET Companies is a named insured are reasonably sufficient. The Assets of the

TARGET Companies include all assets required to operate the business of the TARGET Companies as presently conducted.

  4.11 Environmental Matters.

  (a) Each TARGET Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (b) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or authority or other forum in which any TARGET Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any TARGET Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any TARGET Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (d) To the Knowledge of TARGET, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (e) During the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of TARGET Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (f) Prior to the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, to the Knowledge of TARGET, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  4.12 Compliance with Laws.

  (a) TARGET is duly registered as a bank holding company under the BHC Act. Each TARGET Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (b) Except as Previously Disclosed, no TARGET Company:

    (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET; and

    (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any TARGET Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or (C) requiring any TARGET Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  4.13 Labor Relations. No TARGET Company is the subject of any Litigation asserting that it or any other TARGET Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TARGET Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TARGET Company, pending or, to its Knowledge, threatened or, to its Knowledge, is there any activity involving any TARGET Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  4.14 Employee Benefit Plans.

  (a) TARGET has Previously Disclosed, and delivered or made available to PURCHASER prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TARGET Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET Benefit Plans"). Any of the TARGET Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TARGET ERISA Plan." Each TARGET ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "TARGET Pension Plan." No TARGET Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

  (b) All TARGET Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and TARGET is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TARGET, no TARGET Company has engaged in a transaction with respect to any TARGET Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any TARGET Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  (c) No TARGET ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any TARGET Pension Plan, (ii) no change in the actuarial assumptions with respect to any TARGET Pension Plan, and (iii) no increase in benefits under any TARGET Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or materially adversely affect the funding status of any such plan. Neither any TARGET Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any TARGET Company, or the single-employer plan of any entity which is considered one employer with TARGET under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TARGET. No TARGET Company has provided, or is required to provide, security to a TARGET Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any TARGET Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TARGET. Except as Previously Disclosed, no TARGET Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title TV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TARGET. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TARGET Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (e) No TARGET Company has any obligations for retiree health and life benefits under any of the TARGET Benefit Plans, and there are no restrictions on the rights of such TARGET Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TARGET.

  (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any TARGET Company from any TARGET Company under any TARGET Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TARGET Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

  (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any TARGET Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the TARGET Financial Statements to the extent required by and in accordance with GAAP.

  4.15 Material Contracts. Except as Previously Disclosed or otherwise reflected in the TARGET Financial Statements, none of the TARGET Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year, (b) any Contract relating to the borrowing of money by any TARGET Company or the guarantee by any TARGET Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among TARGET Companies (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "TARGET Contracts"). None of the TARGET Companies is in Default under any TARGET Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. All of the indebtedness of any TARGET Company for money borrowed is prepayable at any time by such TARGET Company without penalty or premium.

  4.16 Legal Proceedings. Except as Previously Disclosed, there is no Litigation instituted or pending or, to the Knowledge of TARGET, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any TARGET Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TARGET Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  4.17 Reports. Except as Previously Disclosed, since January 1, 1994, each TARGET Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with all Regulatory Authorities. As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, none of such reports or documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  4.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any TARGET Company or any Affiliate thereof to PURCHASER pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET'S shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any TARGET Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TARGET Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  4.19 Accounting, Tax and Regulatory Matters. Except as Previously Disclosed, no TARGET Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 (b) of this Agreement or result in the imposition of a condition or restriction of the referred to in the second sentence of such Section. To the

Knowledge of TARGET, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

  4.20 Charter Provisions. Each TARGET Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company or restrict or impair the ability of PURCHASER to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TARGET Company that may be acquired or controlled by it.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  PURCHASER hereby represents and warrants to TARGET as follows:

  5.1 Organization, Standing and Power. PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. PURCHASER has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PURCHASER is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  5.2 Authority; No Breach.

  (a) PURCHASER has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PURCHASER. This Agreement represents a legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

  (b) Neither the execution and delivery of this Agreement by PURCHASER, nor the consummation by PURCHASER of the transactions contemplated hereby, nor compliance by PURCHASER with any of the provisions hereof will (i) conflict with or result in a breach of any provision of PURCHASER'S Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PURCHASER Company under, any Contract or Permit of any PURCHASER Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any PURCHASER Company or any of their respective Assets.

  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by PURCHASER of the Merger and the other transactions contemplated in this Agreement.

  5.3 Capital Stock.

  (a) The authorized capital stock of PURCHASER consists of (i) 15,000,000 shares of PURCHASER Common Stock, of which 6,745,701 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of PURCHASER Common Stock are, and all of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of PURCHASER Common Stock has been, and none of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of PURCHASER. PURCHASER has reserved 595,833 shares of PURCHASER Common Stock for issuance under the PURCHASER Stock Plans, pursuant to which options to purchase not more than 64,583 shares of PURCHASER Common Stock are outstanding as of the date of this Agreement.

  (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of PURCHASER outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PURCHASER or contracts, commitments, understandings, or arrangements by which PURCHASER is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

  5.4 PURCHASER Subsidiaries. PURCHASER has Previously Disclosed all of the PURCHASER Subsidiaries as of the date of this Agreement. PURCHASER owns all of the issued and outstanding shares of capital stock of each PURCHASER Subsidiary. No equity securities of any PURCHASER Subsidiary are or may become required to be issued (other than to a PURCHASER Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PURCHASER Subsidiary is bound to issue (other than to a PURCHASER Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any PURCHASER Company is or may be bound to transfer any shares of the capital stock of any PURCHASER Subsidiary (other than to a PURCHASER Company). There are no Contracts relating to the rights of any PURCHASER Company to vote or to dispose of any shares of the capital stock of any PURCHASER Subsidiary. All of the shares of capital stock of each PURCHASER Subsidiary held by a PURCHASER Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PURCHASER Company free and clear of any Lien. Each PURCHASER Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each PURCHASER Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

  5.5 Financial Statements. PURCHASER has Previously Disclosed and delivered to TARGET prior to the execution of this Agreement copies of all PURCHASER Financial Statements for periods ended prior to the date hereof and will deliver to TARGET copies of all PURCHASER Financial Statements prepared subsequent to the date hereof. The PURCHASER Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the PURCHASER Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the PURCHASER Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the PURCHASER Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

  5.6 Absence of Undisclosed Liabilities. No PURCHASER Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except Liabilities which are accrued or reserved against in the consolidated balance sheets of PURCHASER as of March 31, 1997 included in the PURCHASER Financial Statements or reflected in the notes thereto. No PURCHASER Company has incurred or paid any Liability since March 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  5.7 Absence of Certain Changes or Events. Since March 31, 1997, except as disclosed in SEC Documents filed by PURCHASER prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and (b) the PURCHASER Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PURCHASER provided in Article 7 of this Agreement.

  5.8 Tax Matters.

  (a) All Tax returns required to be filed by or on behalf of any of the PURCHASER Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on PURCHASER, and all returns filed are complete and accurate to the Knowledge of PURCHASER. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except as reserved against in the PURCHASER Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

  (b) None of the PURCHASER Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any PURCHASER Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) Adequate provision for any Taxes due or to become due for any of the PURCHASER Companies for the period or periods through and including the date of the respective PURCHASER Financial Statements has been made and is reflected on such PURCHASER Financial Statements.

  (d) Deferred Taxes of the PURCHASER Companies have been provided for in accordance with GAAP.

  (e) Effective January 1, 1993, PURCHASER adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

  5.9 PURCHASER Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "PURCHASER Allowance") shown on the consolidated balance sheets of PURCHASER included in the most recent PURCHASER Financial Statements dated prior to the date of this Agreement was, and the PURCHASER Allowance shown on the consolidated balance sheets of PURCHASER included in the PURCHASER Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PURCHASER Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PURCHASER Companies as of the dates thereof except where the failure of such PURCHASER Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on PURCHASER.

  5.10 Assets. Except as Previously Disclosed or as disclosed or reserved against in the PURCHASER Financial Statements, the PURCHASER Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the PURCHASER Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PURCHASER'S past practices. All Assets which are material to PURCHASER'S business on a consolidated basis, held under leases or subleases by any of the PURCHASER Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the PURCHASER Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PURCHASER Companies is a named insured are reasonably sufficient. The Assets of the PURCHASER Companies include all assets required to operate the business of the PURCHASER Companies as presently conducted.

  5.11 Environmental Matters.

  (a) Each PURCHASER Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (b) There is no Litigation pending or, to the Knowledge of PURCHASER, threatened before any court, governmental agency or authority or other forum in which any PURCHASER Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PURCHASER Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any PURCHASER Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (d) To the Knowledge of PURCHASER, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (e) During the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or (iii) any PURCHASER Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (f) Prior to the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, to the Knowledge of PURCHASER, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  5.12 Compliance with Laws. PURCHASER is duly registered as a bank holding company under the BHC Act. Each PURCHASER Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. No PURCHASER Company: (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER; or (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any PURCHASER Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or
(C) requiring any PURCHASER Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

  5.13 Labor Relations. No PURCHASER Company is the subject of any Litigation asserting that it or any other PURCHASER Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PURCHASER Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PURCHASER Company, pending or, to its Knowledge, threatened or, to its Knowledge, is there any activity involving any PURCHASER Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

  5.14 Employee Benefit Plans.

  (a) PURCHASER has Previously Disclosed and delivered or made available to TARGET prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PURCHASER Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "PURCHASER Benefit Plans"). Any of the PURCHASER Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PURCHASER ERISA Plan." Each PURCHASER ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "PURCHASER Pension Plan." No PURCHASER Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

  (b) All PURCHASER Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, and PURCHASER is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of PURCHASER, no PURCHASER Company has engaged in a transaction with respect to any PURCHASER Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any PURCHASER Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  (c) No PURCHASER ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PURCHASER Pension Plan, (ii) no change in the actuarial assumptions with respect to any PURCHASER Pension Plan, and (iii) no increase in benefits under any PURCHASER Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER or materially adversely affect the funding status of any such plan. Neither any PURCHASER Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PURCHASER Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has provided, or is required to provide, security to a PURCHASER Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

  (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any PURCHASER Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PURCHASER Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

  (e) Except as Previously Disclosed, (i) no PURCHASER Company has any obligations for retiree health and life benefits under any of the PURCHASER Benefit Plans and (ii) there are no restrictions on the rights of such PURCHASER Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER.

  (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any PURCHASER Company from any PURCHASER Company under any PURCHASER Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PURCHASER Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

  (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PURCHASER Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the PURCHASER Financial Statements to the extent required by and in accordance with GAAP.

  5.15 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of PURCHASER, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PURCHASER Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PURCHASER Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

  5.16 Reports. Since January 1, 1994, each PURCHASER Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, without limitation, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER). As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

  5.17 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any PURCHASER Company or any Affiliate thereof to TARGET pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any PURCHASER Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any PURCHASER Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

  5.18 Accounting, Tax and Regulatory Matters. No PURCHASER Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of PURCHASER, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

  5.19 Charter Provisions. Each PURCHASER Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PURCHASER Company or restrict or impair the ability of any TARGET shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of PURCHASER Common Stock that may be acquired or controlled by it.

                                   ARTICLE 6

                   CONDUCT OF BUSINESS PENDING CONSUMMATION

  6.1 Affirmative Covenants of TARGET. Unless the prior written consent of PURCHASER shall have been obtained, and except as otherwise contemplated herein, TARGET shall, and shall cause each of its Subsidiaries: (a) to operate its business in the usual, regular, and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would
(i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

  6.2 Negative Covenants of TARGET. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, TARGET covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of PURCHASER, which consent shall not be unreasonably withheld:

    (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company; or

    (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TARGET Company to another TARGET Company) (for the TARGET Companies on a consolidated basis) except in the ordinary course of the business of TARGET Companies consistent with past practices (which shall include, for TARGET Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any TARGET Company of any Lien or permit any such Lien to exist; or

    (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TARGET Company, or declare or pay any dividend or make any other distribution in respect of TARGET's capital stock, provided that TARGET shall be permitted (i) to pay a cash dividend in an amount not to exceed $50,000 if the Merger shall not have been consummated by September 30, 1997, so long as the failure to consummate the Merger on or before such date was not caused by any breach of this Agreement by TARGET, and (ii) to pay a cash dividend if, as and to the extent that the consolidated after-tax net income of TARGET and its Subsidiaries for calendar year 1997 (which shall be computed in accordance with GAAP) is in excess of the sum of (A) the amount of any dividend paid pursuant to clause
  (i) of this subsection (c) and (B) $1,370.00 multiplied by the number of full calendar days between January 1, 1997 and the day which is five (5) calendar days prior to the Closing Date; or

    (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of TARGET Common Stock or any other capital stock of any TARGET Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

    (e) adjust, split, combine or reclassify any capital stock of any TARGET Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TARGET Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TARGET Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TARGET Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

    (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

    (g) grant any increase in compensation or benefits to the employees or officers of any TARGET Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except to employees in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any TARGET Company; or pay any bonus to, or grant any increase in fees or other increases in compensation or other benefits to, directors of any TARGET Company; or

    (h) enter into or amend any employment Contract between any TARGET Company and any Person (unless such amendment is required by Law) that the TARGET Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

    (i) adopt any new employee benefit plan of any TARGET Company or make any material change in or to any existing employee benefit plans of any TARGET Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

    (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

    (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any TARGET Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any TARGET Company; or

    (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

  6.3 Covenants of PURCHASER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, PURCHASER covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the PURCHASER Common Stock and the business prospects of the PURCHASER Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the PURCHASER Companies' core businesses and goodwill with their respective employees and the communities they serve.

  6.4 Adverse Changes in Condition. Each Party agrees (a) to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and (b) to use its reasonable efforts to prevent or promptly to remedy the same.

  6.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

  6.6 Pooling. From and after the date of this Agreement, no Party, or any of its Affiliates, shall knowingly take or fail to take any action, other than actions which such Party is required to take or abstain from taking pursuant to this Agreement, which action or failure to act could reasonably be expected to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, each of the Parties shall take all reasonable actions necessary to cause the Merger to be characterized as a "pooling of interests" for accounting purposes.

                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

  7.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement, PURCHASER shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under applicable Securities Laws in connection with the issuance of the shares of PURCHASER Common Stock upon consummation of the Merger. TARGET shall furnish all information concerning it and the holders of its capital stock as PURCHASER may reasonably request in connection with such action. TARGET shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the Merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) PURCHASER shall prepare and file on TARGET's behalf a Proxy Statement (which shall be included in the Registration Statement and which shall include an explanation of the restrictions on resale with respect to the shares of PURCHASER Common Stock received by the holders of TARGET Common Stock in the Merger) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of TARGET shall recommend to its shareholders that they approve this Agreement, and (d) the Board of Directors and officers of TARGET shall use their reasonable efforts to obtain such shareholders' approval.

  7.2 Listing. PURCHASER shall use its best efforts to list, prior to the Effective Time, on the NASDAQ/NMS, the shares of PURCHASER Common Stock to be issued to the holders of TARGET Common Stock pursuant to the Merger.

  7.3 Applications. PURCHASER shall promptly prepare and file, and TARGET shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

  7.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, PURCHASER shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

  7.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by PURCHASER in connection with the PURCHASER Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by PURCHASER or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

  7.6 Investigation and Confidentiality.

  (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

  (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

  7.7 Press Releases. Prior to the Effective Time, TARGET and PURCHASER shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

  7.8 No Solicitation. (a) TARGET shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, TARGET or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, subject to compliance with subsection (c) below and after receiving the written opinion of independent outside legal counsel to the effect that the failure to do so would constitute a breach by the TARGET Board of Directors of its fiduciary duties to TARGET shareholders under applicable law, TARGET may, in response to an unsolicited Takeover Proposal that (i) was not received in violation of this Section 7.8, (ii) is not subject to financing and (iii) the TARGET Board of Directors determines in good faith, after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect, would result in a transaction more favorable to TARGET shareholders than the Merger, (A) furnish information with respect to TARGET to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of TARGET or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of TARGET or any of its Subsidiaries, whether or not such person is purporting to act on behalf of TARGET or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by TARGET. For purposes of this Agreement, "Takeover Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of TARGET or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 15% of any class of equity securities of TARGET or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of TARGET or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving TARGET or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to PURCHASER of the transactions contemplated hereby.

  (b) Except as set forth herein, neither the Board of Directors of TARGET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PURCHASER, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, upon receipt of the written opinion of independent outside legal counsel to the effect that failure to do so would constitute a breach of its fiduciary duties to TARGET shareholders under applicable law, then, prior to the Shareholders' Meeting, the TARGET Board of Directors may (subject to the terms of this and the following sentences) approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second business day following PURCHASER'S receipt of written notice (a "Notice of Superior Proposal") advising PURCHASER that the TARGET Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided that TARGET shall not enter into an agreement with respect to a Superior Proposal unless TARGET shall have furnished PURCHASER with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (not subject to financing) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of TARGET Common Stock or TARGET Bank then outstanding or all or substantially all of the assets of TARGET or TARGET Bank and otherwise on terms that the TARGET Board of Directors determines in its good faith judgment (after receipt of a written opinion of a financial advisor of nationally recognized reputation to such effect) to be more favorable to TARGET shareholders than the Merger.

  (c) In addition to the obligations of TARGET set forth in subsection (b) above, TARGET shall immediately advise PURCHASER orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any Takeover Proposal or inquiry. TARGET shall keep PURCHASER fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

  (d) Nothing contained in this Section 7.8 shall prohibit TARGET from making any disclosure to TARGET's shareholders if, the TARGET Board of Directors determines in good faith, after receipt of the written advice of outside counsel to such effect, that it is required to do so in order to discharge properly its fiduciary duties to shareholders under applicable law; provided that TARGET does not, except as permitted by subsection (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

  7.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

  7.10 Agreement of Affiliates. TARGET has Previously Disclosed all Persons whom it reasonably believes are "affiliates" of TARGET for purposes of Rule 145 under the 1933 Act. TARGET shall use its reasonable efforts to cause each such Person to deliver to PURCHASER not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit 1 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of TARGET Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PURCHASER Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, PURCHASER shall be entitled to place restrictive legends upon certificates for shares of PURCHASER Common Stock issued to affiliates of TARGET pursuant to this Agreement to enforce the provisions of this Section.

  7.11 Employee Benefits and Contracts. Following the Effective Time, PURCHASER shall provide generally to officers and employees of the TARGET Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PURCHASER Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the PURCHASER Companies to their similarly situated officers and employees, provided that for a period of twelve (12) months after the Effective Time, PURCHASER shall provide generally to officers and employees of TARGET Companies severance benefits in accordance with the policies of either (i) TARGET as Previously Disclosed, or (ii) PURCHASER, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the TARGET Companies prior to the Effective Time shall be treated as service with a PURCHASER Company participating in such employee benefit plans. PURCHASER also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to PURCHASER between any TARGET Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TARGET Benefit Plans.

  7.12 Large Deposits. Prior to the Closing, TARGET will provide PURCHASER with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of the TARGET, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of TARGET and the Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

  7.13 Indemnification. PURCHASER agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of TARGET and TARGET Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

  7.14 Irrevocable Proxies. Concurrent with the execution hereof, TARGET shall obtain and deliver to PURCHASER irrevocable proxies in substantially the form of Exhibit 4 hereto from each member of TARGET'S Board of Directors and from certain other affiliates of TARGET, which proxies represent not less than 55% of the outstanding shares of TARGET Common Stock.

  7.15 Employment Agreement. PURCHASER agrees to cause Citizens Bank to execute and deliver to C. Larry Young at Closing an Employment Agreement substantially in the form of Exhibit 5 hereto.

                                   ARTICLE 8

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

  8.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

    (a) Shareholder Approval. The shareholders of TARGET shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

    (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

    (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

    (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

    (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under all Securities Laws relating to the issuance or trading of the shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been received.

    (f) NASD Listing. The shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been approved for listing on the NASDAQ/NMS.

    (g) Tax Matters. TARGET shall have received a written opinion of counsel from Rogers & Hardin, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of TARGET Common Stock for PURCHASER Common Stock will not give rise to gain or loss to the shareholders of TARGET with respect to such exchange (except to the extent of any cash received).

  8.2 Conditions to Obligations of PURCHASER. The obligations of PURCHASER to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PURCHASER pursuant to Section 10.6(a) of this
Agreement:

    (a) Representations and Warranties. The representations and warranties of TARGET set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

    (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of TARGET to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) Certificates. TARGET shall have delivered to PURCHASER (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TARGET's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PURCHASER and its counsel shall reasonably request.

    (d) Net Income. The consolidated after-tax net income for calendar year 1997 of TARGET and its Subsidiaries (which shall be computed in accordance with GAAP) shall not be less than an amount equal to $1,100.00 multiplied by the number of full calendar days between January 1, 1997 and the day which is five (5) calendar days prior to the Closing Date.

    (e) Opinion of Counsel. TARGET shall have delivered to PURCHASER an opinion of Martin, Snow, Grant & Napier, counsel to TARGET, dated as of the Closing Date, covering those matters set forth in Exhibit 2 hereto, which opinion may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) (the "Interpretive Standards").

    (f) Accountant's Letters. PURCHASER shall have received from Mauldin & Jenkins letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TARGET, in form and substance reasonably satisfactory to PURCHASER, which letters shall be based upon customary specified procedures undertaken by such firm.

    (g) Employment Agreement. C. Larry Young shall have executed and delivered an Employment Agreement substantially in the form of Exhibit 5 hereto.

    (h) Dissenting Shareholders. Holders of not more than 5% of the issued and outstanding shares of TARGET Common Stock shall have perfected their rights as dissenting shareholders pursuant to Article 13 of the GBCC.

  8.3 Conditions to Obligations of TARGET. The obligations of TARGET to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TARGET pursuant to Section 10.6(b) of this
Agreement:

    (a) Representations and Warranties. The representations and warranties of PURCHASER set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

    (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of PURCHASER to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) Certificates. PURCHASER shall have delivered to TARGET (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PURCHASER's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TARGET and its counsel shall reasonably request.

    (d) Opinion of Counsel. PURCHASER shall have delivered to TARGET an opinion of Rogers & Hardin, counsel to PURCHASER, dated as of the Closing Date, covering those matters set forth in Exhibit 3 hereto, which opinion may be rendered in accordance with the Interpretive Standards.

                                   ARTICLE 9

                                  TERMINATION

  9.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of TARGET, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

    (a) By mutual consent of the Board of Directors of PURCHASER and the Board of Directors of TARGET; or

    (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of PURCHASER and Section 8.3(a) of this Agreement in the case of TARGET; or

    (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within
  (30) days after the giving of written notice to the breaching Party of such breach; or

    (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon (assuming, for this purpose, that PURCHASER votes the proxies granted to it pursuant to Section 7.14 hereof in favor thereof); or

    (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1997, provided the failure to consummate the Merger on or before such date was not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); or

    (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement.

    (g) By the Board of Directors of TARGET in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee.

    (h) By PURCHASER at any time prior to June 22, 1997, if PURCHASER determines, in its sole good faith judgment, that the financial condition, business or prospects of TARGET are unsatisfactory to PURCHASER based on PURCHASER'S due diligence conducted prior to such date, provided that (i) PURCHASER shall inform TARGET upon such termination as to the reasons for PURCHASER'S determination and (ii) that this Section 9.1(h) shall not limit in any way the due diligence investigation of TARGET which PURCHASER may perform or otherwise affect any other rights which PURCHASER has after the date hereof under the terms of this Agreement.

  9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except (i) as provided in Sections 10.2 and 10.14, and (ii) a termination pursuant to Section 9.1(b) or (c) of this Agreement shall entitle the non-breaching Party to the sum of $300,000 to be paid by the breaching Party, as and for liquidated damages, which shall be sole remedy of either Party against the other under this Agreement pursuant to O.C.G.A. (S)13-6-7. The Parties agree that the amount specified as liquidated damages hereunder represents a good faith and reasonable estimate by the Parties of the amount of damages that the non-breaching Party would expect to incur in the event of a default under this Agreement and is not intended as a penalty.

                                  ARTICLE 10

                                 MISCELLANEOUS

  10.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

  "Affiliate" of a Person shall mean (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

  "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

  "Base Period Trading Price" shall mean the average of the daily closing price of a share of PURCHASER Common Stock as reported on NASDAQ/NMS for the twenty (20) consecutive trading days immediately preceding five (5) consecutive calendar days immediately preceding the Effective Time.

  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

  "Citizens Bank" shall have the meaning provided in the Preamble hereto.

  "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

  "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

  "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

  "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

  "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall have the meaning provided in Section 4.14(c) of this Agreement.

  "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

  "Exchange Agent" shall have the meaning provided in Section 3.2 of this Agreement.

  "Exchange Ratio" shall have the meaning provided in Section 3.1(b) of this Agreement.

  "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

  "Expenses" shall have the meaning provided in Section 10.2 of this Agreement.

  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

  "Georgia Articles of Merger" shall mean the Articles of Merger to be executed by PURCHASER and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.3 of this Agreement.

  "GBCC" shall mean the Georgia Business Corporation Code.

  "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  "Interpretive Standards" shall have the meaning provided in Section 8.2(d) of this Agreement.

  "IRS" shall mean the Internal Revenue Service.

  "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

  "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

  "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

  "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

  "Merger" shall mean the merger of TARGET with and into PURCHASER referred to in Section 1.1 of this Agreement.

  "Merger Consideration" shall have the meaning provided in Section 3.1(c) of this Agreement.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "NASDAQ/NMS" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

  "1933 Act" shall mean the Securities Act of 1933, as amended.

  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Old Certificates" shall have the meaning provided in Section 3.2 of this Agreement.

  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

  "Outstanding TARGET Shares" shall mean all shares of TARGET outstanding immediately prior to the Effective Time, other than shares held in TARGET'S treasury which shall be cancelled without consideration at the Effective Time.

  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, without limitation, any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

  "Party" shall mean either TARGET or PURCHASER, and "Parties" shall mean both TARGET and PURCHASER.

  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

  "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, (b) disclosed prior to the date of this Agreement by PURCHASER to TARGET in an SEC Document delivered to TARGET in which the specific information has been identified by PURCHASER, or (c) disclosed in writing during PURCHASER'S due diligence investigation pursuant to Section 9.1(h) by TARGET to PURCHASER in the manner described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein.

  "Proxy Statement" shall mean the proxy statement used by TARGET to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of PURCHASER relating to shares of PURCHASER Common Stock to be issued to the shareholders of TARGET.

  "PURCHASER Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

  "PURCHASER Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "PURCHASER Common Stock" shall mean the $1.00 par value common stock of PURCHASER.

  "PURCHASER Companies" shall mean, collectively, PURCHASER and all PURCHASER Subsidiaries.

  "PURCHASER Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of PURCHASER as of March 31, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by PURCHASER in SEC Documents and (ii) the consolidated statements of condition of PURCHASER (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1997.

  "PURCHASER Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

  "PURCHASER Subsidiaries" shall mean the Subsidiaries of PURCHASER.

  "Record Date" shall have the meaning provided in Section 3.1(e) of this Agreement.

  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by PURCHASER under the 1933 Act in connection with the transactions contemplated by this Agreement.

  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

  "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

  "Shareholders' Meeting" shall mean the meeting of the shareholders of TARGET to be held pursuant to Section 7.1 of this Agreement, including any adjournment or postponement thereof.

  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

  "Superior Proposal" shall have the meaning provided in Section 7.8(b) of this Agreement.

  "Surviving Corporation" shall mean PURCHASER as the surviving corporation resulting from the Merger.

  "Takeover Proposal" shall have the meaning provided in Section 7.8(a) of this Agreement.

  "TARGET Allowance" shall have the meaning provided in Section 4.9 of this Agreement.

  "TARGET Bank" shall mean The Bank of Ocilla, a Georgia state-chartered bank and a TARGET Subsidiary.

  "TARGET Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "TARGET Common Stock" shall mean the $50.00 par value Common Stock of TARGET.

  "TARGET Companies" shall mean, collectively, TARGET and all TARGET
Subsidiaries.

  "TARGET Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of TARGET as of March 31, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as previously furnished by TARGET to Purchaser, and (b) the consolidated balance sheets of TARGET (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 1997.

  "TARGET Stock Plans" shall mean the existing stock option and other stock-based compensation plans of TARGET.

  "TARGET Subsidiaries" shall mean the Subsidiaries of TARGET, which shall include the TARGET Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of TARGET in the future and owned by TARGET at the Effective Time.

  "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

  "Termination Fee" shall have the meaning provided in Section 10.2 of this Agreement.

  10.2 Expenses.

  (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (the "Expenses"), except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

  (b) TARGET shall pay, or cause to be paid, in same day funds to PURCHASER the sum of (i) all of PURCHASER'S Expenses plus (ii) $300,000 (the "Termination Fee") upon demand if (A) TARGET terminates this Agreement pursuant to Section 9.1(g), or (B) prior to the termination of this Agreement (other than by TARGET pursuant to Section 9.1(c)), a Takeover Proposal shall have been made and within one (1) year of such termination, TARGET enters into an agreement with respect to, or approves or recommends or takes any action to facilitate, such Takeover Proposal. If TARGET terminates this Agreement pursuant to Section 9.1(d)(2) under circumstances where clause (B) of the immediately preceding sentence is not applicable, TARGET shall pay, or cause to be paid, in same day funds to PURCHASER all of PURCHASER'S Expenses but shall not be obligated to pay any Termination Fee. The amount of Expenses so payable shall be the reasonable Expenses actually incurred by PURCHASER, proof of which shall be furnished to TARGET.

  10.3 Brokers and Finders. Except as Previously Disclosed, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by TARGET or PURCHASER, each of TARGET and PURCHASER, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

  10.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, with respect to the Confidentiality

Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

  10.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of TARGET Common Stock, there shall be made no amendment decreasing the consideration to be received by TARGET shareholders without the further approval of such shareholders.

  10.6 Waivers.

  (a) Prior to or at the Effective Time, PURCHASER, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TARGET, to waive or extend the time for the compliance or fulfillment by TARGET of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PURCHASER under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PURCHASER.

  (b) Prior to or at the Effective Time, TARGET, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PURCHASER, to waive or extend the time for the compliance or fulfillment by PURCHASER of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TARGET under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TARGET.

  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

  10.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

  10.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PURCHASER:      ABC Bancorp
                310 First Street, S.E.
                Moultrie, Georgia 31768
                Telecopy Number: (912) 890-2235

                Attention: President

Copy to Counsel:  Rogers & Hardin
                  2700 Cain Tower, Peachtree Center
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Telecopy Number: (404) 525-2224

                  Attention: Steven E. Fox

TARGET:           Irwin Bankcorp, Inc.
                  Irwin & 2nd Street
                  Ocilla, Georgia 31774-0165
                  Telecopy Number: (912) 468-5644

                  Attention: President

Copy to Counsel:  Martin, Snow, Grant & Napier
                  240 Third Street
                  P.O. Box 1606
                  Macon, Georgia 31202-1606
                  Telecopy Number: (912) 743-4204

                  Attention: John T. McGoldrick, Jr.

  10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

  10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  10.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

  10.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  10.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  10.14 Survival. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that (i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and 10.14 shall survive the termination and abandonment of this Agreement.

  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

Attest:                                   ABC Bancorp



           /s/ Cindi Lewis                By:    /s/ Kenneth J. Hunnicutt
-------------------------------------         ---------------------------------
          Ass't. Secretary                              Its: C.E.O.

[Corporate Seal]


Attest:                                   Irwin Bankcorp, Inc.



        /s/ Ruby Nell Courson             By:       /s/ C. Larry Young
-------------------------------------         ---------------------------------
              Secretary                                  Its: V.P.

[Corporate Seal]

                                                                      EXHIBIT 1

                              AFFILIATE AGREEMENT

ABC Bancorp
310 First Street, S.E.
Moultrie, Georgia 31768

Attention: President

Ladies and Gentlemen:

  The undersigned is a shareholder of Irwin Bankcorp, Inc. ("Target"), a corporation organized under the laws of the State of Georgia and located in Ocilla, Georgia, and will become a shareholder of ABC Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of May 15, 1997 (the "Agreement"), by and between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the $50.00 par value common stock of Target ("Target Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser to be received by the undersigned as a result of the Merger.

  In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

  1. Affiliate Status. The undersigned understands and agrees that as to Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

  2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

    (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

    (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

  3. Restrictions on Transfer.

  (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

  "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is NOT an affiliate of Purchaser) or (y) Rule 144 (in the case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or
  (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

  (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

  4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

  5. Filing of Reports by Purchaser. Purchaser agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

  6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel, at Purchaser's expense, to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

  7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and
(d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the 1934 Act.

  8. Miscellaneous. This Affiliate Agreement is the complete agreement between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any parry hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

  This Affiliate Agreement is executed as of the    day of       , 1997.

                                          Very truly yours,


                                          -------------------------------------
                                          Signature


                                          -------------------------------------
                                          Print Name

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
                                          Address

                                          -------------------------------------
                                          Telephone No.

AGREED TO AND ACCEPTED as of
      , 1997

ABC Bancorp


By:
    ---------------------------------
  Its:
       ------------------------------

                                                                      EXHIBIT 2

                              MATTERS AS TO WHICH
                    MARTIN, SNOW, GRANT & NAPIER WILL OPINE

  1. Target is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

  2. Target Bank is a Georgia chartered state bank duly organized and validly existing under the laws of the State of Georgia with all requisite power and authority to conduct its business as described in the Proxy Statement, and to own and use its Assets. The deposits of Target Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

  3. Target's authorized shares consist of 5,000,000 shares of Common Stock,
$50.00 par value, of which     shares were outstanding as of       . The
outstanding shares of Target Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target to issue equity securities or acquire its equity securities.

  4. Target owns directly or indirectly all the issued and outstanding shares of the capital stock of Target Bank. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target Bank to issue equity securities or acquire its equity securities.

  5. The execution and delivery by Target of the Agreement do not, and if Target were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Target or the Articles of Incorporation or Bylaws of Target Bank or, to our Knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Target or Target Bank is a party or by which Target or Target Bank is bound.

  6. Target has duly authorized the execution and delivery of the Agreement and all performance by Target thereunder and has duly executed and delivered the Agreement.

  7. The Agreement is enforceable against Target.

                                                                      EXHIBIT 3

                              MATTERS AS TO WHICH
                          ROGERS & HARDIN WILL OPINE

  1. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

  2. Purchaser's authorized shares consist of 15,000,000 shares of Common
Stock, $1.00 par value per share, of which     shares were outstanding as of
      , and 5,000,000 shares of Preferred Stock, none of which were
outstanding as of       . The outstanding shares of Purchaser Common Stock
have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our Knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Purchaser to issue equity securities or acquire its equity securities. The shares of Purchaser Common Stock to be issued to the shareholders of Target upon consummation of the Merger have been registered under the Securities Act of 1933, as amended, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

  3. The execution and delivery by Purchaser of the Agreement do not, and if Purchaser were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Purchaser is a party or by which Purchaser is bound.

  4. Purchaser has duly authorized the execution and delivery of the Agreement and all performance by Purchaser thereunder and has duly executed and delivered the Agreement.

  5. The Agreement is enforceable against Purchaser.

                                                                      EXHIBIT 4

                               IRREVOCABLE PROXY

  This Irrevocable Proxy is given by the undersigned,        ("Shareholder"),
in favor of ABC Bancorp, a Georgia corporation ("ABC"), as of the 15th day of May, 1997.

  WHEREAS, ABC and Irwin Bankcorp, Inc., a Georgia corporation ("Target"), have entered into an Agreement and Plan of Merger dated as of May 15, 1997 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which ABC proposes to acquire the entire equity interest in Target by means of a merger (the "Merger") of Target with and into ABC;

  WHEREAS, Shareholder owns, as of the date hereof,     shares of Target
Common Stock (the "Existing Shares", together with any shares of Target Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

  WHEREAS, ABC has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

  NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the GBCC, Shareholder hereby irrevocably makes, constitutes and appoints ABC to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs ABC, and ABC hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Target (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger and the Merger Agreement. ABC shall have no right to vote the shares with respect to any other matter. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares, and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to ABC a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in ABC the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which ABC and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon ABC (or any substitute or substitutes) may not be exercised prior to the receipt by ABC and Target of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

  IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date first set forth above.


                                          -------------------------------------
                                          (Name)

-------------------------------------
Witness


                                          -------------------------------------
                                          (Signature)

                                                                      EXHIBIT 5

                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of       , 1997,
by and between THE CITIZENS BANK OF TIFTON, a Georgia state bank (the "Bank"), and C. LARRY YOUNG, a resident of the State of Georgia (the "Executive").

  WHEREAS, ABC Bancorp, a Georgia corporation ("ABC"), has acquired all of the equity interest of The Bank of Ocilla by means of a merger (the "Merger") pursuant to an Agreement and Plan of Merger between ABC and Irwin Bankcorp, Inc. dated as of May 15, 1997 (the "Merger Agreement");

  WHEREAS, simultaneous with the Merger, The Bank of Ocilla was merged with and into the Bank and is now operated as a branch of the Bank (the "Ocilla Branch");

  WHEREAS, the Executive was the President and Chief Executive Officer of The Bank of Ocilla and desires to become the President of the Ocilla Branch;

  WHEREAS, the Bank desires that the Executive serve in such capacity; and

  WHEREAS, the Bank and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's employment.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

  1. Employment and Duties.

  (a) The Bank hereby agrees to employ the Executive and the Executive agrees serve as the President of the Ocilla Branch and to act in accordance with the terms and conditions set forth herein. During the term of this Agreement, the Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Ocilla Branch, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Board of Directors of the Bank (the "Board"); provided, however, that the foregoing shall not be deemed to restrict the Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Board with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Ocilla Branch.

  (b) The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at Irwin & 2nd Street, Ocilla, Georgia, or at a comparable location within Irwin County, Georgia.

  2. Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until the second anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

  3. Compensation. In consideration of the services to be rendered by the Executive to the Bank hereunder, the Bank hereby agrees to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

  (a) Salary. The Executive shall receive an annual salary of ("Salary") of $68,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank. The Bank may consider and declare from time to time increases in the Salary.

  (b) Compensation Pursuant to Plans. During the Term, the Executive shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of the Bank, consistent with his Salary and his position with the Bank.

  (c) Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder, upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

  (d) Vacation and Perquisites. For so long as the Executive is employed by the Bank hereunder, the Executive shall be entitled to such paid vacation and such perquisites, including, without limitation, the use of an automobile and a local country club membership, as are provided to other executive officers of ABC's banking subsidiaries.

  4. Termination.

  (a) This Agreement shall terminate on the earliest to occur of the second anniversary of the date hereof or the occurrence of any of the following events: (i) the mutual agreement of the Bank and the Executive; (ii) the death or Disability (as hereinafter defined) of the Executive or Executive's voluntary retirement; or (iii) immediately upon the Bank giving written notice to the Executive of termination for Cause (as defined herein).

  (b) The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Board, the Executive has engaged in conduct or activity materially damaging to the business of the Bank (it being understood, however, that unintentional physical damage to any property of the Bank by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

  (c) The Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of duties or responsibilities which are materially inconsistent with the responsibilities of an executive officer holding the office of the Executive; (ii) a material breach by the Bank of any of the material provisions of this Agreement; or (iii) the Bank's requiring the Executive to be based at any place outside a fifty mile radius from Ocilla, Georgia, except for reasonably required travel on the Bank's business.

  (d) In the event that the Executive's employment hereunder is terminated by reason of Disability or by the Bank other than for Cause, the Executive shall be entitled to continue to receive his Salary from the Bank at the rate in effect at the time of such termination until the second anniversary of the date hereof. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for 120 consecutive business days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Bank) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Bank or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

  5. Representations and Warranties.

  (a) The Executive represents and warrants to the Bank that: (i) he has the full power and authority to execute, deliver and perform this Agreement and that he has taken all actions necessary to secure all approvals required in connection herewith and therewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and
(iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

  (b) The Bank hereby represents and warrants to the Executive that: (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power and authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

  6. Restrictive Covenants. Acknowledging that (i) he has intimate knowledge of the business of the Ocilla Branch which, if exploited by him in contravention of this Agreement, would seriously adversely and irreparably affect the value of the Ocilla Branch to the Bank and the ability of ABC to continue to operate the Ocilla Branch following the consummation of the Merger; (ii) the provisions of this Section 6 are reasonable and necessary to protect the legitimate interests of ABC and the Bank; (iii) the provisions of this Section 6 are reasonable and necessary to protect the goodwill of the Bank acquired by ABC pursuant to the Merger Agreement; (iv) any violation of this Section 6 will result in irreparable injury to ABC and the Bank and that damages at law would not be reasonable or adequate compensation to ABC and the Bank for a violation of this Section 6; and (v) in the course of his employment with the Bank, as contemplated by this Agreement, and as a result of the position of trust that he will hold under this Agreement, he will obtain private and confidential information and proprietary data relating to ABC, the Bank, the Ocilla Branch and other affiliates of ABC, including, without limitation, financial information, product information and other data that are valuable assets and property rights of the Bank and ABC and its affiliates (collectively referred to as "Confidential Information"), the Executive hereby agrees as follows:

    (a) The Executive shall not, during the Term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during his employment with the Bank, unless (i) the Confidential Information has been made public through no action or fault of the Executive, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. The Executive further agrees that upon termination of this Agreement, or at such other time as the Bank requests, the Executive will return to the Bank all documents, papers and records constituting Confidential Information, and all copies of same in the Executive's possession and control.

    (b) For a period of one (1) year after termination of the Executive's employment hereunder pursuant to Section 4(b), or by reason of Disability or by the Executive without Good Reason, the Executive shall not directly or indirectly provide banking or bank-related services to, or solicit the banking or bank-related business of, any customer of the Bank at the time of such provision of services or solicitation which the Executive served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which the Executive performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

    (c) While the Executive is employed by the Bank and for a period of one
  (1) year after termination of the Executive's employment hereunder pursuant to Section 4(b) by reason of Disability or by the Executive without Good Reason, the Executive shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of the Bank as conducted during the Executive's employment by the Bank within Irwin County, Georgia and the contiguous counties thereto.

    (d) In addition to all other remedies provided at law or at equity, the Bank may petition and obtain from a court of law or equity both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security to prevent a breach by the Executive of any covenant contained in this Section 6, as well as to an equitable accounting of all earnings and profits and other benefits arising out of any such violations.

  7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.

  If to the Executive: C. Larry Young
                       The Bank of Ocilla
                       310 First Street, S.E.
                       Moultrie, Georgia 31768
                       Facsimile: (912) 890-2235

  If to the Bank:      The Bank of Ocilla
                       c/o ABC Bancorp
                       310 First Street, S.E.
                       Moultrie, Georgia 31768
                       Facsimile: (912) 890-2235
                       Attn: President

or to such other address or fax number as either party may from time to time designate in writing to the other.

  8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or recision of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

  9. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

  10. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Bank to a successor of all or substantially all of the business or assets of the Bank. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

  11. Survival. The respective obligations of the parties under Section 6 hereof shall survive the termination of this Agreement.

  IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

                                          The Citizens Bank of Tifton


                                          By:
                                              ---------------------------------
                                              Its:


                                                                         (SEAL)
                                            ----------------------------
                                                   C. Larry Young

                                                                     APPENDIX B

                           TEXT OF ARTICLE 13 OF THE
                       GEORGIA BUSINESS CORPORATION CODE

                                    PART 1.

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301. DEFINITIONS.

  As used in this article, the term:

    (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

    (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

    (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

    (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

    (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

  (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation is a party:

      (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, or

      (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

      (A) Alters or abolishes a preferential right of shares;

      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

      (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

      (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

    (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

    (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

    (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                                    PART 2.

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

    (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. DISSENTERS' NOTICE.

  (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 no more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

    (4) Be accompanied by a copy of this article.

14-2-1323. DUTY TO DEMAND PAYMENT.

  (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324. SHARE RESTRICTIONS.

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. OFFER OF PAYMENT.

  (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

  (b) The offer of payment must be accompanied by:

    (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any,

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under Code
  Section 14-2-1327; and

    (5) A copy of this article.

  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

    (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

    (1) The shareholder may demand the information required under subsection
  (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

    (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                                    PART 3.

                         JUDICIAL APPRAISAL OF SHARES

14-2-1330. COURT ACTION.

  (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

  (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

    (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

14-2-1332. LIMITATION OF ACTIONS.

  No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              Item 20.  Indemnification of Directors and Officers

     The Georgia Business Corporation Code (the "Georgia Code") provides that the Articles of Incorporation may include a provision eliminating or limiting the personal liability of a director, other than: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or unlawful violation of laws; (iii) for certain unlawful distributions; and (iv) for any transaction from which the director received an improper personal benefit. The Georgia Code further provides that a corporation may indemnify a director if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, however, in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The Georgia Code provides for mandatory indemnification of a director unless otherwise limited by a corporation's Articles of Incorporation, to the extent of reasonable expenses incurred by the director in connection with a proceeding.

     A further limitation on indemnification imposed by the Georgia Code is that in the case of indemnification in connection with a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.

     Article XI of ABC's Amended Articles of Incorporation (the "Articles") provides that no director shall be personally liable to ABC or its shareholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for certain unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Georgia Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he believed in good faith to be in or not opposed to the best interest of such corporation and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.


Item 21.  Exhibits and Financial Statement Schedules

a.  Exhibits and Exhibit Index

4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3 Amendment to Amended Articles of Incorporation (filed as Exhibit 4.3 to ABC's Registration on Form S-4 (Registration No. 333-08301), filed with the Commission on July 17, 1996 and incorporated herein by reference).

4.4 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4 Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5      Loan Agreement and Master Term Note dated December 30, 1986 (filed as
          Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for Kenneth J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 16, 1996 (filed as part of Appendix A to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit
          10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (contained in Appendix A to this Registration Statement).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit
          10.12 to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.13 Agreement and Plan of Merger by and between ABC and M & F Financial Corporation dated as of September 12, 1996 (contained in Appendix A to this Registration Statement).

10.14 Executive Employment Agreement with Sidney J. Wooten, III dated August 26, 1996 (filed as Exhibit 10.14 to ABC's Annual Report on Form 10-K (File Number 0-16181), filed with the Commission on March 28, 1997 and incorporated herein by reference).

10.15 Agreement and Plan of Merger by and between ABC and Irwin Bankcorp, Inc. dated as of May 15, 1997 (contained as Appendix A to this Registration Statement).

21.1 Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 21.1 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1997).

23.1      Consent of Mauldin & Jenkins LLC.

23.2      Consent of Mauldin & Jenkins LLC.

23.3      Consent of Meeks, Roberts, Ashley, Sumner & Sirmans.

23.4      Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1      Powers of attorney (included in the Signature page hereto)

99.1      Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and among SunTrust Bank, Atlanta, ABC Bancorp and Irwin Bankcorp, Inc.

99.3      Form of proxy card.

b.   Financial Statement Schedules.

     No financial statement schedules are required to be filed with this Registration Statement.

c.   Reports, Opinions or Appraisals.

     None.


Item 22.  Undertakings

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moultrie, State of Georgia, on July 23, 1997.

                                       ABC BANCORP


                                       By: /s/ Kenneth J. Hunnicutt
                                          --------------------------------------
                                              Kenneth J. Hunnicutt, President
                                              and Chief Executive Officer

          In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

          Each person whose signature appears below hereby authorizes
     Kenneth J. Hunnicutt and W. Edwin Lane, Jr., and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, which amendments may make such changes as any of such persons deems appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf any such amendments to the Registration Statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or come to be done by virtue hereof.

    Signature and Title                                                        Date

/s/ Kenneth J. Hunnicutt     President, Chief Executive Officer and       June 19, 1997
-------------------------    Director (Principal Executive Officer)
Kenneth J. Hunnicutt

                            Executive Vice President and Chief Financial
                              Officer (Principal Financial Officer and
/s/ W. Edwin Lane, Jr.             Principal Accounting Officer)          June 19, 1997
-------------------------
W. Edwin Lane, Jr.

/s/ Johnny W. Floyd                             Director                               , 1997
-------------------------                                                 -------------
Johnny W. Floyd

/s/ J. Raymond Fulp                             Director                               , 1997
-------------------------                                                 -------------
J. Raymond Fulp


/s/ Daniel B. Jeter                               Director                               , 1997
---------------------------                                                   -----------
Daniel B. Jeter

/s/ Willard E. Lasseter              Chairman of the Board and Director                  , 1997
---------------------------                                                   -----------
Williard E. Lasseter

/s/ Bobby B. Lindsey                              Director                               , 1997
---------------------------                                                   -----------
Bobby B. Lindsey

                                                  Director                               , 1997
---------------------------                                                   -----------
Hal L. Lynch

/s/ John M. Mobley                                Director                               , 1997
---------------------------                                                   -----------
John M. Mobley

/s/ Eugene M. Vereen, Jr.                         Director                               , 1997
---------------------------                                                   -----------
Eugene M. Vereen, Jr.

/s/ Doyle Weltzbarker                   Vice Chairman and Director                       , 1997
---------------------------                                                   -----------
Doyle Weltzbarker

/s/ Sidney J. Wooten, III                Executive Vice President,                       , 1997
---------------------------             Chief Operating Officer and           -----------
Sidney J. Wooten, III                             Director

/s/ Henry C. Wortman                              Director                               , 1997
---------------------------                                                   -----------
Henry C. Wortman


                                 EXHIBIT INDEX

4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4 Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5      Loan Agreement and Master Term Note dated December 30, 1986 (filed as
          Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for Kenneth J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit
          10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (contained in Appendix A to this Registration Statement).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit
          10.12 to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

21.1 Schedule of subsidiaries of ABC Bancorp (incorporated by reference to Exhibit 22.1 to the ABC's Annual Report on Form 10-K (File No. 1-16181), filed with the Commission on March 28, 1997).

23.1      Consent of Mauldin & Jenkins LLC.

23.2      Consent of Mauldin & Jenkins LLC.

23.3      Consent of Meeks, Roberts, Ashley, Sumner & Sirmans.

23.4      Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1      Powers of attorney (included in the Signature page hereto)

99.1      Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and among SunTrust Bank, Atlanta, ABC Bancorp and Central Bankshares, Inc.

99.3      Form of proxy card.